UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EverBank Financial Corp

(Name of Registrant as Specified in its Charter)

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NOTICE OF SPECIAL

MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Wednesday, November 9, 2016

9:00 a.m., local time

EverBank Center Auditorium

301 W. Bay Street

Jacksonville, FL 32202

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, FL 32202

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Stockholders:

On August 7, 2016, EverBank Financial Corp (which we refer to as the “Company”) and Teachers Insurance and Annuity Association of America (which we refer to as “TIAA”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for TIAA to acquire the Company. Under the merger agreement, Dolphin Sub Corporation, a wholly owned subsidiary of TIAA, will merge with and into the Company (which we refer to as the “merger”), so that the Company is the surviving corporation in the merger and a wholly owned subsidiary of TIAA. Thereafter, through one or more transactions, TIAA-CREF Trust Company, FSB, a federal savings association and wholly owned subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company (which we refer to as the “bank merger”), so that EverBank is the surviving company in the bank merger. As part of the bank merger, TIAA’s existing banking business and the Company’s operations will be combined to form a full-service banking company uniquely positioned to help both companies’ customers succeed.

In the merger, each share of the Company’s common stock, par value $0.01 per share (which we refer to as “Company common stock” and holders of which we refer to as “Company common stockholders”), issued and outstanding immediately prior to the effective time of the merger (except for specified shares of Company common stock held by the Company, TIAA and their respective subsidiaries and shares of Company common stock held by stockholders who properly exercise dissenters’ rights) will be automatically converted into the right to receive $19.50 in cash without interest (which we refer to as the “merger consideration”). The merger consideration represents a premium of approximately 4.6% over $18.64, the closing price of Company common stock on The New York Stock Exchange (which we refer to as the “NYSE”) on August 5, 2016, the last trading day prior to the public announcement of the merger agreement, a premium of approximately 25.8% over $15.50, the closing price of Company common stock on the NYSE on July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale, and a premium of approximately 30.1% over $14.99, the Company’s one-month volume-weighted average trading price for the trading period beginning June 23, 2016 and ended July 22, 2016. On September 28, 2016, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $19.36 per share. We urge you to obtain current market quotations for EverBank Financial Corp (trading symbol “EVER”).

In addition, each share of the Company’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (which we refer to as “Company preferred stock” and which trade in the form of depositary shares that each represents a 1/1000th interest in a share of Company preferred stock, which we refer to as “Company depositary shares”), issued and outstanding immediately prior to the effective time of the merger (except for specified shares of Company preferred stock held by the Company, TIAA and their respective subsidiaries and shares of Company preferred stock held by stockholders who properly exercise dissenters’ rights) will be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date of the merger less any dividends declared but unpaid, if any, through the effective time of the merger, in cash without interest (which we refer to as the “preferred stock consideration”). If the merger is completed, holders of Company depositary shares will be entitled to receive 1/1000th of the preferred stock consideration for each Company depositary share they hold immediately prior to the merger.

As a condition and inducement to the willingness of TIAA to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, TIAA entered into voting and support agreements with certain stockholders, directors and executive officers of the Company, who collectively owned 28,053,386 shares of Company common stock as of the record date, representing approximately 22% of the outstanding Company common stock as of the record date, in their capacity as stockholders of the Company. The voting agreements require such stockholders to, among other things, vote all of their Company common stock in favor of adoption of the merger agreement.

The Company will hold a special meeting of its stockholders (which we refer to as the “special meeting”) in connection with the merger. Company common stockholders will be asked to vote to adopt the merger agreement and approve related matters, as described in the attached proxy statement. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock.

Holders of Company preferred stock and holders of Company depositary shares are not entitled to vote at the special meeting in such capacity.

The special meeting will be held on November 9, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202.

The board of directors of the Company recommends that Company common stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement for discussions of the risks relating to the proposed merger. You can also obtain information about the Company from documents that the Company has filed with the Securities and Exchange Commission.

On behalf of the board of directors of the Company, thank you for your cooperation and continued support of the Company.

Sincerely,

Robert M. Clements

Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is September 29, 2016 and it is first being mailed or otherwise delivered to the Company’s stockholders on or about September 29, 2016.

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, FL 32202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on Wednesday, November 9, 2016

NOTICE IS HEREBY GIVEN that EverBank Financial Corp, a Delaware corporation (which we refer to as the “Company”), will hold a special meeting of holders of common stock of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company common stockholders”) on Wednesday, November 9, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202 (which we refer to as the “special meeting”) to consider and vote upon the following matters:

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of August 7, 2016, by and among the Company, Teachers Insurance and Annuity Association of America (which we refer to as “TIAA”), TCT Holdings, Inc. and Dolphin Sub Corporation, as such agreement may be amended from time to time (which we refer to as the “merger agreement”), a copy of which is attached as Annex A, which provides that, upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (except for specified shares of Company common stock held by the Company, TIAA and their respective subsidiaries and shares of Company common stock held by stockholders who properly exercise dissenters’ rights) will be automatically converted into the right to receive $19.50 in cash without interest (which we refer to as the “merger consideration”) and each share of the Company’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock (which we refer to as “Company preferred stock” and which trade in the form of depositary shares that each represents a 1/1000th interest in a share of Company preferred stock, which we refer to as “Company depositary shares”), issued and outstanding immediately prior to the effective time of the merger (except for specified shares of Company preferred stock held by the Company, TIAA and their respective subsidiaries and shares of Company preferred stock held by stockholders who properly exercise dissenters’ rights) will be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date of the merger less any dividends declared but unpaid, if any, through the effective time of the merger, in cash without interest (which we refer to as the “preferred stock consideration” and the above proposal as the “merger proposal”); for a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see “The Merger Agreement—Treatment of Company Equity Awards”;

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the “compensation proposal”); and

3.	A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”).

The board of directors of the Company has fixed the close of business on September 28, 2016 as the record date for the special meeting. Only Company common stockholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Holders of Company preferred stock (which we refer to as “Company preferred stockholders”) of record at that time are entitled to notice of the special meeting or any adjournment or postponement thereof. Company preferred stockholders, and holders of Company depositary shares are not entitled to vote at the special meeting in such capacity. Adoption of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock. Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

The board of directors of the Company has unanimously approved the merger agreement, has determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and in the best interests of the Company and its stockholders and unanimously recommends that Company common stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. We cannot complete the merger unless Company common stockholders adopt the merger proposal.

Each copy of the proxy statement mailed to Company common stockholders is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the special meeting, please vote as soon as possible by accessing the Internet site listed on the proxy card, voting telephonically using the phone number listed on the proxy card or submitting your proxy card by mail. If you hold stock in your name as a stockholder of record and are voting by mail, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of Company common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying proxy statement. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your stock in “street name” through a bank, broker or other holder of record, please follow the instructions on the voting instruction card furnished by the record holder.

Under Delaware law, Company common stockholders who do not vote in favor of the adoption of the merger proposal, as well as Company preferred stockholders, will have the right to seek appraisal of the fair value of their shares of Company common stock and Company preferred stock, respectively, as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other procedures set forth in Section 262 of the Delaware General Corporation Law, the text of which can be found in Annex D to the accompanying proxy statement and the requirements of which section are summarized in the accompanying proxy statement. Company common stockholders who do not vote in favor of the merger proposal, as well as Company preferred stockholders, who submit a written demand for such an appraisal prior to the vote on the merger proposal and who comply with the other procedures set forth in Section 262 of the Delaware General Corporation Law will not receive the merger consideration or preferred stock consideration, as applicable.

It is not entirely clear under Delaware law that appraisal rights independently apply to Company depositary shares. However, the Company has agreed, subject to the terms described in this proxy statement, to treat each holder of currently outstanding Company depositary shares as a beneficial owner of the interest in the Company preferred stock represented thereby. Except to the extent shares of Company preferred stock are withdrawn from the depositary, the depositary, which is currently Wells Fargo Bank, N.A., will be the holder of record of the shares of Company preferred stock and the Company depositary shares will represent interests in those shares of preferred stock. All outstanding depositary shares are held through banks, brokers or other holders. Accordingly, if you hold an interest in Company depositary shares and you wish to exercise dissenters’ rights with respect to those Company depositary shares, you will be required to contact the bank, broker or other holder through which you hold your Company depositary shares and follow the procedures described in this proxy statement that are applicable to a holder having a beneficial interest in shares held by another person such as a bank or broker.

The enclosed proxy statement provides a detailed description of the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. We urge you to read the proxy statement, including any documents incorporated in the proxy statement by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Hubbard

Executive Vice President, General Counsel

and Corporate Secretary

Date: September 29, 2016

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about the Company from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Company at no cost from the SEC’s website at https://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement, at no cost by contacting the Company at the following address:

EverBank Financial Corp

Investor Relations

501 Riverside Ave.

Jacksonville, FL 32202

Telephone: (904) 281-6000

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Company stockholders requesting documents must do so by November 2, 2016, in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock or additional copies of the proxy statement or the enclosed proxy card, please contact:

Morrow Sodali

470 West Ave.

Stamford, CT 06902

Toll Free: (800) 278-2141

Direct: (203) 658-9400

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated September 29, 2016, and you should assume that the information in this document is accurate only as of such date.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

See “Where You Can Find More Information” for more details.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions that you may have about the merger and the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Q:	What is the merger?

A:	EverBank Financial Corp (which we refer to as the “Company”), Teachers Insurance and Annuity Association of America (which we refer to as “TIAA”), TCT Holdings, Inc. (which we refer to as “TCT Holdings” and, collectively with TIAA, as the “TIAA Entities”) and Dolphin Sub Corporation (which we refer to as “Merger Sub”) entered into an Agreement and Plan of Merger, dated August 7, 2016, as such agreement may be amended from time to time (which we refer to as the “merger agreement”). Under the merger agreement, Merger Sub, a wholly owned subsidiary of TIAA, will merge with and into the Company (which we refer to as the “merger”), so that the Company is the surviving corporation in the merger and a wholly owned subsidiary of TIAA, and, immediately following the merger, TCT Holdings, a wholly owned subsidiary of TIAA, will merge with and into the surviving corporation (which we refer to as the “holdco merger”), so that the surviving corporation is the surviving corporation in the holdco merger. Immediately following the holdco merger (or, if TIAA elects not to consummate the holdco merger, immediately following the merger), TIAA-CREF Trust Company, FSB (which we refer to as “TIAA-CREF Trust Company”), a federal savings association and wholly owned subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company (which we refer to as the “bank merger”), so that EverBank is the surviving company in the bank merger. A copy of the merger agreement is included in this proxy statement as Annex A.

The merger cannot be completed unless, among other things, holders of common stock of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company common stockholders”) approve the proposal to adopt the merger agreement.

Q:	Why am I receiving this proxy statement?

A:	We are delivering this document to you because it is a proxy statement being used by the board of directors of the Company (which we refer to as the “Company board”) to solicit proxies of Company common stockholders in connection with the adoption of the merger agreement and related matters.

The Company has called a special meeting of its stockholders (which we refer to as the “special meeting”) to adopt the merger agreement and approve related matters. This document serves as the proxy statement for the special meeting and describes the proposals to be presented at the special meeting. Holders of the Company’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock (which we refer to as “Company preferred stock” and holders of which we refer to as “Company preferred stockholders”), and holders of depositary shares representing interests in shares of preferred stock (which we refer to as “Company depositary shares”) are not entitled to vote at the special meeting in such capacity.

This proxy statement contains important information about the merger and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Company common stock voted by proxy without attending the special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What are Company common stockholders being asked to vote on at the special meeting?

A:	The Company is soliciting proxies from its common stockholders with respect to the following proposals:

1.	A proposal to adopt the merger agreement (which we refer to as the “merger proposal”);

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company, as described in “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” (which we refer to as the “compensation proposal”); and

3.	A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”).

Q:	What will Company common stockholders receive in the merger?

A:	In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”), except for excluded shares and dissenting shares (each as defined in “The Merger Agreement—Merger Consideration and Preferred Stock Consideration”), will be converted into the right to receive $19.50 in cash without interest (which we refer to as the “merger consideration”).

Q:	What will Company preferred stockholders and holders of Company depository shares receive in the merger?

A:	In the merger, each share of Company preferred stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, will be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date of the merger (which we refer to as the “closing date”) less any dividends declared but unpaid, if any, through the effective time, in cash without interest (which we refer to as the “preferred stock consideration”).

Each outstanding share of Company preferred stock is presently represented by Company depositary shares, each of which represents a 1/1000th interest in a share of Company preferred stock. If the merger is completed, holders of Company depositary shares will be entitled to receive 1/1000th of the preferred stock consideration for each Company depositary share they hold immediately prior to the merger.

Where appropriate, references in this proxy statement to Company preferred stock will also be considered to be references to Company depositary shares, references to Company preferred stockholders will also be considered to be references to holders of Company depositary shares and references to preferred stock consideration will also be considered to be references to the appropriate portion thereof represented by a Company depositary share.

Q:	How will the merger affect Company equity awards?

A:	The Company equity awards will be affected as follows:

Stock Options: At the effective time, each outstanding option to purchase shares of Company common stock (which we refer to as a “stock option”) granted under the Company’s Amended and Restated Company 2011 Omnibus Equity Incentive Plan, the Company 2011 Omnibus Equity Incentive Plan and the First Amended and Restated 2005 Equity Incentive Plan (which we collectively refer to as the “Company stock plans”) will be cancelled and will entitle the holder thereof to receive an amount in cash equal to (x) the number of shares of Company common stock subject to the stock option immediately prior to the effective time, multiplied by (y) the excess, if any, of the merger consideration of $19.50 per share over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration of $19.50 per share will be cancelled at the effective time for no consideration or payment.

Time Vested Restricted Stock Units: At the effective time, each outstanding restricted stock unit subject only to service-based vesting conditions (which we refer to as an “RSU”) under the Company stock plans will be cancelled and will entitle the holder thereof to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time, multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

Performance-Based Restricted Stock Units: At the effective time, each outstanding restricted stock unit subject to performance-based vesting conditions (which we refer to as a “PBRSU”) under the Company stock plans will be cancelled and will entitle the holder thereof to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such PBRSU immediately prior to the effective time based on target performance, multiplied by (y) the merger consideration of $19.50 per share, less any applicable taxes required to be withheld with respect to such payment.

Q:	How does the merger consideration compare to the market price of Company common stock?

A:	The merger consideration represents a premium of approximately 4.6% over $18.64, the closing price of Company common stock on The New York Stock Exchange (which we refer to as the “NYSE”) on August 5, 2016, the last trading day prior to the public announcement of the merger agreement, a premium of approximately 25.8% over $15.50, the closing price of Company common stock on the NYSE on July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale, and a premium of approximately 30.1% over $14.99, the Company’s one-month volume-weighted average trading price for the trading period beginning June 23, 2016 and ended July 22, 2016. On September 28, 2016, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $19.36 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Q:	How does the Company board recommend that I vote at the special meeting?

A:	The Company board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	Why am I being asked to consider and vote on, by non-binding, advisory vote, the compensation proposal?

A:	Securities and Exchange Commission (which we refer to as the “SEC”) rules require the Company to seek a non-binding, advisory vote to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Q:	When and where is the special meeting?

A:	The special meeting will be held on Wednesday, November 9, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares of Company common stock, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a stockholder of record, you can complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope, and we request that you do this as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank, broker or other holder of record, you must direct the record holder of your shares how to vote in accordance with the instructions you have received from such record holder. A “Street name” stockholder who wishes to vote in person at the special meeting will need to obtain a legal proxy from the institution that holds its shares.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by properly executed or otherwise documented proxy, of the holders of a majority of the outstanding shares of Company common stock as of the record date is necessary to constitute a quorum at the special meeting. The Company cannot hold the meeting unless a quorum is present. Abstentions will be counted in determining the number of shares present at the meeting solely for the purpose of determining whether a quorum is present.

We urge you to vote promptly by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	Merger Proposal:

•	Standard: Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock.

•	Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy or fail to instruct your bank or broker with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation Proposal:

•	Standard: Approval of the compensation proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Adjournment Proposal:

•	Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Q:	Will Company preferred stockholders and holders of Company depositary shares be entitled to vote at the special meeting?

A:	No. Company preferred stockholders are not entitled to vote at the special meeting in such capacity. Because the underlying Company preferred stock does not have voting rights with respect to any of the proposals that will be considered at the special meeting, holders of Company depositary shares will not be entitled to vote at the special meeting in such capacity, and should not submit a proxy card with respect to the special meeting or otherwise attempt to vote their Company depositary shares.

Q:	Why is my vote important?

A:	If you do not vote, it will be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, your failure to instruct your bank or broker how to vote or your abstention will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	If my shares of Company common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by such record holder. You may not vote shares held in “street name” by returning a proxy card directly to the Company, or by voting in person at the special meeting, unless you provide a legal proxy, which you must obtain from the record holder of your shares. Further, banks, brokers or other holders of record who hold shares of Company common stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals without specific instructions from their customers, as banks, brokers and other holders of record do not have discretionary voting power on these matters. Failure to instruct your bank or broker how to vote will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Q:	Can Company common stockholders attend the special meetings and vote their shares in person?

A:	Yes. All Company common stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting. Stockholders of record of Company common stock can vote in person at the special meeting. If you are not a stockholder of record (in other words, if your shares are held for you in “street name”), you must obtain a legal proxy, executed in your favor, from the record holder of your shares to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the special meeting, you are urged to sign, date and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the special meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record of Company common stock, you may change your vote at any time before your shares of Company common stock are voted at the special meeting by: (i) signing and returning a proxy card with a later date; (ii) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the special meeting; (iii) voting by telephone or the Internet at a later time; or (iv) delivering a written revocation letter to the Company’s Corporate Secretary at 501 Riverside Ave., Jacksonville, FL 32202. If you hold your shares in “street name” through a bank, broker or other holder of record, you should contact your record holder to change your vote.

Q:	Will the Company be required to submit the merger proposal to Company common stockholders even if the Company board has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the special meeting, the Company is required to submit the merger proposal to Company common stockholders even if the Company board has withdrawn or modified its recommendation.

Q:	Is the merger expected to be taxable to U.S. holders?

A:	Yes. The exchange of shares of Company common stock or shares of Company preferred stock (which we collectively refer to as “Company stock”) for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Company stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares (but see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Distribution Treatment”). Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q:	Are Company common stockholders and Company preferred stockholders entitled to dissenters’ rights?

A:	Yes. Company common stockholders and Company preferred stockholders (which we collectively refer to as “Company stockholders”) are expected to be entitled to dissenters’ rights, or appraisal rights, under Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”).

It is not entirely clear under Delaware law that dissenters’ rights under Section 262 of the DGCL independently apply to Company depositary shares. However, the Company has agreed, subject to the terms described in this proxy statement, to treat each holder of currently outstanding Company depositary shares as a beneficial owner of the interest in the Company preferred stock represented thereby. Except to the extent shares of Company preferred stock are withdrawn from the depositary, the depositary, which is currently Wells Fargo Bank, N.A., will be the holder of record of the shares of Company preferred stock and the Company depositary shares will represent interests in those shares of preferred stock. All outstanding depositary shares are held through banks, brokers or other holders. Accordingly, if you hold an interest in Company depositary shares and you wish to exercise dissenters’ rights with respect to those Company depositary shares, you will be required to contact the bank, broker or other holder through which you hold your Company depositary shares and follow the procedures described in this proxy statement that are applicable to a holder having a beneficial interest in shares held by another person such as a bank or broker.

For further information, see “Appraisal Rights.”

Q:	If I am a Company common stockholder, should I send in my stock certificate(s) now?

A:	No. If the merger proposal is approved, after the completion of the merger, you will promptly be sent a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:

Company common stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a stockholder of record of Company common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement to ensure that you vote every share of Company common stock that you own.

Q:	When do you expect the merger to be completed?

A:	The Company currently expects to complete the merger in the first half of 2017. However, the Company cannot assure you of when or if the merger will be completed, and completion is subject to the satisfaction of various conditions that are not within the Company’s control. The Company must obtain the approval of Company common stockholders to adopt the merger agreement at the special meeting. The Company and TIAA must also obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed for any reason, Company stockholders will not receive any consideration for their shares of Company stock in connection with the merger. Instead, the Company will remain an independent, public company and Company common stock and Company depositary shares will continue to be listed and traded on the NYSE. In addition, under certain circumstances specified in the merger agreement, the Company may be required to pay a termination fee. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which a termination fee would be required to be paid.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please contact the Company’s proxy solicitor, Morrow Sodali, at 470 West Ave., Stamford, CT 06902, toll-free at (800) 278-2141 or direct at (203) 658-9400.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information.”

Parties to the Merger (Page 25)

The Company is a unitary savings and loan holding company headquartered in Jacksonville, Florida. References to the “Company” refer to the holding company and its subsidiaries that are consolidated for financial reporting purposes. The Company is a diversified financial services company that provides a wide range of financial products and services to individuals as well as small and mid-size business clients nationwide through scalable, low-cost distribution channels that are connected by technology-driven, centralized platforms which provide operating leverage throughout our business. The Company markets and distributes its banking products and services primarily through its integrated online and mobile financial portal, high-volume financial centers in targeted Florida markets and other national business relationships. The Company’s consumer and commercial lending businesses are nationwide and target clients through retail and commercial lending offices in major metropolitan markets throughout the country. As of June 30, 2016, the Company had total assets of $27.4 billion, portfolio loans held for investment of $23.2 billion, total deposits of $18.8 billion and total stockholders’ equity of $1.9 billion.

TIAA is a Fortune 100 company founded in 1918 with approximately 13,000 employees. TIAA is the leading provider of financial services in the academic, research, cultural and government fields and offers a wide range of financial solutions, including investing, banking, advice and guidance, and retirement services to over five million individual customers employed at more than 16,000 institutions. TIAA is among the highest rated insurance companies in the U.S. by the four leading insurance company rating agencies: A.M. Best, Fitch, Moody’s Investors Service and Standard & Poor’s. TIAA is also a global asset manager with award-winning performance and $889 billion in assets under management (which we refer to as “AUM”) as of June 30, 2016. TIAA currently operates its businesses from multiple geographic locations across the U.S.—including in major hubs of New York, Charlotte, Denver and Chicago—and is experienced in managing a national employee and operational base.

TCT Holdings, a Delaware corporation and wholly owned subsidiary of TIAA, is the holding company for TIAA-CREF Trust Company. TIAA-CREF Trust Company, TIAA’s banking subsidiary, is an online bank, branded “TIAA Direct,” with approximately $4.0 billion in assets as of June 30, 2016. Additionally, TIAA-CREF Trust Company has an established investment management / trust business ($19 billion AUM / $136 billion assets under administration (which we refer to as “AUA”) as of August 31, 2016) with product and service offerings targeted to the individual and the endowment and foundation markets.

Merger Sub is a Delaware corporation and an indirect, wholly owned subsidiary of TIAA and a direct, wholly owned subsidiary of TCT Holdings. Merger Sub was incorporated on July 20, 2016 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

The Special Meeting (Page 20)

Date, Time and Place of the Special Meeting (Page 20)

The special meeting to vote upon the merger proposal, in addition to the other matters described in this proxy statement, will be held on Wednesday, November 9, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202.

Purpose of the Special Meeting (Page 20)

At the special meeting, Company common stockholders will be asked to approve the merger proposal, the compensation proposal and the adjournment proposal.

Record Date and Quorum (Page 20)

The Company board has fixed the close of business on September 28, 2016 as the record date for the determination of Company common stockholders entitled to notice of, and to vote at, the special meeting. Company preferred stockholders of record at that time are entitled to notice of the special meeting. As of the close of business on the record date, there were 125,432,771 shares of Company common stock outstanding and entitled to vote, held by approximately 128 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

Holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. All shares of Company common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

Vote Required (Page 21)

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock. Approval of the compensation proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting. Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the merger proposal, the compensation proposal and the adjournment proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the compensation proposal or the adjournment proposal.

As a condition and inducement to the willingness of TIAA to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, TIAA entered into voting and support agreements (which we refer to as “voting agreements”) with certain stockholders, directors and executive officers of the Company, who collectively owned 28,053,386 shares of Company common stock as of the record date, representing approximately 22% of the outstanding Company common stock as of the record date, in their capacity as stockholders of the Company. The voting agreements require such stockholders to, among other things, vote all of their Company common stock in favor of adoption of the merger agreement.

Voting, Proxies and Revocation (Page 21)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting.

If your Company common stock is held in “street name” through a bank, broker or other holder of record, you should instruct the record holder of your shares on how to vote your Company common stock using the instructions provided by such record holder. “Broker non-votes” are shares held in “street name” by banks, brokers and other holders of record that are present or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal that such record holder does not have discretionary voting power on. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the applicable record holder, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers have discretionary voting authority and you fail to provide instructions to your broker with respect to the compensation proposal or the adjournment proposal, such broker non-votes will be counted for purposes of determining a quorum and have the same effect as a vote “AGAINST” such proposals.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Corporate Secretary by 5:00 p.m. on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting in person. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: EverBank Financial Corp, Attn: Corporate Secretary, 501 Riverside Ave., Jacksonville, FL 32202. If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.

The Merger (Page 27)

Under the merger agreement, Merger Sub, a wholly owned subsidiary of TIAA, will merge with and into the Company, so that the Company is the surviving corporation in the merger and a wholly owned subsidiary of TIAA, and, immediately following the merger, TCT Holdings, a wholly owned subsidiary of TIAA, will merge with and into the surviving corporation, so that the surviving corporation is the surviving corporation in the holdco merger. Immediately following the holdco merger (or, if TIAA elects not to consummate the holdco merger, immediately following the merger), TIAA-CREF Trust Company, a federal savings association and wholly owned subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company, so that EverBank is the surviving company in the bank merger.

Recommendation of the Company Board of Directors; Reasons for the Merger (Page 35)

After careful consideration of various factors described in “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger,” the Company board (i) determined that the merger agreement with TIAA and the transactions contemplated by the merger agreement were advisable, fair to and in the best interest of the Company and its stockholders; (ii) voted unanimously to approve and adopt the merger agreement and the transactions contemplated by the merger agreement; and (iii) resolved to recommend that Company common stockholders adopt the merger agreement and approve the merger. The Company board made its determination upon the recommendation of the special transaction committee of the Company board (which we refer to as the “Transaction Committee”) and after consultation with its legal and financial advisors and consideration of numerous factors.

The Company board unanimously recommends that you vote “FOR” approval of the merger proposal, “FOR” approval of the compensation proposal and “FOR” approval of the adjournment proposal.

Opinion of UBS Securities LLC (Page 40 and Annex C)

On August 7, 2016, UBS Securities LLC (which is referred to as “UBS”) rendered its oral opinion to the Company board (which was subsequently confirmed in writing by delivery of UBS’s written opinion dated the same date) as to, as of August 7, 2016, the fairness, from a financial point of view, to the Company common stockholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

The full text of UBS’s opinion to the Company board is included as Annex C to this proxy statement and describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS’s opinion was provided for the benefit of the Company board (in its capacity as such) in connection with, and for the purpose of, its evaluation from a financial point of view of the merger consideration in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or the merger agreement or any related transaction or agreement. UBS’s opinion did not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company, or the Company’s underlying business decision to effect the merger or any related transaction. In addition, UBS’s opinion did not address any aspect or implication of the holdco merger or the bank merger. Neither UBS’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be or constitutes a recommendation to any Company common stockholder as to how such holder should vote or act with respect to the merger or any related transaction. The summary of UBS’s opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’s written opinion.

Financing of the Merger (Page 46)

The obligations of the TIAA Entities and Merger Sub to complete the merger are not contingent upon the receipt of any financing.

Interests of Certain Persons in the Merger (Page 46)

The interests of the Company’s directors and executive officers in the merger that are different from, or in addition to, those of the Company’s stockholders generally are described below. The Transaction Committee was aware of and considered these interests, among other matters, in making its recommendation to the Company board. In addition, the Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by Company common stockholders. These interests include (i) the right to receive payments in respect of outstanding stock options, RSUs and PBRSUs, which will, in each case, be cashed-out based on the merger consideration of $19.50 per share; (ii) the receipt of severance payments and benefits upon certain qualifying terminations of employment, pursuant to the terms of each executive officer’s respective employment agreement; (iii) for certain of the executive officers, entry into transaction award letter agreements with TCT Holdings in connection with the merger and (iv) entitlement to continued indemnification, expense advancement and insurance coverage under the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 50)

The exchange of Company stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their Company stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their shares (but see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Distribution Treatment”). Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a definition of “U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals Required for the Merger (Page 52)

Completion of the merger is subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement from (i) the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve”); (ii) the Office of the Comptroller of the Currency (which we refer to as the “OCC”) and (iii) the Federal Deposit Insurance Company (which we refer to as the “FDIC” and the above approvals as “requisite regulatory approvals”), if required, and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a materially burdensome regulatory condition (as defined in “The Merger Agreement—Covenants and Agreements—Regulatory Matters”).

Although neither the Company nor TIAA knows of any reason why it cannot obtain the requisite regulatory approvals in a timely manner, the parties cannot be certain when or if they will be obtained.

Litigation Relating to the Merger (Page 54)

Two putative stockholder class action lawsuits have been filed in the United States District Court for the Middle District of Florida, Jacksonville Division in connection with the merger agreement. On September 26, 2016, an alleged stockholder of the Company filed a putative stockholder class action, captioned Bushansky v. EverBank Financial Corp., et al., Case No. 3:16-CV-01224-MMH-JBT, against the Company and the members of the Company board (which we refer to as the “individual defendants”). On September 27, 2016, an alleged stockholder of the Company filed a putative stockholder class action, captioned Parshall v. EverBank Financial Corp., et al., Case No. 3:16-CV-01235-TJC-PDB, against the Company and the individual defendants as well as against TIAA, TCT Holdings and Merger Sub (which we refer to as the “TIAA defendants”).

Both complaints allege, among other things, that the individual defendants and the Company violated federal securities laws by disseminating a preliminary proxy statement (which we refer to as the “preliminary proxy”) that included allegedly material misstatements or omissions about the merger and the sales process leading up to the merger. Among other things, the complaints allege that the preliminary proxy omits or misrepresents material information concerning: (i) the Company management’s projections that were utilized by UBS, the Company’s financial advisor in connection with the merger, (ii) the valuation analyses prepared by UBS in connection with the rendering of its fairness opinion, (iii) the sale process leading up to the merger, and (iv) potential conflicts of interest of the Company’s officers and directors. Both complaints also allege that the individual defendants are liable for these alleged violations as controlling persons of the Company and the Parshall complaint further alleges that the TIAA defendants are liable for these alleged violations as controlling persons of the Company. The complaints seek, among other things, an order preliminarily and permanently enjoining the merger and any vote on the merger, rescission of the merger or an award of rescissory damages in the event the merger is consummated, and an award of attorneys’ fees and costs. The Company believes that the claims asserted in the complaints are without merit and intends to defend against the stockholder actions vigorously.

The Merger Agreement (Page 56 and Annex A)

Merger Consideration and Preferred Stock Consideration (Page 57)

Company Common Stock: In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $19.50 in cash without interest.

Company Preferred Stock: In the merger, each share of Company preferred stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date less any dividends declared but unpaid, if any, through the effective time, in cash without interest. If the merger is completed, holders of Company depositary shares will be entitled to receive 1/1000th of the preferred stock consideration for each Company depositary share they hold immediately prior to the merger.

Treatment of Company Equity Awards (Page 58)

Stock Options: At the effective time, each outstanding stock option under the Company stock plans will automatically and without any required action on the part of the holder thereof, be cancelled and will entitle the holder of such stock option to receive an amount in cash equal to (i) the number of shares of Company common stock subject to such stock option immediately prior to the effective time multiplied by (ii) the excess, if any, of (x) the merger consideration of $19.50 per share over (y) the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration of $19.50 per share will be cancelled at the effective time for no consideration or payment.

RSUs: At the effective time, any vesting conditions applicable to each outstanding RSU under the Company stock plans will, automatically and without any required action on the part of the holder thereof, accelerate in full and each RSU will be cancelled and will entitle the holder of such RSU to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

PBRSUs: At the effective time, any vesting conditions applicable to each outstanding PBRSU under the Company stock plans will, automatically and without any required action on the part of the holder thereof, accelerate and each PBRSU will be cancelled and will entitle the holder of such PBRSU to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such PBRSU immediately prior to the effective time based on target performance multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

Stockholder Meeting and Recommendation of the Company Board of Directors (Page 68)

The Company has agreed to hold a special meeting as soon as reasonably practicable for the purpose of voting upon adoption of the merger agreement and upon other related matters. The Company board has agreed to use its reasonable best efforts to obtain from its stockholders the vote required to adopt the merger agreement, including by communicating to its stockholders its recommendation (and including such recommendation in this proxy statement) that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if the Company board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may make a change in Company recommendation (as defined in “The Merger Agreement—Stockholder Meeting and Recommendation of the Company Board of Directors”) provided that:

•	(i) the Company has received an acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) that did not result from breach of the Company’s agreement not to solicit other offers (and such proposal is not withdrawn) and the Company board determines in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that such acquisition proposal constitutes a superior proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) or (ii) an unknown and not reasonably foreseeable intervening event shall have occurred and the Company board determines in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that continuing to recommend the merger agreement would be more likely than not to result in a violation of its fiduciary duties under applicable law;

•	the Company gives TIAA at least five business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action; and

•	at the end of such notice period, the Company board takes into account any amendment or modification to the merger agreement proposed by TIAA (which shall be negotiated in good faith by the Company) and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement.

Unless the merger agreement has been terminated in accordance with its terms, the Company is required to hold the special meeting for the purpose of voting upon the merger proposal even if there is a change in Company recommendation.

Agreement Not to Solicit Other Offers (Page 69)

The merger agreement provides that the Company will not, and will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any acquisition proposal;

•	engage or participate in any negotiations with any person concerning any acquisition proposal; or

•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal.

Notwithstanding these restrictions, under certain circumstances, and to the extent that the Company board concludes in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that an acquisition proposal would reasonably be expected to result in a superior proposal, the Company may, prior to the time the merger agreement is adopted by the Company stockholders, make available non-public information or data, and participate in negotiations or discussions, with respect to certain unsolicited bona fide written acquisition proposals.

Conditions to Complete the Merger (Page 71)

The respective obligations of the Company, the TIAA Entities and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by the Company’s stockholders, the absence of any legal prohibitions, the accuracy of the representations and warranties (subject to customary materiality qualifiers), compliance by the other party with its obligations under the merger agreement (subject to customary materiality qualifiers), the receipt of certain regulatory consents without the imposition of a materially burdensome regulatory condition and not more than 15% of Company common stockholders having exercised their dissenters’ rights.

Neither the Company nor TIAA can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (Page 71)

The merger agreement may be terminated at any time prior to the effective time (whether before or after the adoption of the merger agreement by Company common stockholders (unless otherwise specified below)) under the following circumstances:

•	by mutual written consent of the Company and TIAA;

•	by either the Company or TIAA if:

•	any governmental entity that must grant a requisite regulatory approval has denied approval of the merger, the holdco merger or the bank merger and such denial has become final and nonappealable, or if any governmental entity of competent jurisdiction has issued a final and nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, the holdco merger or the bank merger;

•	the merger is not consummated by November 7, 2017 (which we refer to as the “outside date”), unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the agreement;

•	there is an uncured breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the other party which, either individually or in the aggregate with all other breaches by such party, would constitute the failure of certain closing conditions set forth in the merger agreement;

•	the merger proposal is not approved; or

•	the Federal Reserve or the OCC shall have requested in writing that the Company, TIAA or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval;

•	by TIAA if:

•	prior to obtaining the approval of Company common stockholders of the merger proposal, (i) the Company board (A) fails to recommend in the proxy statement that the stockholders of the Company adopt the merger agreement, (B) effected a change in Company recommendation, (C) fails to issue a press release announcing its opposition to an acquisition proposal within 10 business days after such acquisition proposal is publicly announced or (D) submitted the merger agreement to Company common stockholders for approval without a recommendation for approval or (ii) the Company or its board of directors has breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in any material respect; or

•	the Federal Reserve Board or the OCC has granted a requisite regulatory approval but such approval contains or would result in the imposition of a materially burdensome regulatory condition; or

•	by the Company if (i) subject to certain exceptions, TIAA has not terminated the merger agreement within 60 days after the Federal Reserve or the OCC has granted a requisite regulatory approval that contains or would result in the imposition of a materially burdensome regulatory condition and (ii) TIAA has not by the end of such 60-day period waived the relevant materially burdensome regulatory condition.

Termination Fee (Page 73)

The Company must pay a termination fee in the amount of $93,200,000 to TIAA if the merger agreement is terminated in the following circumstances:

•	In the event that:

•	a third-party acquisition proposal has been made to the Company or its stockholders or has been publicly announced, or such an intention has been made known to Company management; and

•	thereafter the merger agreement is terminated:

•	by either party due to the passing of the outside date and/or the special meeting having concluded and, in either case, the merger proposal has not been approved; or

•	by TIAA due to an uncured breach by the Company that would constitute the failure of a closing condition; and

•	within 12 months of the date of termination of the merger agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (regardless of whether such acquisition proposal is the same as the acquisition proposal originally triggering the termination fee).

•	In the event that prior to the approval of the merger proposal TIAA terminates the merger agreement because:

•	the Company board has (i) failed to recommend the merger; (ii) effected a change in Company recommendation; (iii) failed to issue a press release announcing its opposition to an acquisition proposal within 10 business days after the public announcement of such acquisition proposal or (iv) submitted the merger agreement to Company common stockholders for approval without a recommendation for approval; or

•	the Company or the Company board has breached its obligations in any material respects with respect to (i) obtaining stockholder approval or (ii) not soliciting other offers.

If the termination fee is payable under circumstances involving a third-party acquisition proposal, the termination fee must be paid upon the earlier of the date the Company enters into the applicable definitive agreement and the date of the consummation of such transaction. In other circumstances, the termination fee must be paid within two business days after such termination.

In the event that the termination fee becomes payable and is paid by the Company pursuant to the merger agreement, the termination fee will be the TIAA Entities’ and Merger Sub’s sole and exclusive remedy for monetary damages under the merger agreement, except in the case of fraud or willful and knowing breach.

Expenses and Fees (Page 74)

All costs and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expense.

Specific Performance (Page 74)

Each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (including the obligation to consummate the merger) in addition to any other remedy such party is entitled at law or in equity.

Voting Agreements (Page 75 and Annex B)

As a condition and inducement to the willingness of TIAA to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, TIAA entered into voting agreements with certain stockholders, directors and executive officers of the Company, who collectively owned approximately 22% of the outstanding Company common stock as of the record date, in their capacity as stockholders of the Company. The voting agreements, a form of which is attached as Annex B to this proxy statement, among other things, (i) require such stockholders to vote all of their Company common stock in favor of adoption of the merger agreement and certain related matters, as applicable, and against certain actions and alternative transactions; (ii) generally prohibit such stockholders from entering into agreements regarding or transferring their shares, subject to certain exceptions, prior to the earlier of the approval of the merger proposal and the termination of the applicable voting agreement and (iii) prohibit such stockholders from participating in the solicitation, negotiation or recommendation of any acquisition proposal. The voting agreements will terminate upon the earlier to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms. Such stockholders will also have the right to terminate their respective voting agreements by written notice to TIAA if the terms of the merger agreement are amended, modified or waived without the written consent of such stockholder to change the form or amount of the consideration payable with respect to such stockholder’s shares of Company common stock pursuant to the merger agreement in a manner adverse to such stockholder.

Appraisal Rights (Page 77 and Annex D)

If the merger agreement is adopted by Company common stockholders, Company common stockholders who do not vote in favor of the adoption of the merger agreement, as well as Company preferred stockholders, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL if they properly demand appraisal of their shares. This means that Company stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be “fair value,” if any (subject to proportionate reduction for any consideration paid to such stockholders prior to such determination), as determined by the court. For further information, see “Appraisal Rights—Determination of Fair Value.”

It is not entirely clear under Delaware law that dissenters’ rights under Section 262 of the DGCL independently apply to Company depositary shares. However, the Company has agreed, subject to the terms described in this proxy statement, to treat each holder of currently outstanding Company depositary shares as a beneficial owner of the interest in the Company preferred stock represented thereby. Except to the extent shares of Company preferred stock are withdrawn from the depositary, the depositary, which is currently Wells Fargo Bank, N.A., will be the holder of record of the shares of Company preferred stock and the Company depositary shares will represent interests in those shares of preferred stock. All outstanding depositary shares are held through banks, brokers or other holders. Accordingly, if you hold an interest in Company depositary shares and you wish to exercise dissenters’ rights with respect to those Company depositary shares, you will be required to contact the bank, broker or other holder through which you hold your Company depositary shares and follow the procedures described in this proxy statement that are applicable to a holder having a beneficial interest in shares held by another person such as a bank or broker.

Company stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights, due to the complexity of the appraisal process.

Company stockholders considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares. To exercise your appraisal rights, (i) you must submit a written demand for appraisal to the Company before the stockholder vote is taken on the merger proposal at the special meeting; (ii) you must not submit a blank proxy or otherwise vote in favor of the merger proposal and (iii) you must hold shares of Company stock of record when you submit your written demand for appraisal and continue to hold them through the effective time of the merger.

Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in “Appraisal Rights,” and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. If you hold your shares of Company stock through a bank, broker or other holder of record and you wish to exercise appraisal rights, you should consult with the record holder of your shares to determine the appropriate procedures for the making of a demand for appraisal by such record holder.

Market Price and Dividends (Page 86)

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $19.50 in cash without interest. The merger consideration represents a premium of approximately 4.6% over $18.64, the closing price of Company common stock on the NYSE on August 5, 2016, the last trading day prior to the public announcement of the merger agreement, a premium of approximately 25.8% over $15.50, the closing price of Company common stock on the NYSE on July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale, and a premium of approximately 30.1% over $14.99, the Company’s one-month volume-weighted average trading price for the trading period beginning June 23, 2016 and ended July 22, 2016.

On September 28, 2016, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $19.36 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Delisting and Deregistration of Company Stock (Page 90)

If the merger is completed, Company common stock and Company depositary shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934 (as amended) (which we refer to as the “Exchange Act”), and the Company will no longer file periodic reports with the SEC, on account of Company common stock or Company preferred stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between TIAA and the Company, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Company common stock;

•	required governmental approvals of the merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals;

•	the Company’s stockholders may fail to approve the merger;

•	the parties to the merger agreement may fail to satisfy other conditions to the completion of the merger, or may not be able to meet expectations regarding the timing and completion of the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, and business generally;

•	risks that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company employee retention as a result of the merger;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the merger;

•	the amount of the costs, fees, expenses and other charges related to the merger;

•	the impact of changes in interest rates; and

•	political instability.

For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information.” Neither TIAA nor the Company undertakes any obligation to revise these statements following the date of this communication, except as required by law.

THE SPECIAL MEETING

This section contains information for Company common stockholders about the special meeting that the Company has called to allow Company common stockholders to consider and vote on the merger proposal and other matters. The Company is mailing this proxy statement to you, as a Company common stockholder, on or about September 29, 2016. This proxy statement is accompanied by a notice of the special meeting and a form of proxy card that the Company board is soliciting for the Company at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company board from Company common stockholders for use at the special meeting to be held on Wednesday, November 9, 2016, at 9:00 a.m., local time, at the EverBank Center Auditorium, 301 W. Bay Street, Jacksonville, FL 32202, or at any postponement or adjournment thereof.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote upon the following matters:

•	The merger proposal (Proposal 1 on your proxy card);

•	The compensation proposal (Proposal 2 on your proxy card); and

•	The adjournment proposal (Proposal 3 on your proxy card).

Recommendation of the Company Board of Directors

The Company board has determined that the merger is advisable and in the best interests of the Company and its common stockholders and has unanimously approved the merger agreement. The Company board unanimously recommends that Company common stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. See “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger” for a more detailed discussion of the Company board’s recommendation.

Record Date and Quorum

The Company board has fixed the close of business on September 28, 2016 as the record date for the determination of Company common stockholders entitled to notice of, and to vote at, the special meeting. Company preferred stockholders of record at that time are entitled to notice of the special meeting. As of the close of business on the record date, there were 125,432,771 shares of Company common stock outstanding and entitled to vote, held by approximately 128 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

Holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. All shares of Company common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the record holder of its, his or her shares, then those shares will not be counted as present in person or by proxy at the special meeting if no other proposals are brought before the special meeting.

Vote Required

Merger Proposal

•	Standard: Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock.

•	Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy or fail to instruct your bank or broker with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation Proposal

•	Standard: Approval of the compensation proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Adjournment Proposal

•	Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Shares Subject to Voting Agreements

As a condition and inducement to the willingness of TIAA to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, TIAA entered into voting agreements with certain stockholders, directors and executive officers of the Company, who collectively owned 28,053,386 shares of Company common stock as of the record date, representing approximately 22% of the outstanding Company common stock as of the record date, in their capacity as stockholders of the Company. The voting agreements require such stockholders to, among other things, vote all of their Company common stock in favor of adoption of the merger agreement. See “Voting Agreements” and the form of voting agreement included as Annex B to this proxy statement.

Voting, Proxies and Revocation

Attending the Special Meeting

All Company common stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification.

Voting by Stockholders of Record

If you are a stockholder of record, you may have your shares of Company common stock voted on matters presented at the special meeting in any of the following ways:

•	by proxy—stockholders of record have a choice of submitting a proxy:

•	by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that, if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

Voting of Shares Held in “Street Name”; Broker Non-Votes

If you are a beneficial owner of shares of Company common stock held in “street name,” you should receive instructions from your bank, broker or other holder of record that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. If your bank, broker or other holder of record holds your shares of Company common stock in “street name,” such record holder will vote your shares of Company common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by such record holder with this proxy statement. Please note that, if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote in person at the special meeting, you must provide a legal proxy executed in your favor from your bank, broker or other holder of record at the special meeting.

Under stock exchange rules, banks, brokers and other holders of record who hold shares of Company common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, such record holders are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine.” “Broker non-votes” are shares held in “street name” by banks, brokers and other holders of record that are present or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal that such record holder does not have discretionary voting power on. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the applicable record holder, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers have discretionary voting authority and you fail to provide instructions to your broker with respect to the compensation proposal or the adjournment proposal, such broker non-votes will be counted for purposes of determining a quorum and have the same effect as a vote “AGAINST” such proposals.

Voting of Proxies; Incomplete Proxies

If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against, or may choose to abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted in accordance with the recommendation of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Deadline to Vote by Proxy

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope and must be filed with our Corporate Secretary by the time the special meeting begins.

Revocation of Proxy

If you are a stockholder of record of your shares of the Company’s common stock, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Corporate Secretary by 5:00 p.m. on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting in person. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: EverBank Financial Corp, Attn: Corporate Secretary, 501 Riverside Ave., Jacksonville, FL 32202.

If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of Company common stockholders necessary to approve the merger proposal, the Company does not anticipate that it will adjourn or postpone the special meeting, unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company common stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Company is soliciting your proxy in conjunction with the merger. The Company will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, the Company will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Company common stock and secure their voting instructions. The Company has also made arrangements with Morrow Sodali to assist it in soliciting proxies and has agreed to pay Morrow Sodali approximately $7,500 plus reasonable expenses for these services.

Delivery of Proxy Materials to Stockholders Sharing an Address

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to multiple Company stockholders sharing an address, unless the Company has previously received contrary instructions from one or more such stockholders. This is referred to as “householding.” Stockholders who hold their shares in “street name” can request further information on householding through their banks, brokers or other holders of record. On written or oral request to the Company’s proxy solicitor, Morrow Sodali, at 470 West Ave., Stamford, CT 06902, or toll-free at (800) 278-2141 or direct at (203) 658-9400, the Company will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of the document was delivered.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact EverBank Financial Corp, Investor Relations, 501 Riverside Ave., Jacksonville, FL 32202, or at (904) 281-6000, or the Company’s proxy solicitor, Morrow Sodali, at 470 West Ave., Stamford, CT 06902, or toll-free at (800) 278-2141 or direct at (203) 658-9400.

PARTIES TO THE MERGER

The Company

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, FL 32202

Telephone: (904) 281-6000

EverBank Financial Corp, a Delaware corporation, is a unitary savings and loan holding company headquartered in Jacksonville, Florida. The Company, together with its subsidiaries, is a diversified financial services company that provides a wide range of financial products and services to individuals as well as small and mid-size business clients nationwide through scalable, low-cost distribution channels that are connected by technology-driven, centralized platforms which provide operating leverage throughout our business. The Company, together with its subsidiaries, markets and distributes its banking products and services primarily through its integrated online and mobile financial portal, high-volume financial centers in targeted Florida markets and other national business relationships. The consumer and commercial lending businesses of the Company, together with its subsidiaries, are nationwide and target clients through retail and commercial lending offices in major metropolitan markets throughout the country. As of June 30, 2016, the Company, together with its subsidiaries, had total assets of $27.4 billion, portfolio loans held for investment of $23.2 billion, total deposits of $18.8 billion and total stockholders’ equity of $1.9 billion.

The Company’s principal source of income is dividends from EverBank. EverBank is a federal savings association and, as such, is subject to extensive regulation, examination and supervision by the OCC. EverBank also is subject to backup examination and supervision authority by the FDIC, as its deposit insurer. In addition, EverBank is subject to regulation and supervision by the Consumer Financial Protection Bureau with regard to federal consumer financial laws.

Company common stock is traded on the NYSE under the symbol “EVER.” Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information.” The Company maintains a website at http://www.abouteverbank.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference.

TIAA

Teachers Insurance and Annuity Association of America

730 Third Ave.

New York, NY 10017

Telephone: (800) 842-2252

Teachers Insurance and Annuity Association of America is a Fortune 100 company founded in 1918 with approximately 13,000 employees. TIAA is the leading provider of financial services in the academic, research, cultural and government fields and offers a wide range of financial solutions, including investing, banking, advice and guidance, and retirement services to over five million individual customers employed at more than 16,000 institutions. TIAA is among the highest rated insurance companies in the U.S. by the four leading insurance company rating agencies: A.M. Best, Fitch, Moody’s Investors Service and Standard & Poor’s. TIAA is also a global asset manager with award-winning performance and $889 billion in AUM as of June 30, 2016. TIAA currently operates its businesses from multiple geographic locations across the U.S.—including in major hubs of New York, Charlotte, Denver and Chicago—and is experienced in managing a national employee and operational base.

TIAA has a unique organizational structure and heritage that enables TIAA to concentrate on its customers’ long-term financial needs. TIAA is a stock life insurance company which is a wholly owned subsidiary of the TIAA Board of Overseers, a New York not-for-profit corporation organized for educational and other non-profit purposes. TIAA is a mission-based organization that, by the terms of its charter, operates on a non-profit basis. TIAA exists to help meet the financial needs of the individuals and institutions it serves on the best terms practicable, all without profit to TIAA’s sole stockholder (the TIAA Board of Overseers). Profits generated by TIAA accrue to the benefit of TIAA’s participants through enhanced policy dividends and contract crediting rates. TIAA also enjoys the benefits of being a private company, including not having to manage short-term earnings expectations.

TIAA Retail Financial Services (which we refer to as “RFS”) is the business unit within TIAA dedicated to individual customers, offering customized financial advice and a broad set of savings and investment solutions, including brokerage, IRA, life insurance, college savings plans, managed accounts, deposits and lending solutions and trust services, with approximately $115 billion in AUM and AUA. RFS primarily distributes its products through a network of financial advisors based in over 150 offices nationwide. Additionally, RFS utilizes direct-to-consumer capabilities, including self-directed brokerage, as well as third-party distribution channels, and leverages call center and field based consultants co-located within TIAA’s institutional clients. A cornerstone of RFS’ long-term strategy is to build a best-in-class digitally enabled retail business targeting the broader not-for-profit market that will integrate efficiently throughout the TIAA enterprise.

TCT Holdings

TCT Holdings, Inc.

c/o Teachers Insurance and Annuity Association of America

730 Third Ave.

New York, NY 10017

Telephone: (800) 842-2252

TCT Holdings, Inc., a Delaware corporation and wholly owned subsidiary of TIAA, is the holding company for TIAA-CREF Trust Company.

TIAA-CREF Trust Company, TIAA’s banking subsidiary, is housed within RFS and is a key component of RFS’ overall growth strategy. TIAA-CREF Trust Company is an online bank, branded “TIAA Direct,” with approximately $4.0 billion in assets as of June 30, 2016. Additionally, TIAA-CREF Trust Company has an established investment management / trust business ($19 billion AUM / $136 billion AUA as of August 31, 2016) with product and service offerings targeted to the individual and the endowment and foundation markets. TIAA-CREF Trust Company has pursued a focused strategy of enhancing TIAA’s banking capabilities since 2013, with the introduction of new leadership and an emphasis on building out capabilities while maintaining a dedication to the safety and soundness of the institution. TIAA believes that having a robust, branch-light banking model will allow TIAA to meet the banking needs of its nationwide participant base and allow better engagement with younger customers, who prefer a digital financial services experience.

Merger Sub

Dolphin Sub Corporation

c/o Teachers Insurance and Annuity Association of America

730 Third Ave.

New York, NY 10017

Telephone: (800) 842-2252

Dolphin Sub Corporation is a Delaware corporation and an indirect, wholly owned subsidiary of TIAA and a direct, wholly owned subsidiary of TCT Holdings. Merger Sub was incorporated on July 20, 2016 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Terms of the Merger

Each of the Company’s and TIAA’s respective boards of directors has approved the merger agreement and the transactions contemplated by the merger agreement. Under the merger agreement, Merger Sub, a wholly owned subsidiary of TIAA, will merge with and into the Company, so that the Company is the surviving corporation in the merger and a wholly owned subsidiary of TIAA, and, immediately following the merger, TCT Holdings, a wholly owned subsidiary of TIAA, will merge with and into the surviving corporation, so that the surviving corporation is the surviving corporation in the holdco merger. Immediately following the holdco merger (or, if TIAA elects not to consummate the holdco merger, immediately following the merger), TIAA-CREF Trust Company, a federal savings association and wholly owned subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company, so that EverBank is the surviving company in the bank merger.

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $19.50 in cash without interest. In addition, each share of Company preferred stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date less any dividends declared but unpaid, if any, through the effective time, in cash without interest. If the merger is completed, holders of Company depositary shares will be entitled to receive 1/1000th of the preferred stock consideration for each Company depositary share they hold immediately prior to the merger. For a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see “The Merger Agreement—Treatment of Company Equity Awards.”

Company common stockholders are being asked to adopt the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement.

Background of the Merger

Set forth below is a description of what we believe are the material aspects of the background and history of the merger. This description may not contain all the information that is important to you. The Company encourages you to read carefully the entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

The Company board has regularly reviewed and evaluated, with Company management, the Company’s business strategies, opportunities and challenges as part of its consideration and evaluation of the Company’s prospects and stockholder value. As part of this process, the Company board and Company management have considered and regularly reviewed the Company’s strategic direction and business objectives, including strategic opportunities that might be available to the Company, such as possible acquisitions, divestitures and business combination transactions. These considerations have focused on, among other things, developments in banking and financial markets, the overall economy and the regulatory environment, for financial institutions generally and the Company in particular, as well as conditions in the financial services industry, including ongoing consolidation.

From time to time, the Company has had general discussions with other financial institutions regarding the possibility of a potential strategic transaction and has discussed this topic, as well as other available strategic alternatives, with representatives of investment banking institutions, including UBS and Centerview Partners LLC. Starting in the fourth quarter of 2015, the Company board and Company management began consulting with UBS and Sullivan & Cromwell LLP, the Company’s outside legal counsel (which we refer to as “Sullivan & Cromwell”), on developments in the banking industry, including consolidation transactions.

On December 17, 2015, the Company board held, in accordance with its normal practice, a special meeting to preview the Company’s business plan and strategic framework for 2016 through 2017. As part of this meeting, the Company board also discussed with representatives of Company management and the Company’s financial advisor, UBS, in attendance the Company’s strategic options, including continuing on a standalone basis, growing through acquisitions and a strategic combination with, or sale to, another financial institution. UBS also discussed trends in the banking industry, recent merger transactions in the industry, the current mergers and acquisitions market with respect to financial institutions generally and potential strategic transaction partners for the Company. As part of these discussions, Company management highlighted the market landscape, including continuing low interest rates, the competitive environment and increased regulatory requirements.

The Company board also evaluated strategic alternatives in relation to certain of the Company’s individual business lines. Such alternatives included a potential sale of such businesses, which other parties had previously indicated a potential interest in acquiring. As a result of this evaluation, and with the consent of the Company board, beginning the month of December 2015, the Company contacted a selected group of potentially interested parties regarding a potential sale of such businesses.

On January 21, 2016, the Company board held a quarterly meeting with representatives of Company management in attendance. The Company board approved the Company’s business plan for 2016 through 2018 and discussed further the potential sale of certain of the Company’s individual business lines. Representatives of Company management informed the Company board that they had had preliminary discussions with several parties interested in buying parts of the Company’s business. Although it appeared that carving out such businesses would present numerous challenges, the Company board instructed Company management to continue to evaluate and pursue a possible sale.

From December 2015 through April 2016, Company management had discussions with multiple private equity firms and a large domestic banking organization (“Party A”), each of which had indicated an interest in acquiring certain of the Company’s business lines. Only one of the private equity firms provided the Company with a preliminary letter of interest. This firm executed a non-disclosure agreement (which we refer to as an “NDA”) with the Company and conducted due diligence, but ultimately chose to terminate discussions in April 2016 without making a proposal. Party A executed an NDA with the Company in March 2016 and performed preliminary due diligence.

On April 21, 2016, the Company board held a quarterly meeting with representatives of Company management and UBS in attendance. Representatives of Company management and UBS provided an update on the potential sale of certain Company businesses and the challenges associated with that process. Company management also advised the Company board that the Company had been approached by a banking organization (“Party B”) regarding a possible business combination. Party B had previously reached out to the Company and had discussions with Company management. In light of the challenges associated with the sale of certain Company businesses, the interest received from Party B and other interest rate and capital market considerations, a discussion was held regarding other companies in the financial services industry and the potential interest or ability of any such company to engage in or consummate a consolidation transaction with the Company at an attractive price. In view of the approach from Party B, the Company board determined that it would be desirable to create a list of other potential merger partners that could be approached and to establish a process for doing so. To facilitate that objective, the Company board established a Transaction Committee and authorized it, and directed Company management and UBS to work with it, to gauge interest in a potential transaction by soliciting indications of interest from other parties. The Transaction Committee was comprised of three independent directors, each of whom held, either directly or through investment vehicles with which he was affiliated, a substantial amount of Company common stock and consisted of W. Radford Lovett, II, Robert J. Mylod, Jr. and Scott M. Stuart.

On April 29, 2016, the Transaction Committee held a telephonic meeting to review potential merger partners with representatives of Company management and UBS in attendance. Representatives of Company management and UBS provided an update on recent discussions with Party B management regarding a potential transaction with Party B. UBS also provided an initial list of potential parties to contact. The list was discussed by the Transaction Committee and seven potentially interested parties, including Party B, TIAA and a large international banking organization (“Party C”), were selected for outreach. These parties were selected based on the Transaction Committee’s understanding of such organization’s interest, financial capacity to complete a possible business combination with the Company and perceived potential to obtain required regulatory approvals. The Transaction Committee also discussed the possibility of expanding the process and soliciting indications of interest from other financial institutions in the future. The Transaction Committee authorized UBS to reach out to the seven selected institutions in order to determine if they would be interested in engaging in exploratory discussions. Subsequently, representatives of UBS, on behalf of the Company, privately contacted each of the seven parties beginning the week of May 2, 2016 to solicit interest in a potential strategic transaction with the Company.

On May 4, 2016, the Company executed an NDA with Party B.

On May 5, 2016, senior management of the Company and Party B met in New York, New York to discuss a possible business combination.

On May 6, 2016, TIAA informed UBS that it was interested in exploring a potential combination and was not capital or liquidity constrained. TIAA requested an NDA in order to begin reviewing Company information. The Company executed an NDA with TIAA on May 7, 2016. Later in May, TIAA informed UBS that it had engaged Lazard Frères & Co. LLC (which we refer to as “Lazard”) as its financial advisor for the process. Also, Party C indicated an interest in pursuing a possible transaction.

On May 6, 2016, the Transaction Committee held a telephonic meeting to discuss the process conducted to date with representatives of Company management and UBS in attendance. After an update on the process from UBS, the Transaction Committee discussed expanding the process to solicit indications of interest from a larger group of potentially interested financial institutions. In the course of its discussion, the Transaction Committee considered other potential strategic partners and the likelihood of any such partners actually having an interest in the proceeding and recognized that a large number of companies, including large banking organizations, banking organizations with significant regulatory issues and non-financial companies, would not be eligible to engage in or otherwise be interested in exploring a transaction with the Company as a result of strategic, regulatory or financial restraints. As a result of this discussion, including concerns about confidentiality and the risks of a leak, the Transaction Committee authorized UBS to approach one additional party, for a total of eight contacted parties. Representatives of UBS, on behalf of the Company, contacted this party later that week. The same considerations that were taken into account by the Transaction Committee in determining at the May 6, 2016 meeting how many parties to contact were also taken into consideration in subsequent discussions regarding approaching additional parties, including the discussions that occurred at the meetings on May 11, 2016 and May 24, 2016.

On May 11, 2016, the Transaction Committee held a telephonic meeting to discuss the status of the process with representatives of Company management and UBS in attendance. After an update from UBS, the Transaction Committee discussed contacting certain other parties and ultimately authorized UBS to approach four additional parties, for a total of 12 contacted parties. Representatives of UBS, on behalf of the Company, began contacting these four other parties later that week.

On May 17, 2016, the Transaction Committee held a telephonic meeting to discuss the progress of the process with representatives of Company management, UBS and Sullivan & Cromwell in attendance. UBS updated the Transaction Committee and informed the Transaction Committee that, of the 12 parties contacted to date, Party B, Party C and TIAA had expressed interest in exploring a possible transaction. After discussion, the Transaction Committee authorized and directed Company management and UBS to move forward with exploring a possible transaction with Party B, Party C and TIAA, and continuing to explore a possible sale of certain Company businesses to the one party that remained in that process, which was Party A. The Transaction Committee also granted representatives of Party B and TIAA, both of which had signed NDAs, access to certain non-public information and materials in a Phase I electronic data room, which was opened on May 17, 2016. Over the course of the following weeks, representatives of Company management and UBS worked with representatives of Party B and TIAA to facilitate their respective investigations of the Company’s business.

On May 19, 2016, the Company executed an NDA with Party C. Also on May 19, 2016, senior management of the Company held separate meetings with TIAA and Party B in New York, New York. At the meeting with TIAA, the parties discussed TIAA’s review of the Company. At the meeting with Party B, the parties discussed a potential business combination, including strategic, financial and regulatory considerations.

On May 24, 2016, the Transaction Committee held a telephonic meeting to discuss the process with representatives of Company management, UBS and Sullivan & Cromwell in attendance. UBS reviewed and discussed the potential timing of the process and next steps, including distributing process letters to TIAA and Party B and setting a first round bid date of June 6, 2016. The Transaction Committee authorized the distribution of such letters and also discussed contacting additional parties, ultimately authorizing UBS to approach one additional party, for a total of 13 contacted parties. Subsequently, representatives of UBS, on behalf of the Company, contacted this party on May 26, 2016. This party ultimately decided not to participate in the process.

On May 25, 2016, senior management of the Company and Party B met in Jacksonville, Florida for Party B to conduct additional diligence of the Company.

On May 27, 2016, process letters were sent to TIAA, Party B and their respective advisors, which indicated a deadline of June 6, 2016 for non-binding written proposals.

On June 6, 2016, UBS received a non-binding written proposal from TIAA to acquire the Company through a merger transaction, at a price in the range of $19.00 to $20.00 per share in cash. Also on June 6, 2016, Party B indicated that it was not in a position to submit a written proposal at that time.

On June 7, 2016, the Transaction Committee and the Company board held successive telephonic meetings to review and consider TIAA’s non-binding written proposal with representatives of Company management, UBS and Sullivan & Cromwell in attendance. Among other things, UBS reviewed and discussed an overview of the TIAA proposal, including financial aspects, and an illustrative timeline of next steps. Following the meetings, at the request of the Transaction Committee, UBS provided TIAA with the Transaction Committee’s feedback on TIAA’s proposal, including an expectation that any ultimate proposal would be at the higher end or exceed the range, and invited TIAA to Phase II of the process.

On June 8, 2016, representatives of TIAA were granted access to a Phase II electronic data room. Thereafter, TIAA continued to conduct its investigation of the Company’s business. Also on June 8, 2016, at the request of the Transaction Committee, UBS sent a second round process letter to TIAA, requesting a written proposal, along with a markup of transaction documents, by no later than 5:00 p.m. eastern time on June 27, 2016. The deadline was subsequently extended to June 30, 2016.

On June 9, 2016, representatives of Party C were granted access to the Phase I data room. Later that month, Party C indicated that it would not be in a position to pursue further a potential transaction involving the Company until a later time.

On June 11, 2016, at the request of the Transaction Committee, an initial draft merger agreement was provided to representatives of TIAA. Thereafter, discussions between the Company, TIAA and their respective advisors continued as the parties negotiated the terms and conditions of a potential transaction. During the negotiation process and as part of its diligence, TIAA had various contacts with its primary regulators to advise them of the possible transaction, to confirm the nature of the regulatory process and to determine, on a general basis, whether there were legal or regulatory obstacles that might preclude consummation of the transaction.

On June 16, 2016, representatives of TIAA met with representatives of the Company in Jacksonville, Florida to conduct on-site due diligence. Representatives of TIAA continued to conduct due diligence through August 7, 2016.

On June 24, 2016, the Company received a preliminary indication of interest from Party A regarding the potential purchase of certain Company businesses. Also on June 24, 2016, it was officially announced that the United Kingdom had voted to withdraw from the European Union (i.e., “Brexit”). Following the announcement, financial markets globally experienced significant turbulence and the shares of financial services firms declined significantly.

On June 30, 2016, the Company received a written proposal, along with a markup of the merger agreement, from TIAA. TIAA indicated that it was prepared to proceed with a transaction in which Company common stockholders would receive $19.25 in cash per share, or $2,479 million in the aggregate. The $19.25 per share in cash proposal represented a 30% premium relative to the closing price of Company common stock on June 30, 2016. The letter recited assumptions on which such proposal was based and additional terms of TIAA’s proposal, including that the proposal would expire on July 5, 2016 unless the Company agreed to a 30-day exclusivity period to negotiate a definitive agreement with TIAA during which period the Company would be prohibited from discussing alternative potential transactions with, or soliciting acquisition proposals from, third parties and that certain of the Company’s stockholders, directors and executive officers would be required to enter into voting agreements with respect to the transaction. Further, TIAA required that it be able to engage the rating advisory services of its rating agencies in order to have visibility on ratings by the time of announcement of a transaction. In furtherance of the foregoing, TIAA sent the Company a proposed exclusivity agreement on June 30, 2016.

On July 1, 2016, the Transaction Committee and the Company board held successive telephonic meetings to consider the status of the proposed transaction and TIAA’s proposal, as well as the proposal by Party A regarding the possible sale of certain Company businesses, with representatives of Company management, UBS and Sullivan & Cromwell in attendance. After updates from representatives of Company management, UBS and Sullivan & Cromwell, including a presentation from Sullivan & Cromwell regarding the TIAA markup of the merger agreement, the Company board directed UBS to explore with TIAA an increase in the proposal price to $20.00 per share.

Subsequently, UBS contacted Lazard to discuss the possibility of increasing the proposal price to $20.00 per share of Company common stock. On July 3, 2016, Lazard informed UBS that TIAA was willing to revise its proposal price to $20.00 per share in cash, representing a total transaction value of approximately $2,580 million on the assumption that TIAA would be granted exclusivity. The revised proposal also included a proposal to cash out Company preferred stock at the liquidation preference of $25,000 per share. Also on July 3, 2016, the Transaction Committee held a telephonic meeting to discuss TIAA’s revised offer with representatives of Company management, UBS and Sullivan & Cromwell in attendance.

On July 4, 2016, Sullivan & Cromwell sent a revised markup of the merger agreement to Davis Polk & Wardwell LLP, outside legal counsel to TIAA (which we refer to as “Davis Polk”), and had calls with Davis Polk regarding major contract items. On the same day, Davis Polk sent to Sullivan & Cromwell the initial draft of the form of voting agreement.

On July 5, 2016, the Company board held a special telephonic meeting to discuss TIAA’s $20.00 per share proposal, proposed merger agreement, proposed voting agreements with certain stockholders, directors and executive officers of the Company and proposed exclusivity agreement, as well as the proposal by Party A regarding the possible sale of certain Company businesses, with representatives of Company management, UBS and Sullivan & Cromwell in attendance. Sullivan & Cromwell updated the Company board on the status of negotiations with Davis Polk and discussed the outstanding issues relating to the merger agreement and the voting agreements. At the conclusion of the meeting, the Company board authorized and directed Company management, UBS and Sullivan & Cromwell to proceed with the revised proposal, further investigation, the further negotiation of the necessary definitive documentation for a transaction with TIAA and the execution of an exclusivity agreement. The Company board decided at such time not to proceed with Party A’s proposal with respect to a sale of certain Company businesses because the sale of the Company to TIAA presented more certainty and an attractive premium. Following the meeting, the Company entered into an exclusivity agreement with TIAA with an expiration date of July 24, 2016. Pursuant to the exclusivity agreement, discussions with other parties were put on hold.

On July 8, 2016, Sullivan & Cromwell sent a revised draft of the form of voting agreement to Davis Polk.

On July 9, 2016, senior management of the Company and TIAA met in Jacksonville, Florida to discuss the Company’s business strategy, potential reaction of Company employees to a transaction, integration considerations and presentations from certain departments within the Company. The following week, representatives of the Company and TIAA continued to conduct due diligence. On July 13, 2016, senior management of the Company and TIAA met again in Jacksonville, Florida to discuss certain Company business lines, strategic initiatives that the Company was working on and further presentations from the Company’s risk management, legal and accounting departments.

On July 12, 2016, Sullivan & Cromwell, Davis Polk and outside legal counsel to certain of the Company’s stockholders held a telephonic meeting to discuss the terms of the proposed form of voting agreement. Following such meeting and through early August 2016, negotiations among such parties continued regarding the form of voting agreement.

On July 18, 2016, Lazard informed UBS that, because of the manner in which TIAA sequenced its legal and regulatory due diligence in priority to approaching the ratings agencies, TIAA had not yet commenced the process of reviewing the transaction with the ratings agencies, and given ongoing due diligence and negotiations TIAA would like an extension of the exclusivity in part to accommodate the ratings agency process and further diligence.

On July 19, 2016, Sullivan & Cromwell received a markup of the merger agreement and voting agreement, along with a draft of the bank merger agreement, from Davis Polk. The Transaction Committee subsequently held a telephonic meeting to discuss updates on the transaction documents and timing with representatives of Company management, UBS and Sullivan & Cromwell in attendance. Thereafter, discussions between the Company, TIAA and their respective legal advisors continued, and the parties continued to negotiate the terms of the transaction documents.

On July 21, 2016, Lazard informed UBS that TIAA had held a meeting of the TIAA board on July 20, 2016, during which the TIAA board had reviewed and discussed the transaction and the results of TIAA’s due diligence, including the Company’s preliminary second quarter earnings results, which had been provided to TIAA for due diligence purposes and which were scheduled to be announced in final form the morning of July 27, 2016. Lazard stated that, although the TIAA board remained supportive of TIAA management’s pursuit of a transaction on appropriate terms, TIAA was willing to move forward with a transaction at a purchase price of no more than $19.00 per share, provided that execution of a merger agreement would be subject to the completion of due diligence, the completion of the negotiation of all definitive transaction documentation and acceptable feedback from four rating agencies: Standard & Poor’s, Moody’s Investors Service, Fitch Ratings and A. M. Best.

UBS communicated the foregoing to the Company and the Transaction Committee held a series of telephonic meetings the same day to discuss the revised proposed purchase price and other conditions with representatives of Company management, UBS and Sullivan & Cromwell in attendance. After these discussions, the Transaction Committee directed UBS to provide additional information regarding the Company’s second quarter results and seek an increase in TIAA’s proposed purchase price.

On July 22, 2016, following negotiations between Robert M. Clements and Roger W. Ferguson, Jr., the Chief Executive Officers of the Company and TIAA, respectively, TIAA revised its proposal price to $19.50 per share. The parties also discussed certain contractual terms that TIAA viewed as necessary for it to be willing to enter into the merger agreement. The Transaction Committee subsequently held a telephonic meeting to discuss TIAA’s proposal of $19.50 per share and related proposed legal terms with representatives of Company management, UBS and Sullivan & Cromwell in attendance. The Transaction Committee discussed at length the rating agency conditions to signing, including the concept of “acceptable” feedback from the ratings agencies, the potential for achieving it and the timing consequences.

On July 24, 2016, Sullivan & Cromwell received a markup of the merger agreement and voting agreement, along with a draft extension of the exclusivity agreement, from Davis Polk, reflecting the latest contractual terms discussed by the parties. At the end of the day on July 24, 2016, the exclusivity period expired.

On the morning of July 25, 2016, Bloomberg reported that the Company was said to be working with UBS to explore a sale. Shortly after Bloomberg issued the report, a representative from NYSE inquired as to the validity of the report. The Company responded that: (a) the Company was scheduled to issue its earnings release on July 27, 2016 and (b) if the Company believed that it was appropriate to make a statement regarding recent news reports relating to its strategic options, it intended to do so in that earnings release. The Transaction Committee held several telephonic meetings later that day to discuss next steps in light of the report with representatives of Company management, UBS and Sullivan & Cromwell in attendance. The Transaction Committee discussed the possibility of issuing the Company’s second quarter earnings release on July 26, 2016, which would be one day earlier than planned, and at the same time including a statement in the earnings press release regarding a possible transaction. The Company, TIAA and their respective legal advisors continued to negotiate the terms of the extension of the exclusivity agreement.

On the evening of July 25, 2016, the Company board held a special telephonic meeting to discuss TIAA’s proposal of $19.50 per share, the potential press release and the transaction documents, including an extension of the exclusivity agreement between the Company and TIAA with representatives of Company management, UBS and Sullivan & Cromwell in attendance. Among other things, UBS reviewed and discussed the proposed transaction relative to precedent transactions. After discussion, the Company board authorized and directed the Company’s advisors to continue to pursue TIAA’s $19.50 per share proposal, extend exclusivity with TIAA to, at the latest, August 8, 2016 and announce the Company’s second quarter earnings a day early on the morning of July 26, 2016 with a statement in the Company press release regarding a possible transaction. That same evening, the Company and TIAA executed an extension of the exclusivity agreement to, at the latest, August 8, 2016.

On the morning of July 26, 2016, the Company announced its second quarter financial results and issued a press release which included the following statement:

The Company . . . announced today that as a result of an ongoing review of its strategic alternatives it is in advanced negotiations with a well-respected financial services company regarding a transaction in which EverBank Financial Corp would be acquired and EverBank Financial Corp’s common stockholders would receive $19.50 per share in cash. In addition, the transaction contemplates that each share of EverBank Financial Corp’s Series A Preferred Stock would receive cash in an amount equal to the liquidation preference plus accrued and unpaid dividends. There can be no certainty that these negotiations will result in a definitive agreement or that the terms will not vary from those currently under discussion or that the review of EverBank Financial Corp’s other strategic alternatives will result in any action. The Company does not intend to make any additional comments or statements regarding these matters until such time, if at all, that it has reached a definitive agreement for a transaction. EverBank Financial Corp further noted that it had entered into an agreement with the financial services company to negotiate exclusively with it regarding a transaction and such exclusivity agreement expires at 11:59 p.m. on August 8.

Following the execution of the exclusivity agreement, and through the beginning of August 2016, negotiations among the Company, TIAA and their legal advisors continued regarding the merger agreement, voting agreements between certain stockholders, directors and executive officers of the Company and TIAA and schedules related to the merger agreement and voting agreements, respectively.

In addition, from July 28 through August 1, 2016 representatives of TIAA, along with representatives of the Company, met with Standard & Poor’s, Moody’s Investors Service, Fitch Ratings and A. M. Best to review the transaction and its impact on TIAA’s ratings.

On August 2, 2016, the Transaction Committee held a telephonic meeting to discuss the status of negotiations with TIAA with representatives of Company management, UBS and Sullivan & Cromwell in attendance. The Transaction Committee was provided with an update on meetings with the ratings agencies and expected timing of their reviews, after which UBS reviewed and discussed with the Transaction Committee its preliminary financial analyses with respect to the Company and the proposed transaction. It was noted that no additional parties had contacted the Company regarding a potential business combination at a higher price after the Company’s public disclosure of a potential transaction in the press release.

On August 3, 2016, various publications identified TIAA as the party with which the Company was in advanced talks.

On August 4, 2016, the Company board held a quarterly meeting to consider, among other things, the proposed transaction with TIAA with representatives of Company management, UBS and Sullivan & Cromwell in attendance. At the meeting, UBS reviewed and discussed with the Company board its preliminary financial analyses with respect to the Company and the proposed transaction. Representatives of Sullivan & Cromwell reviewed with the Company board their fiduciary duties under Delaware law in connection with a proposed business combination transaction and discussed with the Company board the key terms of the transaction documents to be executed with TIAA and other legal considerations. In addition, management provided an update on the outlook for the Company and the challenges it faced and recommended the transaction to the Company board. The Transaction Committee also unanimously recommended the transaction to the Company board. After extensive discussion, the meeting was placed into recess in light of continued negotiations regarding the transaction documents, continued due diligence by TIAA and TIAA’s pending feedback from the ratings agencies.

On August 6, 2016, representatives of Lazard informed UBS that TIAA had received feedback from the ratings agencies, and that TIAA was satisfied with the feedback it received.

On August 7, 2016, the Company board reconvened the August 4 meeting. Company management and the Company’s advisors updated the Company board on events since August 4, 2016, including the report regarding feedback received by TIAA from rating agencies on August 4 and 5, 2016 and the completion of TIAA’s due diligence and the negotiation of all definitive documentation. UBS then reviewed and discussed its financial analyses with respect to the Company and the proposed merger with the Company board. Thereafter, at the request of the Company board, UBS rendered its oral opinion to the Company board (which was subsequently confirmed in writing by delivery of UBS’s written opinion to the Company board dated the same date) as to, as of August 7, 2016, the fairness, from a financial point of view, to the Company common stockholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

Following the delivery of UBS’s opinion, and extensive review and discussions among the members of the Company board, including consideration of the factors described under “—Reasons for the Merger; Recommendation of the Board of Directors” and consideration of the discussions the Company board had on August 4, 2016, the Company board (i) determined that the merger agreement with TIAA and the transactions contemplated by the merger agreement were advisable, fair to and in the best interest of the Company and its stockholders; (ii) voted unanimously to approve and adopt the merger agreement and the transactions contemplated by the merger agreement and (iii) resolved to recommend that Company common stockholders adopt the merger agreement and approve the merger. The Company board then directed Company management and the Company’s advisors to execute a definitive merger agreement on substantially the terms reviewed at the board meeting, and directed that the merger agreement be submitted to Company common stockholders for approval.

On August 7, 2016, the Company informed TIAA that the Company board had unanimously approved the proposed transaction with TIAA. That evening, representatives of Sullivan & Cromwell and Davis Polk finalized the terms of the merger agreement, which the Company and TIAA executed. On the morning of August 8, 2016, TIAA and the Company issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Company Board of Directors; Reasons for the Merger

In reaching its decision to approve and recommend the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that Company common stockholders approve the merger proposal, the Company board consulted with Company management, as well as its financial and legal advisors, and considered numerous factors, including the following material factors:

•	the value to be received by the stockholders in the merger, including the fact that the cash consideration to be received by the stockholders represented a significant premium relative to the trading price of Company common stock. The merger consideration represents a premium of approximately 4.6% over $18.64, the closing price of Company common stock on NYSE on August 5, 2016, the last trading day prior to the public announcement of the merger agreement, a premium of approximately 25.8% over $15.50, the closing price of Company common stock on NYSE on July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale, and a premium of approximately 30.1% over $14.99, the Company’s one-month volume-weighted average trading price for the trading period beginning June 23, 2016 and ended July 22, 2016;

•	the fact that the merger consideration of $19.50 per share was 1.47x the Company’s tangible book value per share;

•	the possibility that, if the Company did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of Company common stock would reach and sustain the $19.50 per share merger consideration, as adjusted for present value;

•	the belief of the Company board that, as a result of the negotiations between the parties, the merger consideration of $19.50 per share was the highest price per share for Company common stock that TIAA was willing to pay at the time of those negotiations, and that TIAA’s agreement to pay that price would result in a sale of the Company at the highest price per share for Company common stock that was reasonably attainable, particularly in view of the fact that no other parties approached the Company to suggest a transaction at a higher price following the Bloomberg report on July 25, 2016 that the Company was exploring a sale or following the disclosure on July 26, 2016 that the Company was in advanced negotiations regarding a transaction in which the Company would be acquired at a price of $19.50 per share in cash;

•	the possibility that, if the Company did not enter into the merger agreement, there would not be another opportunity for the Company’s stockholders to receive as high or a higher price as a result of a sale of the Company, in light of the belief of the Company board that there are likely to be few, if any, parties that would be willing to offer more than TIAA’s current offer, as demonstrated by the fact that, of the 13 parties that were contacted regarding a possible combination, only TIAA was prepared to make a proposal at that time;

•	the financial analyses reviewed and discussed with the Company board by representatives of UBS as well as the oral opinion of UBS rendered to the Company board on August 7, 2016 (which was subsequently confirmed in writing by delivery of UBS’s written opinion to the Company board dated the same date) as to, as of August 7, 2016, the fairness, from a financial point of view, to the Company common stockholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement;

•	the fact that the merger consideration is to be paid entirely in cash, which will allow the Company’s stockholders to realize, upon the closing, a certainty of value and liquidity in light of the market, economic and other risks that arise from receiving an equity interest in a public company;

•	the availability of appraisal rights under Delaware law to Company stockholders who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law for the perfection of such appraisal rights, which rights provide eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement;

•	its multiple reviews and discussions with Company management and financial and legal advisors;

•	its understanding of the current and prospective environment in which the Company operates, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally and the likely effect of these factors on the Company both with and without the proposed transaction;

•	the extensive review undertaken by the Company board and Company management, with the assistance of financial and legal advisors, with respect to the Company’s strategic outlook and the strategic alternatives available to the Company and their determination that the transaction with TIAA was more favorable to Company stockholders than the potential value that might result from other alternatives reasonably available to the Company based on factors including, but not limited to:

•	the challenges associated with a sale of certain Company businesses and the fact that only one party indicated an interest in such a transaction;

•	the Transaction Committee’s authorized inquiries regarding a possible combination with 12 other parties;

•	the fact that, in a consolidating industry, institutions with an interest in merging with another institution typically make that interest known;

•	the fact that, in the current regulatory environment, many institutions may not be able to obtain regulatory approval for a strategic transaction with the Company in a timely manner or at all;

•	the likelihood of an alternative transaction emerging;

•	the value of and challenges facing the Company as an independent company; and

•	the capital and earnings available to the Company as an independent company, at the time and as expected in the future, to pursue various business and strategic initiatives;

•	the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration, are reasonable and comparable to those in other recent consolidation transactions;

•	the fact that the terms of the merger agreement permit the Company to continue to pay regular quarterly cash dividends (not in excess of $0.06 per share, per quarter) consistent with past practice;

•	the fact that the terms of the merger agreement provide that, under certain circumstances, the Company is permitted to entertain acquisition proposals, withdraw its approval or recommendation with respect to the merger agreement or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include the payment of a $93,200,000 termination fee;

•	the size of the termination fee in relation to the overall transaction size (i.e., approximately 3.5% of common and preferred equity value of the Company) and the belief of the Company board that the $93,200,000 termination fee would not preclude other parties from making an acquisition proposal for the Company;

•	the absence of any financing condition or contingency to the merger;

•	the fact that TIAA is a strong, well-capitalized company with ample resources to consummate the transaction;

•	TIAA’s commitments in the merger agreement to use its reasonable best efforts to consummate the proposed merger (subject to the terms and conditions of the merger agreement); and

•	publicly available information regarding TIAA’s regulatory status and TIAA’s assurance that it was unaware of any meaningful obstacle on its part to obtaining necessary regulatory approvals on a reasonably timely basis.

The Company board also considered the potential risks and other potentially negative factors related to the merger agreement and the transactions contemplated by the merger agreement, but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks included:

•	the amount of time it could take to complete the merger, primarily to obtain regulatory approvals, and transaction-related costs;

•	the fact that some of the Company’s directors and executive officers have other interests in the merger that are in addition to their interests as stockholders of the Company, including as a result of employment and compensation arrangements with the Company and transaction award letter agreements with TCT Holdings and the manner in which they would be affected by the merger (see “The Merger—Interests of the Certain Persons in the Merger”);

•	the risks and costs to the Company if the merger does not close, including the potential risk of diverting management and employee attention and resources from the operation of Company business and towards the completion of the merger, potential employee attrition and the potential effects on business relationships, including with customers and potential customers;

•	the possibility that not all conditions to the closing of the merger, including the receipt of the necessary stockholder approval and regulatory approvals, may be satisfied or waived such that the merger may not be consummated;

•	the regulatory and other approvals required in connection with the merger, consideration of the relevant factors expected to be assessed by the regulators for the approvals and the parties’ evaluations of those factors, the regulators’ heightened standards for approval and longer review period for larger transactions and the likelihood that such approvals could be received and received in a reasonably timely manner, without the imposition of unacceptable conditions;

•	the possibility that the following factors, either individually or in combination, could discourage potential acquirers from making a competing bid to acquire the Company: (i) the restrictions in the merger agreement on the Company’s ability to solicit or engage in discussions or negotiations with any third parties regarding acquisition proposals; (ii) the requirement that, unless the merger agreement is terminated, the Company must convene the special meeting and submit the merger agreement to Company common stockholders even if the Company board has withdrawn its recommendation; (iii) the fact that certain Company common stockholders, including certain executive officers and directors of the Company, have entered into voting agreements with TIAA pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the merger agreement, to vote against any acquisition proposal or superior proposal and to not participate in the solicitation, negotiation or recommendation of any acquisition proposal and (iv) the requirement that, in connection with a termination of the merger agreement in certain circumstances and subject to the terms and conditions of the merger agreement, the Company is required to pay TIAA a $93,200,000 termination fee;

•	the fact that the all-cash merger consideration, while providing certainty of value and liquidity upon consummation, would not allow Company stockholders to participate in any future earnings growth of the Company or benefit from any future increase in its value;

•	the possible effect of the public announcement, pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding in respect of the merger agreement or the transactions contemplated by the merger agreement;

•	the fact that the receipt of the merger consideration in exchange for Company common stock pursuant to the merger would be a taxable transaction for U.S. federal income tax purposes; and

•	the fact that restrictions on the conduct of the Company’s business prior to completion of the merger could delay or prevent the Company from undertaking business opportunities that arise pending completion of the merger, which opportunities might be lost to the Company even if the merger could not be completed.

The foregoing discussion of the information and factors considered by the Company board is not intended to be exhaustive, but rather includes the material factors considered by the Company board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Company board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Company board considered all these factors as a whole, including discussions with, and questioning of, Company management and the Company’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Unaudited Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company is including in this proxy statement a summary of certain unaudited prospective financial information that was provided to the Company board and, with respect to certain of the information, TIAA for use in connection with their respective evaluations of the proposed merger and to UBS, the financial advisor to the Company, for use in providing financial advice to the Company board. The inclusion of this information should not be regarded as an indication that any of the Company, TIAA, UBS, their respective representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. Company management directed UBS to use the unaudited prospective financial information with respect to the Company that was provided by Company management in connection with the preparation of the financial analyses UBS reviewed and discussed with the Company board at its meeting on August 7, 2016 and the preparation of UBS’s opinion to the Company board rendered at that meeting.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information or the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the unaudited prospective financial information should not be construed as commentary by Company management as to how Company management expects the Company’s actual results to compare to Wall Street research analysts’ estimates, as to which the Company expresses no view.

Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement and the sections entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the other reports filed by the Company with the SEC.

The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited prospective financial information are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, UBS or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to the Company board, TIAA (with respect to certain of the information) and UBS, the financial advisor to the Company, and not to influence your decision as to whether to vote for the merger proposal or take any action in connection with the merger or your ownership of shares.

The following table summarizes selected unaudited prospective financial data for the fiscal years ending December 31, 2016 through December 31, 2022. The Company board and UBS were provided with unaudited prospective financial information with respect to the Company prepared by management of the Company for the fiscal years ending December 31, 2016 through December 31, 2022. TIAA was provided only with such unaudited prospective financial information with respect to the Company for the fiscal years ending December 31, 2016 through December 31, 2017.

Income Statement Data

(as of December 31 of each year, dollars in millions other than per share amounts):	2016	2017	2018	2019	2020	2021	2022
Total revenue	$907	$941	$1,002	$1,056	$1,113	$1,172	$1,236
Provision for loan and lease losses	(33)	(41)	(49)	(49)	(52)	(56)	(59)
Noninterest expense	585	565	594	618	643	669	696
Net income	179	208	222	241	259	278	298
Adjusted net income	182	200	222	241	259	278	298
Net earnings per common share, diluted	1.33	1.54	1.65	1.77	1.90	2.03	2.16
Adjusted net earnings per common share, diluted	1.36	1.48	1.65	1.77	1.90	2.03	2.16

Balance Sheet Data

(as of December 31 of each year, dollars in millions):	2016	2017	2018	2019	2020	2021	2022
Total assets	$27,942	$29,737	$31,266	$32,876	$34,570	$36,352	$38,288
Common equity Tier 1 ratio	10.1%	9.9%	10.1%	10.3%	10.5%	10.7%	10.8%

Non-GAAP Financial Measures

Adjusted net income and adjusted net earnings per common share, diluted are non-GAAP financial measures. The Company’s management uses these measures to evaluate the underlying performance and efficiency of its operations. The Company’s management believes these non-GAAP measures provide meaningful additional information about the operating performance of the Company’s business and facilitate a meaningful comparison of its results because these non-GAAP measures exclude certain items that may not be indicative of the Company’s core operating results and business outlook. Adjusted net earnings per common share, diluted is calculated using a numerator based on adjusted net income. Adjusted net earnings per common share, diluted is a non-GAAP financial measure and its most comparable GAAP measure is net earnings per common share, diluted. Adjusted net income’s most comparable GAAP measure is net income. A reconciliation of adjusted net income to net income and a related calculation of adjusted net earnings per common share, diluted are as follows:

(as of December 31 of each year, dollars in millions other than per share amounts):	2016	2017	2018	2019	2020	2021	2022
Net income	$179	$208	$222	$241	$259	$278	$298
Mortgage servicing rights (MSR) impairment (recovery), net of tax	2	(7)	—	—	—	—	—

Adjusted net income	$182	$200	$222	$241	$259	$278	$298

Adjusted net income allocated to Company preferred stock	10	10	10	10	10	10	10

Adjusted net income allocated to Company common stockholders	$172	$190	$212	$231	$248	$267	$288

Average diluted common shares outstanding	127	128	129	130	131	132	133
Adjusted net earnings per common share, diluted	$1.36	$1.48	$1.65	$1.77	$1.90	$2.03	$2.16

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports incorporated by reference into this proxy statement relate to the Company’s historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.

In light of the foregoing, and considering that the Company’s special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Company stockholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Company stockholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. See “Where You Can Find More Information.”

Opinion of UBS Securities LLC

On August 7, 2016, UBS rendered its oral opinion to the Company board (which was subsequently confirmed in writing by delivery of UBS’s written opinion dated the same date) as to, as of August 7, 2016, the fairness, from a financial point of view, to the Company common stockholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

The full text of UBS’s opinion to the Company board is included as Annex C to this proxy statement and describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS’s opinion was provided for the benefit of the Company board (in its capacity as such) in connection with, and for the purpose of, its evaluation from a financial point of view of the merger consideration in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or the merger agreement or any related transaction or agreement. UBS’s opinion did not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company, or the Company’s underlying business decision to effect the merger or any related transaction. In addition, UBS’s opinion did not address any aspect or implication of the holdco merger or the bank merger. Neither UBS’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be or constitutes a recommendation to any Company common stockholder as to how such holder should vote or act with respect to the merger or any related transaction. The summary of UBS’s opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’s written opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that the Company directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company;

•	performed a dividend discount model analysis of the Company in which UBS analyzed the future dividends of the Company using financial forecasts and estimates prepared by the management of the Company;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Company common stock;

•	reviewed a draft, dated August 5, 2016, of the merger agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the Company’s consent, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the Company’s consent, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the Company’s direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. UBS’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

In addition, UBS did not review any individual credit files nor did UBS make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and UBS was not furnished with any such evaluations or appraisals. UBS is not an expert in the evaluation of loan, lease, investment or trading portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, UBS assumed that the

Company’s allowances for losses were adequate to cover such losses. UBS did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which the Company was or may have been a party or was or may have been subject, and its opinion did not consider the potential effects of any such litigation, actions, claims, other contingent liabilities or settlements.

UBS’s opinion did not address any terms, other than the merger consideration to the extent expressly specified in its opinion, of the merger or the merger agreement or any related documents or agreements or the form of the merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, the holdco merger or the bank merger, or any class of such persons, relative to the merger consideration. In rendering its opinion, UBS assumed, with the Company’s consent, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft, dated August 5, 2016, that UBS reviewed, and (ii) the merger, the holdco merger and the bank merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger, the holdco merger and the bank merger would be obtained without any material adverse effect on the Company, the merger, the holdco merger or the bank merger.

In preparing its opinion to the Company board, UBS performed a variety of analyses, including those described below. The summary of UBS’s financial analyses is not a complete description of the analyses underlying UBS’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither UBS’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. UBS arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, UBS believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, UBS considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in UBS’s analyses for comparative purposes is identical to the Company or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, UBS did not make separate or quantifiable judgments regarding individual analyses. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of UBS. Much of the information used in, and accordingly the results of, UBS’s analyses are inherently subject to substantial uncertainty.

UBS’s opinion and analyses were provided to the Company board (in its capacity as such) in connection with its evaluation from a financial point of view of the merger consideration in the merger pursuant to the merger agreement and were among many factors considered by the Company board in evaluating the proposed merger. Neither UBS’s opinion nor its analyses were determinative of the merger consideration or of the views of the Company board with respect to the proposed merger.

The following is a summary of the material financial analyses performed by UBS in connection with UBS’s opinion rendered to the Company board on August 7, 2016. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of UBS’s analyses.

Selected Companies Analyses

UBS considered certain financial data for the Company and selected companies with publicly traded equity securities UBS deemed generally relevant. The selected companies were selected because they were deemed to be similar to the Company in one or more respects, including, without limitation, size and business mix. Unless the context indicates otherwise, share prices for the Company were as of July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale. Share prices for the selected companies used in the selected companies analysis described below were as of August 5, 2016. The estimates of the Company’s future financial performance for the next 12 months and for the years ending December 31, 2016 and 2017 used in the selected companies analysis described below were based on publicly available research analyst estimates for the Company as of the day prior to the announcement of the merger and forecasts provided by Company management (except where the Company’s share price as of July 22, 2016 was utilized, in which case publicly available research analyst estimates for the Company as of July 22, 2016 were utilized). Estimates of the future financial performance of the selected companies listed below for the next 12 months and for the years ending December 31, 2016 and 2017 were based on publicly available research analyst estimates for those companies.

The financial data reviewed included:

•	Share price as a multiple of historical adjusted/operating per share earnings for the previous 12 months where available as reported in public filings, or “Price/ LTM Core EPS”;

•	Share price as a multiple of estimated per share earnings for the next 12 months, or “Price/ NTM EPS”;

•	Share price as a multiple of estimated per share earnings for the year ended December 31, 2016, or “Price/ 2016E EPS”;

•	Share price as a multiple of estimated per share earnings for the year ended December 31, 2017, or “Price/ 2017E EPS”; and

•	Share price as a multiple of tangible book value per share as of June 30, 2016, or “Price/ Tangible Book Value.”

The selected companies were:

•	Peoples United Financial, Inc.

•	East West Bancorp, Inc.

•	First Horizon National Corporation

•	Webster Financial Corporation

•	BankUnited, Inc.

•	Associated Banc-Corp

•	IBERIABANK Corporation

•	TCF Financial Corporation

•	Texas Capital Bancshares, Inc.

The resulting mean and median multiples for the selected companies and the corresponding trading multiples for the Company and multiples for the Company implied by the merger consideration in the merger were:

Price /
	LTM Core EPS		NTM EPS	2016E EPS	2017E EPS	Tangible Book Value
Selected Companies
Median	16.6x		14.8x	15.6x	14.1x	1.52x
Mean	15.5x		14.3x	15.2x	13.8x	1.60x
The Company (price as of July 22, 2016)
Analyst estimates	12.8x	*	10.5x	11.2x	10.0x	1.17x	*
Company management estimates	12.8x	*	10.9x	11.4x	10.5x	1.17x	*
The Company (merger consideration of $19.50)
Analyst estimates	16.1x	*	13.5x	14.3x	13.0x	1.47x	*
Company management estimates	16.1x	*	13.7x	14.3x	13.2x	1.47x	*

*	Historical Company figures per publicly available information.

Selected Transactions Analysis

UBS also considered the financial terms of certain business combinations and other transactions UBS deemed generally relevant. The selected transactions included bank transactions with a deal value greater than $1.0 billion since January 1, 2013. The estimates of the Company’s future financial performance for the next 12 months used in the selected transactions analysis described below were based on publicly available research analyst estimates for the Company as of the day prior to the announcement of the merger and forecasts provided by Company management. Estimates of the future financial performance of the target companies listed below for the next 12 months were based on publicly available research analyst estimates for those companies as of the day prior to the announcement of the relevant transaction.

The financial data reviewed included the implied share price (based on the value of the per share consideration proposed to be paid in the selected transactions) as a multiple of relevant target company’s adjusted/operating earnings per share for the last 12 months where available as reported in public filings, or “LTM Core EPS,” as a multiple of earnings per share for the next 12 months, or “NTM EPS,” and as a multiple of tangible book value per share as of the most recent quarter, or “Tangible Book Value.”

The selected transactions were:

Date Announced	Acquiror	Target
07/16	F.N.B. Corporation	Yadkin Financial Corporation
06/16	Canadian Imperial Bank of Commerce	PrivateBancorp, Inc.
01/16	Huntington Bancshares Incorporated	FirstMerit Corporation
01/16	Chemical Financial Corporation	Talmer Bancorp, Inc.
12/15	BBCN Bancorp, Inc.	Wilshire Bancorp, Inc.
10/15	KeyCorp	First Niagara Financial
Group, Inc.
10/15	New York Community Bancorp, Inc.	Astoria Financial Corporation
08/15	BB&T Corporation	National Penn Bancshares, Inc.

Date Announced	Acquiror	Target
01/15	Royal Bank of Canada	City National Corporation
11/14	BB&T Corporation	Susquehana Bancshares, Inc.
07/14	CIT Group Inc.	IMB HoldCo LLC
09/13	Umpqua Holdings Corporation	Sterling Financial Corporation

The resulting mean and median multiples for the selected transactions and the corresponding multiples for the Company implied by the merger consideration in the merger were:

Price /
	LTM Core EPS		NTM EPS	Tangible Book Value
Selected Transactions
Median	19.3x		17.7x	1.73x
Mean	19.5x		18.4x	1.87x
The Company (merger consideration of $19.50)
Analyst estimates	16.1x	*	13.5x	1.47x	*
Company management estimates	16.1x	*	13.7x	1.47x	*

*	Historical Company figures per publicly available information.

Dividend Discount Analysis

UBS performed a dividend discount analysis of the Company based on the forecasts prepared by Company management that the Company directed UBS to utilize for purposes of its analysis that assumed a common equity tier one capital ratio of 10.0%. For purposes of this analysis, UBS applied a range of terminal value multiples of 9.0x to 13.0x to the Company’s estimated net income for the next 12 months from December 31, 2021 and discount rates ranging from 9.0% to 12.0%. The dividend discount analysis indicated an illustrative implied valuation reference range per share of Company common stock of $13.05 to $20.34. The implied valuation reference range indicated by UBS’s analysis was illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analysis.

Other Matters

Under the terms of UBS’s engagement, the Company agreed to pay UBS for its financial advisory services in connection with the merger a transaction fee of $16.25 million, of which $3.5 million became payable in connection with the delivery of UBS’s opinion and the remainder of which is contingent upon consummation of the merger. The Company also agreed to reimburse certain of UBS’s expenses and to indemnify UBS and certain related parties for certain liabilities and other items arising out of or related to UBS’s engagement. In the past, UBS and its affiliates provided investment banking services to the Company and TIAA unrelated to the proposed merger for which UBS and its affiliates received compensation, including, during the past two years, having provided financial advisory services to the Company in 2015 and having acted as joint bookrunning manager with respect to public offerings of debt securities by the Company in 2015 for which UBS received aggregate fees of less than $1 million and having acted as passive joint bookrunning manager with respect to a public offering of debt securities by TIAA in 2014 for which UBS received aggregate fees of approximately $1 million. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and TIAA and, accordingly, may at any time hold a long or short position in such securities.

The Company selected UBS as its financial advisor in connection with the merger, because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and private placements.

Financing of the Merger

The obligations of TIAA, TCT Holdings and Merger Sub to complete the merger are not contingent upon the receipt of any financing. TIAA has informed the Company that it expects to use cash, other liquid resources, borrowings or a combination thereof to fund the merger.

Interests of Certain Persons in the Merger

In considering the recommendation of the Company board with respect to the merger, you should be aware that the Company’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of the other Company stockholders. The Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in determining to recommend to Company common stockholders that they vote for the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. These interests are described below.

Treatment of Company Equity Awards

The stock options, RSUs and PBRSUs (which we collectively refer to as the “Company equity awards”) held by the Company’s directors and executive officers immediately prior to the effective time will be cancelled in exchange for a cash payment in the same manner as those Company equity awards held by other employees of the Company. As described further in the section titled “The Merger Agreement—Treatment of Company Equity Awards,” such awards will be subject to the following treatment:

•	Stock Options: At the effective time, each outstanding stock option granted under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to the stock option immediately prior to the effective time, multiplied by (y) the excess, if any, of the merger consideration of $19.50 per share over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration of $19.50 per share will be cancelled at the effective time for no consideration or payment.

•	RSUs: At the effective time, each outstanding RSU under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time, multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

•	PBRSUs: At the effective time, each outstanding PBRSU under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such PBRSU immediately prior to the effective time based on target performance, multiplied by (y) the merger consideration of $19.50 per share, less any applicable taxes required to be withheld with respect to such payment.

The following table sets forth for each executive officer and the non-employee directors (as a group), the number of unvested stock options, RSUs and PBRSUs held by such executive officer or group of non-employee directors, as applicable, and the cash amounts payable (on a pre-tax basis) in respect thereof, assuming solely for this purpose that the completion of the merger occurs on September 28, 2016. The amounts reflected in the table below are based on the number of equity awards held by the executive officers and non-employee directors as of September 28, 2016 and depending on when the merger occurs, certain Company equity awards that are unvested as of the date hereof and included in the table below may vest pursuant to their terms, independent of the merger.

	Unvested RSUs (#)	Aggregate Merger Consideration in Respect of RSUs ($)	Unvested Options (#)	Aggregate Merger Consideration in Respect of Unvested Options ($)	PBRSUs (#)	Aggregate Merger Consideration in Respect of PBRSUs ($)	Estimated Total Merger Consideration in Respect of Company Equity Awards ($)(2)
Executive Officers
Robert M. Clements	114,724	2,237,118	200,212	238,871	45,968	896,376	3,372,365
W. Blake Wilson	105,416	2,055,612	183,467	219,287	42,432	827,424	3,102,323
Steven J. Fischer	34,208	667,056	60,854	71,696	13,260	258,570	997,322
John S. Surface	34,229	667,466	60,912	71,748	13,260	258,570	997,783
Francis X. Ervin, Jr.	19,382	377,949	30,705	36,662	8,840	172,380	586,991
James R. Hubbard	13,701	267,170	17,605	0	7,956	155,142	422,312
Non-Employee Directors (as a group)(1)	24,731	482,255	—	—	—	—	482,255

(1)	Includes Company RSU holdings of the following seven non-employee directors of the Company: Joseph D. Hinkel, Merrick R. Kleeman, W. Radford Lovett, II, Arrington Mixon, Robert J. Mylod, Jr., Russell B. Newton, III and William Sanford. Two of the Company’s non-employee directors (Richard P. Schifter and Scott M. Stuart) do not hold any Company equity awards, as such directors are compensated with cash-based awards in lieu of RSUs due to various regulatory considerations.
(2)	This total does not include shares of Company stock owned or shares of Company stock issuable pursuant to fully vested stock options that are held by the individuals as of September 28, 2016.

Transaction Award Letter Agreements

Certain of our executive officers, including Messrs. Wilson, Fischer, Surface, Ervin and Hubbard have entered into letter agreements with TCT Holdings (each, a “letter agreement” and collectively, the “letter agreements”) which provide for a cash transaction award equal to $3,860,000, $860,000, $860,000, $660,000 and $630,000, respectively. Each transaction award will become payable in equal portions on the 18 and 24 month anniversaries of closing, with accelerated payment if the executive’s employment is terminated prior to such time due to death or permanent disability, by the Company without “Cause” (as defined below) or by the executive for “Good Reason” (as defined below), so long as he is not otherwise receiving severance benefits as a result of that termination pursuant to the terms of his employment agreement with the Company (as described below). Pursuant to the terms of the letter agreements, there can be no double payment of amounts under the letter agreements and the employment agreements, as the executives may be eligible to receive payment of the cash transaction awards or the severance amounts described below, but not both.

The letter agreements with Mr. Wilson and Mr. Fischer provide that, following closing, Mr. Wilson will serve as President and Chief Executive Officer and Mr. Fischer will serve as Chief Financial Officer. Each of Messrs. Wilson and Fischer have acknowledged that they consent to their respective post-closing titles and corresponding duties and responsibilities, and as a result, have waived any right to terminate their employment for Good Reason as a result of their post-closing appointments and the occurrence of the merger. Robert Clements will retire from his positions as the Chairman and Chief Executive Officer of the Company and EverBank, effective at the closing of the merger. Mr. Clements’ retirement will be treated as a qualifying termination under the terms of his employment agreement with the Company and as a result, he will become entitled to the severance payments and benefits described below under “The Merger—Interests of Certain Persons in the Merger—Employment Arrangements with Executive Officers.” Mr. Clements has agreed to serve as a director of the combined federal savings association following the closing of the merger.

For purposes of the letter agreements with our executive officers, “Cause” and “Good Reason” are defined as follows:

•	“Cause” generally means the executive’s: (1) commission of a felony, or suspension or loss of a securities license or other similar disciplinary action; (2) engagement in willful misconduct or gross neglect which is materially injurious to the Company, TCT Holdings, TIAA or any of their affiliates; (3) substantial and willful failure to follow a proper written directive of TCT Holdings; (4) willful and substantial failure to perform duties properly assigned to him; (5) willful and material violation of written policies of the Company or TIAA which has caused or is likely to cause material injury to the Company, TCT Holdings, TIAA or any of their affiliates or (6) breach of any restrictive covenant agreement; provided, that the executive may be terminated for Cause under clauses (2), (3), (4) and (5), only after he fails to remedy the grounds for the Cause termination within 30 days of receiving written notice of such from TCT Holdings.

•	“Good Reason” generally means: (1) a material reduction in the executive’s total compensation opportunity; (2) the relocation of executive’s principal office more than 50 miles or (3) the Company’s breach of its material obligations under the letter agreement. For Messrs. Wilson and Fischer, “Good Reason” also includes (4) a significant diminution in the executive’s post-closing position or duties, other than an isolated change not occurring in bad faith and which is remedied by the Company within 30 days after receiving written notice thereof.

The letter agreements contain confidentiality covenants that apply during and following the executives’ employment with the Company, as well as non-competition and non-solicitation obligations that continue for periods of six and 18 months, respectively, following an executive’s termination of employment. While the length of the non-competition period applicable to the executives under the letter agreement is shorter than that which applied under the employment agreements in effect as of the signing of the merger agreement, each of Messrs. Wilson, Fischer, Surface, Ervin and Hubbard will, pursuant to the terms of the letter agreement, be subject to a non-solicitation covenant that exceeds the length of the non-solicitation covenant in the employment agreements by 6 months.

Employment Arrangements with Executive Officers

Each of the Company’s executive officers is party to an employment agreement with the Company (each, an “employment agreement” and collectively, the “employment agreements”). Under their employment agreements, each of Messrs. Clements, Wilson, Fischer, Surface, Ervin and Hubbard will be entitled to the severance payments and benefits outlined below if (a) his employment is terminated without “Cause” (as defined below) or (b) he terminates his employment for “Good Reason” (as defined below). We use the term “qualifying termination” to refer to both a termination by the Company without Cause and a resignation by the executive for Good Reason. The table entitled “Golden Parachute Compensation” quantifies the estimated value of cash severance and benefits that would be provided to each of the Company’s named executive officers, assuming the named executive officer had a qualifying termination of employment immediately following the effective time. As described above under “The Merger—Interests of Certain Persons in the Merger—Transaction Award Letter Agreements,” for those executive officers with letter agreements, there can be no double payment of the cash transaction awards and the severance amounts described below, as the executives may be eligible to receive payment under the letter agreement or the employment agreement, but not under both agreements.

Messrs. Clements and Wilson. In the event of Mr. Clements’ or Mr. Wilson’s qualifying termination, and upon signing a general release of claims against the Company, the executive will be entitled to: (i) a cash severance payment equal to two times the average of his annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus for the year in which his termination occurs and his actual bonus for the immediately preceding year, payable in installments over 24 months, and (ii) a cash payment equal to 18 times the portion of the monthly cost of the executive’s group health benefits paid by the Company, based on the level of coverage in effect on the date of termination, payable in installments over 18 months and at the conclusion of such 18-month period, a lump sum cash payment in an amount equal to six times such monthly cost. As described below, each of Messrs. Clements and Wilson is subject to certain restrictive covenants during his employment with us and for 18 months following his termination of employment. Prior to the completion of the first 12 months of such restriction period, the executive may elect to be released from the remaining six months of the restriction period, in which case he will forfeit the remaining cash severance payments and group health benefits that would otherwise have been payable or available, respectively, over the remaining 12 months. The employment agreements with Messrs. Clements and Wilson also provide that the executive will be entitled to a tax gross-up payment from us to cover any excise tax liability he may incur under Section 280G of the United States Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

Messrs. Fischer, Surface, Ervin and Hubbard. In the event of Mr. Fischer’s, Mr. Surface’s, Mr. Ervin’s or Mr. Hubbard’s qualifying termination, and upon signing a general release of claims against the Company, he will be entitled to: (i) a cash severance payment equal to his annual base salary in effect immediately preceding his termination, plus his target bonus in effect immediately preceding his termination, payable in installments over 12 months and (ii) a cash payment equal to 12 times the portion of the monthly cost of the executive’s group health benefits paid by the Company, based on the level of coverage in effect on the date of termination.

Definitions Applicable to Agreements. For purposes of the employment agreements with our executive officers, “Cause” and “Good Reason” are defined as follows:

•	“Cause” generally means the executive’s: (1) willful and substantial failure or refusal to perform his duties; (2) material breach of his fiduciary duties to the Company; (3) gross negligence or willful misconduct in the execution of his professional duties which is materially injurious to the Company or (4) illegal conduct which results in a conviction of a felony (or a no contest or nolo contendere plea thereto) and which is materially injurious to the business or public image of the Company.

•	“Good Reason” generally means: (1) the assignment to the executive of duties that are inconsistent with his duties as contemplated under the employment agreement; (2) an adverse change in the executive’s position as a result of significant diminution in his duties or responsibilities; (3) a reduction in the executive’s base salary and/or target bonus opportunity; (4) the relocation of executive’s principal office more than 50 miles or (5) the Company’s breach of its material obligations under the employment agreement.

Restrictive Covenants. The employment agreements contain confidentiality covenants that apply during and following the executives’ employment with the Company. The agreements also contain certain non-compete and non-solicitation obligations that, in the case of Messrs. Clements and Wilson, continue for a period of 18 months following termination (or 12 months if the executive elects to forfeit a portion of his severance, as discussed above), and in the case of Messrs. Fischer, Surface, Ervin and Hubbard, continue for a period of 12 months following the executive’s termination of employment.

2016 Bonuses

The merger agreement provides that the component of our executive officers’ 2016 bonuses that is based on the Company’s return on equity will be paid at the greater of actual or target performance, with the component of such bonus tied to other financial or non-financial performance metrics determined based on actual performance. For further information, see “The Merger Agreement—Covenants and Agreements—Employee Benefit Matters.”

Director and Officer Indemnification and Insurance

The merger agreement provides that, after the effective time, the surviving corporation will indemnify and hold harmless all present and former directors or officers of the Company and its subsidiaries against any costs or liabilities incurred in connection with any threatened or actual claim, action, suit proceeding or investigation arising out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time, to the fullest extent permitted by applicable law, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Subject to certain limitations, the merger agreement also requires the surviving corporation to maintain, for a period of six years after the completion of the merger, the Company’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the effective time. The surviving corporation will not, however, be required to spend annually in the aggregate an amount in excess of 300% of the annual premium currently paid by the Company under its current policy. In lieu of the foregoing, the Company, with prior consent of TIAA (not to be unreasonably withheld), may (and at the request of TIAA, the Company will use its reasonable best efforts to) obtain at or prior to the effective time a six-year prepaid “tail” policy under the Company’s existing directors and officers insurance policy providing coverage equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company as of the date of the merger agreement, if such policy can be obtained at an aggregate price of no more than the cap described in the preceding sentence. For additional information, see the section entitled “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance” of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of Company common stock or Company preferred stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Company stockholders. This discussion does not address the consequences of the merger to holders who receive cash pursuant to the exercise of appraisal rights. This discussion applies to you only if you hold shares of Company common stock or Company preferred stock as capital assets for U.S. federal income tax purposes, and does not apply to you if you are a member of a special class of holders subject to special rules, including but not limited to:

•	Stockholders that are not U.S. holders;

•	Dealers in securities;

•	Traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	Tax-exempt organizations;

•	Life insurance companies;

•	Financial institutions;

•	Regulated investment companies;

•	Real estate investment trusts;

•	Partnerships (or entities or arrangements taxable as partnerships for U.S. federal income tax purposes);

•	Persons that use shares of Company common stock or Company preferred stock as part of a straddle or a hedging or conversion transaction;

•	Persons that have a functional currency other than the U.S. dollar;

•	Persons that acquired shares of Company common stock or Company preferred stock upon the exercise of stock options or otherwise as compensation; or

•	Stockholders who hold an equity interest, actually or constructively, in TIAA.

This discussion is based on the Code, its legislative history, existing and proposed regulations promulgated thereunder, published rulings, administrative guidance from the Internal Revenue Service (which we refer to as the “IRS”) and court decisions, all as of the date of this proxy statement. These laws and other authorities are subject to change, possibly on a retroactive basis.

This discussion addresses only U.S. federal income taxation. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Company common stock or Company preferred stock. The Company does not intend for this discussion to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Company common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

Stockholders are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local or non-U.S. and other tax laws and of changes in those laws.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Company common stock or Company preferred stock that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	A trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	An estate that is subject to U.S. federal income tax on the estate’s income regardless of its source.

Tax Consequences of the Merger

The exchange of shares of Company common stock or Company preferred stock for cash in the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock or Company preferred stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) (x) in the case of shares of Company common stock, the amount of cash received with respect to such shares, and (y) in the case of shares of Company preferred stock, the amount of cash received with respect to such shares, including cash received that is attributable to accrued but unpaid dividends (in each case under (x) and (y), determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting,” and transfer taxes), and (ii) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Company common stock or Company preferred stock (i.e., shares acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for each such block of shares of Company common stock or Company preferred stock exceeds one year at the effective time. Long-term capital gains of non-corporate U.S. holders are generally eligible for a reduced rate of U.S. federal income taxation. There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the merger consideration, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances and the application of state, local and foreign tax laws.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to the receipt of all requisite regulatory approvals, which include approvals from the Federal Reserve and the OCC, and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a materially burdensome regulatory condition (as defined in “The Merger Agreement—Covenants and Agreements—Regulatory Matters”). Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their reasonable best efforts to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such approvals.

Federal Reserve

The Company is a savings and loan holding company as defined in the Home Owners’ Loan Act (which we refer to as “HOLA”). The acquisition of control of a savings and loan holding company requires the prior approval of the Federal Reserve pursuant to Section 10(e) of HOLA. Prior to consummating the merger, TIAA must obtain such approval. TCT Holdings, TIAA and the TIAA Board of Overseers submitted an application to the Federal Reserve on September 21, 2016 to seek such approval.

The Federal Reserve is prohibited from approving any transaction under HOLA that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the savings and loan business in any part of the United States, or that may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served, or where the applicant has failed to provide adequate assurances that it will make available such information on its operations or activities, and the operations or activities of any affiliate of the applicant, that the Federal Reserve deems appropriate to determine and enforce compliance with HOLA and other applicable federal banking statutes, and any regulations thereunder.

In addition, in reviewing a transaction under HOLA, the Federal Reserve will consider, among other factors, the financial condition and managerial resources of TIAA, its subsidiaries, the Company and EverBank, and the convenience and needs of the communities to be served.

Under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”), the Federal Reserve will take into account EverBank’s and TIAA-CREF Trust Company’s respective records of performance in meeting the credit needs of each of their communities in the United States, including low- and moderate-income neighborhoods.

Furthermore, HOLA and Federal Reserve regulations require published notice of, and the opportunity for public comment on, the application submitted by TIAA for approval of the merger and authorize the Federal Reserve to hold a public hearing or meeting if the Federal Reserve determines that a hearing or meeting would be appropriate. Any hearing or meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve.

OCC

EverBank and TIAA-CREF Trust Company are each federal savings banks regulated and supervised by the OCC. The bank merger requires prior approval of the OCC under Section 18(c) of the Federal Deposit Insurance Act (which we refer to as the “Bank Merger Act”). TCT Holdings, on behalf of EverBank, filed the Bank Merger Act application seeking approval of the bank merger with the OCC on September 21, 2016. In reviewing applications under the Bank Merger Act, the OCC must consider, among other factors: the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the communities to be served, safety and soundness considerations, the effectiveness of both institutions in combating money laundering and the risks to the stability of the U.S. banking or financial system.

In addition, the OCC may not approve a merger:

•	that will result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States;

•	if the effect of the merger in any section of the country may be substantially to lessen competition or tend to create a monopoly; or

•	if the merger would in any other manner be a restraint of trade, unless the OCC finds that the anticompetitive effects of the merger are clearly outweighed by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served.

Under the CRA, the OCC must also take into account the records of performance of EverBank and TIAA-CREF Trust Company in meeting the credit needs of their respective markets, including low- and moderate-income neighborhoods served by each institution.

As part of the merger review process, the OCC may receive comments and protests from community groups and others, which could prolong the period during which the application is under review by the OCC.

Furthermore, OCC regulations require published notice of, and the opportunity for public comment on, the application submitted by TIAA-CREF Trust Company for approval of the bank merger. In general, the OCC relies on written information submitted during the comment period to reach a decision on an application. However, the OCC will consider obtaining information through other means, such as a public hearing, if useful in reaching a decision. A decision by the OCC that such a hearing or meeting would be appropriate regarding any application could prolong the period during which the application is subject to review.

Mergers approved by the OCC under the Bank Merger Act generally may not be consummated until 30 days after the date of approval, during which time the DOJ may challenge the merger on antitrust grounds and may seek to require the divestiture of certain assets and liabilities. With approval of the OCC and the DOJ, that waiting period may be, and customarily is, reduced to no less than 15 days. There can be no assurance that the DOJ will not challenge the merger or, if such a challenge is made, that the result of that challenge will be favorable to EverBank and TIAA-CREF Trust Company.

FINRA

Rule 1017 of the National Association of Securities Dealers (which we refer to as “NASD”) Rules, which are administered by NASD’s successor, the Financial Industry Regulatory Authority (which we refer to as “FINRA”), provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25% or more of the equity capital of such member at least 30 days prior to such change. EverTrade Direct Brokerage, Inc., a FINRA member entity, intends to make such a filing in connection with the merger.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including the SEC and state insurance regulators.

Based on information available to us as of the date hereof, the parties believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither TIAA nor the Company can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms, or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that would be a materially burdensome regulatory condition. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.

Neither TIAA nor the Company is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained. The processing time for obtaining regulatory approvals for bank mergers, particularly for larger institutions, has increased since the financial crisis. Specifically, the Dodd-Frank Act requires bank regulators to consider financial stability concerns when evaluating a proposed bank merger.

In a recent approval order, the Federal Reserve has stated that, if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve will not in the future allow the application to remain pending while the banking organization addresses its weaknesses. The Federal Reserve explained that, in the future, if issues arise during the processing of an application, it will require the applicant banking organization to withdraw its application pending resolution of any supervisory concerns. Accordingly, if there is an adverse development in either party’s regulatory standing, TIAA may be required to withdraw some or all of the applications for approval of the proposed mergers and, if possible, resubmit after the applicable supervisory concerns have been resolved.

Litigation Relating to the Merger

Two putative stockholder class action lawsuits have been filed in the United States District Court for the Middle District of Florida, Jacksonville Division in connection with the merger agreement. On September 26, 2016, an alleged stockholder of the Company filed a putative stockholder class action, captioned Bushansky v. EverBank Financial Corp., et al., Case No. 3:16-CV-01224-MMH-JBT, against the Company and the members of the Company board (which we refer to as the “individual defendants”). On September 27, 2016, an alleged stockholder of the Company filed a putative stockholder class action, captioned Parshall v. EverBank Financial Corp., et al., Case No. 3:16-CV-01235-TJC-PDB, against the Company and the individual defendants as well as against TIAA, TCT Holdings and Merger Sub (which we refer to as the “TIAA defendants”).

Both complaints allege, among other things, that the individual defendants and the Company violated federal securities laws by disseminating a preliminary proxy statement (which we refer to as the “preliminary proxy”) that included allegedly material misstatements or omissions about the merger and the sales process leading up to the merger. Among other things, the complaints allege that the preliminary proxy omits or misrepresents material information concerning: (i) the Company management’s projections that were utilized by UBS, the Company’s financial advisor in connection with the merger, (ii) the valuation analyses prepared by UBS in connection with the rendering of its fairness opinion, (iii) the sale process leading up to the merger, and (iv) potential conflicts of interest of the Company’s officers and directors. Both complaints also allege that the individual defendants are liable for these alleged violations as controlling persons of the Company and the Parshall complaint further alleges that the TIAA defendants are liable for these alleged violations as controlling persons of the Company. The complaints seek, among other things, an order preliminarily and permanently enjoining the merger and any vote on the merger, rescission of the merger or an award of rescissory damages in the event the merger is consummated, and an award of attorneys’ fees and costs. The Company believes that the claims asserted in the complaints are without merit and intends to defend against the stockholder actions vigorously.

THE MERGER AGREEMENT

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement and incorporated herein by reference. We urge you to read carefully this entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company and TIAA contained in this proxy statement or in the public reports of the Company filed with the SEC may supplement, update or modify the factual disclosures about the Company and TIAA contained in the merger agreement. The merger agreement contains representations and warranties by TIAA, on the one hand, and the Company, on the other hand. The representations, warranties and covenants made in the merger agreement by the Company and TIAA were qualified and subject to important limitations that were negotiated and agreed to by the Company and TIAA. In particular, in your review of the representations and warranties contained in the merger agreement, and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally relevant to investors or applicable to reports and documents filed with the SEC, and some were qualified by the matters contained in confidential disclosure schedules that the Company and TIAA each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

For the foregoing reasons, the representations and warranties, or any descriptions of those provisions, should not be read alone or relied upon as characterizations of the actual state of facts or condition of the Company, TIAA or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement. See “Where You Can Find More Information.” The Company will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Structure of the Merger

Each of the Company’s and TIAA’s respective boards of directors has approved the merger agreement and the transactions contemplated by the merger agreement. Under the merger agreement, Merger Sub, a wholly owned subsidiary of TIAA, will merge with and into the Company, so that the Company is the surviving corporation in the merger and a wholly owned subsidiary of TIAA, and, immediately following the merger, TCT Holdings, a wholly owned subsidiary of TIAA, will merge with and into the surviving corporation, so that the surviving corporation is the surviving corporation in the holdco merger. Immediately following the holdco merger (or, if TIAA elects not to consummate the holdco merger, immediately following the merger), TIAA-CREF Trust Company, a federal savings association and wholly owned bank subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company, so that EverBank is the surviving company in the bank merger.

Before the completion of the merger, (i) TIAA and the Company may, by mutual agreement, change the method or structure of effecting the merger, if and to the extent that TIAA and the Company both decide that such change is necessary, appropriate or desirable, except that no such change that requires any approval of the Company’s stockholders shall be made without (or without being subject to) such approval and (ii) TIAA may (A) change the structure effecting the bank merger so that TIAA-CREF Trust Company is the surviving entity and/or the holdco merger so that TCT Holdings is the surviving corporation or (B) elect not to consummate the holdco merger, in each case so long as no such change would reasonably be expected to (x) materially impede or materially delay the consummation of the transactions contemplated by the merger agreement or (y) adversely affect the tax treatment of the Company’s stockholders pursuant to the merger agreement. The merger agreement further provides that, if the Company fails to obtain the required vote of its stockholders to adopt the merger agreement, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transactions (provided that none of the parties will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of the capital stock or equity rights of the Company as provided for in the merger agreement, in a manner adverse to such party or the Company’s stockholders) and/or resubmit the merger agreement and/or the transactions contemplated thereby (or as restructured) to Company common stockholders for adoption.

Merger Consideration and Preferred Stock Consideration

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $19.50 in cash without interest.

In the merger, each share of Company preferred stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company preferred stock since the last dividend payment date for the Company preferred stock to but excluding the closing date less any dividends declared but unpaid, if any, through the effective time, in cash without interest. If the merger is completed, holders of Company depositary shares will be entitled to receive 1/1000th of the preferred stock consideration for each Company depositary share they hold immediately prior to the merger.

As of the effective time, all Company common stock and Company preferred stock converted into the right to receive the merger consideration and preferred stock consideration, as applicable, will no longer be outstanding and will automatically be cancelled and will cease to exist, and will thereafter represent only the right to receive the merger consideration or preferred stock consideration, as applicable, to be paid in accordance with the merger agreement.

The price to be paid for each share of Company common stock or Company preferred stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of Company common stock or Company preferred stock, including if the Company pays dividends in, splits, combines into a smaller number shares or issues by reclassification any shares of Company common stock or Company preferred stock (or undertakes any similar act) prior to the effective time.

At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving corporation.

Company stock owned by the Company as treasury stock, owned by any Company subsidiary or owned by TIAA or any TIAA subsidiary as a general account share (in each case other than shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) are referred to as “excluded shares.” General account share means any share of stock that is owned by TIAA or any TIAA subsidiary and is treated as part of TIAA’s general account, not including any shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted. Company stock owned by stockholders who have properly exercised their appraisal rights pursuant to Section 262 of the DGCL are referred to as “dissenting shares.”

Governing Documents

At the effective time, the Merger Sub certificate of incorporation and bylaws in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger, until thereafter amended in accordance with applicable law, except that references to the name of Merger Sub shall be replaced by “TIAA FSB Holdings, Inc.”

Treatment of Company Equity Awards

Stock Options: At the effective time, each outstanding stock option under the Company stock plans will automatically and without any required action on the part of the holder thereof, be cancelled and will entitle the holder of such stock option to receive an amount in cash equal to (i) the number of shares of Company common stock subject to such stock option immediately prior to the effective time multiplied by (ii) the excess, if any, of (x) the merger consideration of $19.50 per share over (y) the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. Any stock option that has an exercise price per share that is greater than or equal to the merger consideration of $19.50 per share will be cancelled at the effective time for no consideration or payment.

RSUs: At the effective time, any vesting conditions applicable to each outstanding RSU under the Company stock plans will, automatically and without any required action on the part of the holder thereof, accelerate in full and each RSU will be cancelled and will entitle the holder of such RSU to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

PBRSUs: At the effective time, any vesting conditions applicable to each outstanding PBRSU under the Company stock plans will, automatically and without any required action on the part of the holder thereof, accelerate and each PBRSU will be cancelled and will entitle the holder of such PBRSU to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such PBRSU immediately prior to the effective time based on target performance multiplied by (y) the merger consideration of $19.50 per share, less applicable taxes required to be withheld with respect to such payment.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware. The closing of the transactions contemplated by the merger agreement will occur at 10:00 a.m., New York City time on a date no later than five business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the merger will occur in the first half of 2017 subject to the receipt of stockholder and regulatory approvals and other closing conditions, but neither the Company nor TIAA can guarantee when or if the merger will be completed.

Delivery of Merger Consideration and Preferred Stock Consideration

At or prior to the effective time, TIAA shall deposit, or shall cause to be deposited, with an exchange agent designated by TIAA and reasonably acceptable to the Company, for the benefit of the Company’s stockholders, an amount in cash sufficient to pay the aggregate merger consideration and the aggregate preferred stock consideration (the “exchange fund”), to be paid in exchange for outstanding shares of Company stock.

The conversion of Company common stock and Company preferred stock into the right to receive the merger consideration or the preferred stock consideration, as applicable, will occur automatically at the effective time. After completion of the merger, the exchange agent will exchange certificates representing shares of Company stock for the merger consideration or preferred stock consideration to be received pursuant to the terms of the merger agreement.

As promptly as practicable after the completion of the merger, and in any event within five days thereafter, the exchange agent will mail to each holder of record of Company stock immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of Company common stock and Company preferred stock in exchange for the merger consideration or the preferred stock consideration, as applicable, the holder is entitled to receive under the merger agreement.

Upon surrender to the exchange agent of a certificate or certificates (or affidavit of loss in lieu thereof), together with a properly completed letter of transmittal, each Company stockholder (other than with respect to excluded shares and dissenting shares) will be entitled to receive the merger consideration or preferred stock consideration, as applicable, for each share of Company stock formerly represented by a certificate or for each uncertificated share of Company stock.

If a certificate for Company stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration or preferred stock consideration, as applicable, upon receipt of an affidavit of that fact by the claimant and, if required by TIAA, the posting of a bond in an amount as TIAA may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of the Company of shares of Company stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates or uncertificated shares are presented to the exchange agent, they will be cancelled and exchanged for the merger consideration or the preferred stock consideration, as applicable, to be paid in consideration therefor in accordance with the procedures set forth in the merger agreement.

Appraisal Rights

Company stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder. Any shares of Company stock held by a Company stockholder as of the record date who has not voted in favor of the adoption of the merger agreement and who has validly made and not effectively withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL will not be converted into a right to receive the merger consideration or the preferred stock consideration, as applicable, unless such holder fails to perfect, withdraws or otherwise loses such holder’s rights under Section 262 of the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. See “Appraisal Rights.”

Under the merger agreement, (i) the Company must give TIAA prompt notice of any demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL and (ii) TIAA shall direct all negotiations and proceedings with respect to such demands. Prior to the effective time, the Company may not, except with the prior written consent of TIAA, settle or compromise, or offer to settle or compromise, any such demand, or agree to any such appraisal demands.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH AS OF THE DATE HEREOF IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D.

Withholding

TIAA and the exchange agent will be entitled to deduct and withhold from the merger consideration or the preferred stock consideration, as applicable, the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental entity, these amounts will be treated for all purposes of the merger agreement as having been paid to the stockholders from whom they were withheld.

Representations and Warranties

The merger agreement contains representations and warranties of each of the TIAA Entities and the Company. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, information contained in certain public filings made by the Company with the SEC and information in the confidential disclosure schedules that the Company and TIAA each delivered in connection with the merger agreement. The representations and warranties in the merger agreement do not survive the effective time.

Each of the TIAA Entities and the Company makes representations and warranties with respect to itself and its business regarding, among other things:

•	corporate matters, including due organization and qualification and subsidiaries;

•	corporate power and authority to own or lease its properties and assets and carry on its business;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory authorities;

•	accuracy of financial statements;

•	absence of certain changes or events from December 31, 2015 through the date of the merger agreement;

•	legal proceedings;

•	compliance with applicable laws;

•	CRA ratings;

•	absence of agreements with regulatory authorities; and

•	the accuracy of information supplied for inclusion in this proxy statement and other similar documents.

In addition, certain representations and warranties relating to a number of matters are made only by the Company, including:

•	capitalization;

•	the determination by the Company board that the merger is fair and in the best interests of the Company and its stockholders and of the resolution of the Company board to recommend that the Company stockholders adopt the merger agreement;

•	compliance of documents filed with (or furnished to) the SEC by the Company with the published rules and regulations of the SEC;

•	compliance with the certification requirements of the Sarbanes-Oxley Act of 2002 by the Company’s executive officers;

•	absence of any material “off-balance sheet” arrangements;

•	absence of knowledge of any material complaints, allegations, assertions or claims related to accounting or auditing practices or internal accounting controls;

•	broker’s fees payable in connection with the merger;

•	tax matters;

•	employee and employee benefit plan matters;

•	certain material contracts and the absence of defaults related to such contracts;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities;

•	real property;

•	intellectual property;

•	related party transactions;

•	inapplicability of takeover statutes;

•	opinion from financial advisor;

•	loan matters;

•	insurance matters; and

•	information security matters.

In addition, certain representations and warranties relating to a number of matters are made only by the TIAA Entities, including:

•	availability of funds;

•	ownership and operations of Merger Sub;

•	absence of ownership of Company shares; and

•	absence of “interested stockholder” status under the DGCL.

Certain representations and warranties of the TIAA Entities and the Company are qualified as to knowledge, “materiality,” “material adverse effect” or material delay or material impairment of “the ability of the TIAA Entities and Merger Sub to consummate the merger and other transactions contemplated by the merger agreement on a timely basis.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to any of the Company, TIAA or the combined company, means a material adverse effect on (i) the ability of such party or any subsidiary of such party to timely consummate the transactions contemplated by the merger agreement or (ii) the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, excluding the impact of:

•	changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements;

•	changes, after the date of the merger agreement, in laws of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•	changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

•	public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated thereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement (excluding the obligations with respect to the Company and its subsidiaries operating in the ordinary course of business) in contemplation of the transactions contemplated by the merger agreement (except that such an impact would apply in determining if a material adverse effect has occurred with respect to the representation regarding noncontravention of organizational documents or other obligations);

•	a decline, in and of itself, in the trading price of Company common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred); or

•	the reasonable and customary expenses incurred by the Company or the TIAA Entities in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement;

except, in the cases of the first, second or third bullet points above, to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

The Company has agreed to certain restrictions on itself and its subsidiaries, and their conduct of business, prior to the completion of the merger (or earlier termination of the merger agreement). In general, the Company will, and will cause each of its subsidiaries to, (i) conduct its business (x) in the ordinary course of business in all material respects and (y) in compliance with applicable laws (except, in the case of clause (y), as would not reasonably be expected to be, either individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) and (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships. In addition, each of the Company and the TIAA Entities has agreed that, during the same period, subject to specified exceptions, it will, and will cause each of its subsidiaries to, take no action that would reasonably be expected to adversely and materially affect or materially delay the ability of any of the TIAA Entities or the Company to obtain any necessary approvals of any regulatory agency or other governmental entities required for the transactions contemplated by the merger agreement, perform its covenants and agreements under the merger agreement or consummate the transactions contemplated thereby on a timely basis.

Without limiting the foregoing, prior to the completion of the merger (or earlier termination of the merger agreement), the Company has also agreed that, except as otherwise required by the merger agreement, as required by law or as disclosed in the confidential disclosure schedule delivered by the Company to TIAA at the time of the merger agreement, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, undertake any of the following without prior written consent of TIAA (such consent not to be unreasonably withheld):

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly owned subsidiaries to the Company or any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	adjust, split, combine or reclassify any capital stock;

•	make, declare or pay any dividend, or make any other distribution on, or acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except regular quarterly cash dividends by the Company in the ordinary course of business at a rate not in excess of $0.06 per share of Company common stock, dividends payable on Company preferred stock and certain other exceptions;

•	grant any Company equity awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; provided that if the closing date has not occurred prior to March 1, 2017, the Company may, subject to certain limitations, grant long-term cash awards to officers and employees in respect of the 2016 performance year in lieu of Company equity awards;

•	issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of Company stock options or the settlement of Company equity awards in accordance with their terms;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice, or pursuant to contracts or agreements in force at the date of the merger agreement;

•	except for transactions in the ordinary course of business consistent with past practice (which shall include purchases of blocks or pools of loans in the ordinary course of business consistent with past practice), acquire any material assets or make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of the Company;

•	terminate, materially amend or waive any material provision of any Company Contract (as defined in the merger agreement), or make any change in any instrument or agreement governing the terms of any of its securities, or any material lease or contract, other than certain normal renewals or amendments of contracts, such renewals and amendments subject to limitations regarding aggregate future payment obligations, term and other contractual provisions, without material adverse changes of terms with respect to the Company;

•	enter into any contract that would constitute a Company Contract if it were in effect on the date of the merger agreement;

•	terminate, amend or waive any provision of any related party contract or enter into any agreement, arrangement or understanding that would constitute a related party contract;

•

except as required under applicable law or the terms of any Company benefit plan, (i) enter into, adopt, terminate or amend any Company benefit plan, other than amendments in the ordinary course of business consistent with past practice, that do not materially increase the cost to the Company of maintaining such Company benefit plan; (ii) increase the compensation or benefits payable to any current or former employee, officer or director, except for (w) the grant of cash bonus “spot awards” to employees below the level of senior vice president in the ordinary course of business consistent with past practice, (x) annual merit-based increases in base salary or wage rate for employees below the level of senior vice president, in the ordinary course of business consistent with past practice, (y) increases in base salary or wage rate for employees below the level of senior vice president in connection with and corresponding to any promotions or job transfers implemented in the ordinary course of business consistent with past practice, provided that the increased base salary or wage rate is consistent with the Company’s ordinary course practices for the new role of the promoted or transferred employee or (z) increases in base salary, wage rate or bonus target for employees below the level of senior vice president in connection with and corresponding to any market adjustments implemented in the ordinary course of business consistent with past practice, provided that the increased base salary, wage rate or bonus target, as applicable, is supported by objective industry and job function survey data routinely consulted by the Company for the purposes of making such market adjustments, provided, however, that any increases pursuant to clauses (w), (x), (y) and/or (z) shall not, in the aggregate, increase by more than 4% the aggregate cost of base salaries and wage rates for all employees as in effect at the date of the merger agreement; (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for the payment of bonuses and incentive compensation pursuant to certain plans for completed periods, provided that the Company shall consult with TIAA prior to payment of bonuses pursuant to any plans deemed by the parties to be material; provided that the Company may award additional transaction bonuses to key employees in an amount up to $3.5 million prior to the closing date; (iv) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement or arrangement; (v) fund any rabbi trust or similar arrangement or (vi) terminate the employment of any key employee, other than for cause, or hire any officer or employee at or above the level of senior vice president;

•	commence (except in the ordinary course of business in connection with the collection of debt) or settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $500,000 individually or $1,000,000 in the aggregate, and that would not impose any material restriction on the business of it or its subsidiaries or the surviving corporation or any of its affiliates;

•	amend the Company’s certificate of incorporation or bylaws or comparable governing documents of its subsidiaries;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize, or completely or partially liquidate or dissolve it or any of its subsidiaries;

•	materially restructure or materially change its investment securities or derivatives portfolio or materially change the interest rate exposure of either such portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or purchase any security rated below investment grade;

•	take any action that is intended or reasonably expected to result in any of the conditions to the TIAA Entities’ and Merger Sub’s obligation to effect the merger not being satisfied in a timely manner;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

•	enter into any new line of business;

•	other than in the ordinary course of business consistent with past practice and so long as it does not result in a material change in the risk profile, materially change any of its lending, investment, underwriting, risk, asset liability management or other banking or operating, securitization or servicing policies, except as required by applicable law, regulation or policies imposed by any governmental entity;

•	(i) make any unsecured loans or extensions of credit that are in excess of $100,000 in a single transaction or $10,000,000 in the aggregate, except pursuant to existing commitments as of the date of the merger agreement or (ii) subject to certain adjustments for mortgage warehouse and lender finance facilities, make any secured loan or extension of credit that is in excess of $30,000,000 in a single transaction, except pursuant to existing commitments as of the date of the merger agreement;

•	make any material changes in any of its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by applicable laws or guidelines, or policies imposed by any governmental entity;

•	make, or commit to make, any capital expenditures in excess of $3,000,000 individually or $15,000,000 in the aggregate;

•	other than in the ordinary course of business, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to taxes that results in a material assessment or material restriction on the business of the Company or any of its subsidiaries or settle any material tax claim, audit, assessment or dispute, or surrender any material right to claim a refund of taxes;

•	make an application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries or acquire or sell, or agree to acquire or sell, any branch office or any deposit liabilities; or

•	agree to take, make any commitment to take or adopt any resolutions of its board of directors or similar governing body in support of any of the foregoing actions.

Additionally, prior to the completion of the merger (or earlier termination of the merger agreement), each of the TIAA Entities has agreed that, except as otherwise required by the merger agreement, as required by law or as disclosed in the confidential disclosure schedule delivered by TIAA to the Company at the time of the merger agreement, such TIAA Entity will not, and will not permit any of its subsidiaries to, directly or indirectly, undertake the following without prior written consent of the Company (such consent not to be unreasonably withheld):

•	take any action that is intended or reasonably expected to result in any of the conditions to the Company’s obligation to effect the merger not being satisfied in a timely manner; or

•	agree to take, make any commitment to take or adopt any resolutions of its board of directors or similar governing body in support of any of the foregoing actions.

Each of the Company and TIAA agrees to make one or more of its authorized representatives reasonably available to consider requests from the other party for consents related to the Company forbearances and TIAA forbearances, as applicable, and to use commercially reasonable efforts to cause its representative to respond to such requests promptly (in any event within five business days of such requests). If a representative fails to respond to any such request within five business days, the Company or TIAA, as applicable, shall be deemed to have consented to such request.

Regulatory Matters

The TIAA Entities and the Company have agreed to cooperate and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and government entities. Without limitation to the foregoing, as soon as practicable and in no event later than 45 days after the date of the merger agreement, the parties agree to prepare and file any applications, notices and filings required to be filed with any regulatory agency in order to obtain the requisite regulatory approvals. As used in the merger agreement, “requisite regulatory approvals” means all regulatory authorizations, consents, orders or approvals from the OCC, the Federal Reserve and, if required, the FDIC.

However, in no event will the TIAA Entities be required, or the Company be permitted, to take any action, commit to take any action or agree to any condition or restriction in connection with obtaining the required permits, consents, approvals and authorizations of governmental entities that would:

•	reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of TIAA and its subsidiaries, taken as a whole, after giving effect to the transactions contemplated by the merger agreement (but measured on a scale relative to the Company and its subsidiaries, taken as a whole as of the date of the merger agreement);

•	cause TIAA to lose, suffer any diminution in or have otherwise adversely modified or impaired any of its legislative or regulatory rights, statuses or privileges or have an adverse effect on the regulatory exemptions available to TIAA due to any of the foregoing; or

•	cause TIAA or any of its subsidiaries (other than TIAA-CREF Trust Company, EverBank and their respective subsidiaries) to either (i) divest, restrict or be subject to any limit on any lawful business or activity (other than either the closure of offices, or similar requirements, resulting from competition issues or regulatory conditions that would be de minimis) or (ii) be subject to any prior notice or approval rights with respect to the ability to engage in any lawful business or activity.

We refer to each of the above items as a “materially burdensome regulatory condition.” The TIAA Entities and the Company have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, as well as to promptly keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.

Employee Benefit Matters

During the period commencing at the effective time and ending on (i) if the closing date occurs on or prior to March 31 of any calendar year, December 31 of such calendar year or (ii) if the closing date occurs after March 31 of any calendar year, the first anniversary of the closing date of the merger (such period, the “maintenance period”), TIAA has agreed to cause the surviving corporation to provide each Company employee who continues to be employed by the surviving corporation after the effective time (which we refer to as a “continuing employee”) with (i) a base salary, base wage rate or commission schedule that is no less favorable than that provided by the Company to the continuing employee immediately prior to the effective time; (ii) short-term cash incentive opportunities that are substantially comparable to the short-term cash incentive opportunities provided by the Company to such continuing employee immediately prior to the effective time; (iii) a target long-term incentive opportunity that is substantially comparable to the target long-term incentive opportunity provided by the Company to the continuing employee immediately prior to the effective time, which can be in the form of unrestricted or deferred cash, phantom or notional equity-based incentive programs (at the sole discretion of TIAA); (iv) vacation, personal and sick day entitlements that are no less favorable than the vacation, personal and sick day entitlements provided by the Company to such continuing employee immediately prior to the effective time and (v) retirement and other employee benefits (excluding equity and other long-term incentive benefits) that are substantially comparable in the aggregate to those provided by the Company to the continuing employee immediately prior to the effective time. TIAA will, or will cause the surviving corporation to, provide to each continuing employee whose employment terminates during the maintenance period with severance benefits pursuant to and in accordance with the Company’s broad-based severance and outplacement services plans.

Following the effective time, with respect to any employee benefit plans of TIAA or its subsidiaries in which any continuing employees become eligible to participate (which we refer to as “new plans”), subject to certain customary exclusions, TIAA will or will cause the surviving corporation to: (i) waive all pre-existing conditions, exclusions, evidence of insurability (except with respect to life insurance, provided that TIAA will cause the applicable new plan to provide continuing employees with guaranteed issue amounts thereunder) and waiting periods except to the extent they would apply under the most closely analogous Company benefit plans; (ii) use commercially reasonable efforts to provide credit for any eligible expenses incurred prior to the effective time of the merger under a Company benefit plan (to the same extent that such credit was given under the analogous Company benefit plan prior to the effective time of the merger) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any new plans; (iii) assume all obligations to provide continued health coverage in accordance with COBRA and (iv) use commercially reasonable efforts to recognize all service of continuing employees for all purposes in any new plan to the same extent that such service was taken into account under the most closely analogous Company benefit plan prior to the effective time of the merger, provided that the service recognition shall not apply to the extent it would result in duplication of benefits for the same period of services, for purposes of benefit accrual under any defined benefit pension or the employer premium subsidy under any retiree medical plan, or to any benefit plan that is frozen or that provides benefits to a grandfathered employee population. TIAA also will, or will cause the surviving corporation to, assume and honor all Company benefit plans in accordance with their terms provided that it may amend or terminate these plans in accordance with their terms. Under the merger agreement, TIAA has acknowledged that a change in control (or similar phrase) within the meaning of the Company’s benefit plans will occur as of the effective time.

The Company shall be permitted to finally and conclusively determine, in good faith, the amounts earned under each Company bonus plan in respect of the 2016 fiscal year (which we refer to as the “2016 bonuses”) based on funding at actual performance; provided, however, that solely with respect to certain agreed bonus plans, any component of the financial performance metrics that is measured based on return on equity will be deemed to have been achieved at the greater of actual or target performance. 2016 bonuses shall be paid in the ordinary course of business at such time when annual bonuses have historically been paid out by the Company (which we refer to as the “2016 bonus payment date”). If the closing date occurs on or before the 2016 bonus payment date, (i) TIAA shall, or shall cause the surviving corporation to pay out 2016 bonuses on (or promptly following) the 2016 bonus payment date and (ii) without limiting any other provision of any Company benefit plan, if (x) the closing date occurs after December 31, 2016 and (y) an employee’s employment is terminated by the surviving corporation without cause after the closing date but prior to the 2016 bonus payment date, then (z) notwithstanding any provision to the contrary in any such Company benefit plan, such employee shall be entitled to receive payment of his or her 2016 bonus upon the 2016 bonus payment date (provided that any such payment shall not be duplicative of any other similar right to payment of the 2016 bonus or a pro-rata portion thereof under any other Company benefit plan). If the closing date occurs on or after January 1, 2017, upon notice to and in consultation with TIAA, the Company shall be permitted to establish annual bonus targets, maximums and performance award levels, performance measures and eligibility and participation requirements for the 2017 fiscal year under the bonus plans, in the ordinary course of business consistent with business strategy objectives.

TIAA and the Company shall each, and shall cause each of their respective affiliates to, comply with all laws regarding the maintenance, use, sharing and processing of employee personal data, including (i) compliance with any applicable legal requirements to provide notice to, or obtain consent from, the employee for processing of the data and (ii) taking any other steps necessary to ensure compliance with applicable data protection laws.

Unless otherwise requested by TIAA, not later than 10 business days prior to the closing date, the Company shall take actions, including through resolutions of the Company board (or a duly constituted and authorized committee thereof or other appropriate governing body) that may be necessary or appropriate to cause the Company 401(k) plan to terminate effective on the business day immediately preceding the closing date with such termination being contingent on the consummation of the merger. If TIAA or any of its affiliates maintains a 401(k) plan and TIAA elects to terminate the Company 401(k) plan, TIAA shall permit each Company continuing employee to elect a “direct rollover” of his or her account balances under the Company 401(k) plan and each continuing employee shall become a participant in the TIAA 401(k) plan on the closing date such that no employee experiences a gap in eligibility to participate in a tax-qualified defined contribution plan as a result of the merger.

Prior to making any written broad-based communications to the employees of the Company or its subsidiaries with respect to employment, compensation or benefits matters addressed in the merger agreement or related, directly or indirectly, to the merger, the Company shall provide TIAA with a copy of the intended communication, TIAA shall have a reasonable period of time to review and comment on the communication and the Company shall consider TIAA’s comments in good faith.

Between the date of this merger agreement and the closing date, the Company shall use commercially reasonable efforts to (a) assist TIAA in identifying key employees of the Company and its subsidiaries (which we refer to as “key employees”), including providing any information as reasonably requested by TIAA about individual employees and groups of employees with respect to their roles, job descriptions, performance, compensation levels, retention risk factors and other similar information and (b) to the extent requested by TIAA, cooperate in good faith with TIAA to help establish and implement, on behalf of TIAA, any employee retention and transition incentive programs designed to encourage the retention and performance of key employees and (c) ensure that no executive officer of, or written communication by, the Company or its subsidiaries disparages TIAA or any of its affiliates in any way or interferes with TIAA’s retention efforts with respect to employees of the Company and its subsidiaries.

Director and Officer Indemnification and Insurance

The merger agreement provides that, following completion of the merger, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors or officers of the Company and its subsidiaries (in their capacity as such) against any costs and liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether arising before or after the effective time, arising in whole or in part out of the fact that such person is or was a director or officer of the Company or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement requires the surviving corporation to maintain, for a period of six years after completion of the merger, the Company’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 300% of the current annual premium paid as of the date of the merger agreement by the Company for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, the Company, with the prior consent of TIAA (not to be unreasonably withheld), may (and, at TIAA’s request, will use its reasonable best efforts to) obtain at or prior to the effective time a six-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy providing coverage equivalent to that described in the current policies of directors’ and officers’ liability insurance maintained by the Company if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap. If the Company purchases such a “tail policy,” the surviving corporation must maintain the policy in full force and effect and continue to honor its obligations under the policy.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, obtaining required consents, access to information, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, the taking of steps to cause dispositions of Company equity securities pursuant to the transactions contemplated by the merger agreement by directors and officers of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, the delisting of Company stock, cooperation with respect to stockholder litigation, integration, and employee matters and, if requested by TIAA, the taking of steps to commence a tender offer for amounts due in respect of any notes of the Company issued pursuant to the Indenture, dated June 30, 2015, between the Company and Wells Fargo, N.A., as Trustee.

Stockholder Meeting and Recommendation of the Company Board of Directors

The Company has agreed to hold as soon as reasonably practicable a meeting of its stockholders for the purpose of voting upon adoption of the merger agreement and upon other related matters. The Company board has agreed to use its reasonable best efforts to obtain from its stockholders the vote required to adopt the merger agreement, including by communicating to its stockholders its recommendation (and including such recommendation in this proxy statement)

that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if the Company board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may submit the merger agreement to the Company stockholders without recommendation (although the resolutions approving the merger agreement may not be rescinded or amended) and may communicate the basis for its lack of a recommendation to Company stockholders in this proxy statement or a supplemental amendment hereto to the extent required by law, provided that:

•	(i) the Company has received an acquisition proposal that did not result from breach of the Company’s agreement not to solicit other offers (and such proposal is not withdrawn) and the Company board determines in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that such acquisition proposal constitutes a superior proposal (as defined below) or (ii) an unknown and not reasonably foreseeable intervening event shall have occurred and the Company board determines in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that continuing to recommend the merger agreement would be more likely than not to result in a violation of its fiduciary duties under applicable law;

•	the Company gives TIAA at least five business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including (i) in the case of an acquisition proposal, the latest material terms and conditions of, and the identity of the third party making any such acquisition proposal and any amendment or modification thereof or (ii) in the case of an unknown and not reasonably foreseeable intervening event, the nature of the intervening event in reasonable detail); and

•	at the end of such notice period, the Company board takes into account any amendment or modification to the merger agreement proposed by TIAA (which shall be negotiated in good faith by the Company) and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period.

Notwithstanding any change in recommendation by the Company board, unless the merger agreement has been terminated in accordance with its terms, the Company is required to convene the special meeting and to submit the merger agreement to a vote of Company stockholders. Except as set forth above, the Company board shall not (i) withdraw, change, qualify, modify or publicly and affirmatively propose to withdraw, change, qualify or modify the Company recommendation, (ii) fail to recommend against acceptance of any tender offer or exchange offer for Company common stock within 10 business days after the commencement of such offer or (iii) approve, resolve, adopt or recommend, or propose publicly to approve, resolve, adopt or recommend, any acquisition proposal (any of the above a “change in Company recommendation”). The Company must adjourn or postpone such meeting if there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary for adoption of the merger agreement.

Agreement Not to Solicit Other Offers

The Company has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any acquisition proposal;

•	engage or participate in any negotiations with any person concerning any acquisition proposal; or

•

provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal except to notify a person that makes any inquiry with respect to an acquisition proposal, of the existence of the Company’s obligations with respect to such acquisition proposals under the merger agreement.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer or proposal relating to any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of any class of equity or voting securities of the Company or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning 20% or more of any class of equity or voting securities of the Company or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

However, in the event that, prior to the adoption of the merger agreement by the Company’s stockholders, the Company receives an unsolicited bona fide written acquisition proposal, after the date of the merger agreement (which did not result from a breach of the Company’s agreement not to solicit other offers) and its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that such acquisition proposal would reasonably be expected to result in a superior proposal, the Company may, and may permit its subsidiaries and its and their officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that the board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, (i) the Company enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between TIAA and the Company, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with the Company and (ii) any nonpublic information to be provided to such third party shall have been previously provided to TIAA. The Company will, and will cause its and its subsidiaries’ officers, directors, agents, advisors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than the TIAA Entities with respect to any acquisition proposal and the Company shall promptly request the prompt return or destruction of all confidential information previously furnished to any such other person. The Company will promptly (and in any event within 24 hours) advise TIAA in writing of the receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and will keep TIAA reasonably apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal. In addition, the Company has agreed to use its reasonable best efforts to enforce any existing confidentiality, standstill or similar agreements to which it or any of its subsidiaries is a party.

As used in the merger agreement, “superior proposal” means a bona fide unsolicited written acquisition proposal (substituting “50%” for “20%,” in the definition thereof) which the board of directors has determined in good faith, after consultation with outside counsel and financial advisors, taking into account all relevant legal, financial, regulatory and other aspects of such offer or proposal and the person making the proposal, that, (i) if consummated, would be more favorable to Company common stockholders, from a financial point of view, than the transactions contemplated by the merger agreement (after taking into account any proposed revisions to the terms of such agreement) and (ii) is more likely than not to be completed on the terms proposed on a timely basis.

Certain Permitted Disclosure

Nothing in the merger agreement will prevent the Company or the Company board from complying with Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an acquisition proposal or making any legally required disclosure to the Company’s stockholders, provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under the merger agreement.

Conditions to Complete the Merger

The TIAA Entities’, Merger Sub’s and the Company’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by the Company’s stockholders;

•	the absence of any order, injunction or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the bank merger, the holdco merger or the other transactions contemplated by the merger agreement and the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity or otherwise in effect which prohibits or makes illegal consummation of the merger, the holdco merger or the bank merger;

•	the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

•	the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officer’s certificate from the other party to such effect);

•	the receipt of the requisite regulatory approvals, and the expiration of all statutory waiting periods in respect thereof, without, in the case of the obligations of the TIAA Entities to complete the merger, the imposition of any term or condition that would constitute, either individually or in the aggregate, a materially burdensome regulatory condition;

•	in the case of the obligations of the TIAA Entities to complete the merger, holders of not more than 15% of the outstanding Company common stock shall have duly exercised their dissenters’ rights under Section 262 of the DGCL; and

•	in the case of the obligations of the TIAA Entities to complete the merger, all conditions to the consummation of the bank merger (other than the consummation of the merger and the holdco merger) shall have been and remain satisfied, or then be capable of satisfaction, and TIAA shall be reasonably satisfied that the bank merger can occur immediately after the merger or, if the holdco merger is taking place immediately after the merger, immediately after the holdco merger, or at such other time thereafter as TIAA may choose.

None of the Company, the TIAA Entities or Merger Sub can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, none of the Company, the TIAA Entities or Merger Sub has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger (whether before or after the adoption of the merger agreement by Company common stockholders (unless otherwise specified below)) in the following circumstances:

•	by the mutual written consent of TIAA and the Company, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

•	by either TIAA or the Company if:

•	any governmental entity that must grant a requisite regulatory approval has denied approval of the merger, the holdco merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting, or making illegal, the consummation of the merger, the holdco merger or the bank merger, except that if the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement, such party shall not be permitted to terminate the merger agreement pursuant to such failure;

•	the merger has not been completed on or before the outside date, except that, if the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement, such party shall not be permitted to terminate the merger agreement pursuant to such failure;

•	(provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 30 days (or such fewer days as remain prior to the outside date) following written notice to the party committing such breach or which, by its nature or timing, cannot be cured during such period;

•	the merger proposal shall not have been approved at the special meeting; or

•	the Federal Reserve or the OCC shall have requested in writing that the Company, TIAA or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval;

•	by TIAA if:

•	prior to obtaining the approval of Company common stockholders of the merger proposal, (i) the Company board (A) fails to recommend in the proxy statement that the stockholders of the Company adopt the merger agreement, (B) effects a change in Company recommendation, (C) fails to issue a press release announcing its opposition to an acquisition proposal within 10 business days after such acquisition proposal is publicly announced or (D) submits the merger agreement to Company common stockholders for approval without a recommendation for approval or (ii) the Company or its board of directors has breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in any material respect; or

•	the Federal Reserve or the OCC has granted a requisite regulatory approval but such requisite regulatory approval contains or would result in the imposition of a materially burdensome regulatory condition and there is no meaningful possibility that such requisite regulatory approval could be revised prior to the outside date so as not to contain or result in a materially burdensome regulatory condition; or

•

by the Company if (i) TIAA does not elect to terminate the merger agreement within 60 days following any termination right arising from the Federal Reserve or the OCC granting a requisite regulatory approval as described in the previous paragraph and (ii) TIAA has not, by the end of such 60-day period, waived the materially burdensome regulatory condition with respect to which such termination right arose, except that, if during such 60-day period referred to in the preceding proviso any new material condition or restriction is imposed by a governmental entity (regardless of whether such new condition or restriction would itself constitute a materially burdensome regulatory condition) such 60-day period shall be extended until 60 days after such new condition or restriction was imposed with there being no meaningful possibility that such new condition or restriction would be revised prior to the outside date so as not to be a material condition or restriction.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (i) the TIAA Entities, Merger Sub and the Company will remain liable for any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement (which, for the Company, includes loss of economic benefits of the merger, including the loss of the premium for the Company stockholders) and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of termination fee and the confidential treatment of information.

Termination Fee

The Company will pay TIAA a termination fee, in immediately available funds, in the amount of $93,200,000 if the merger agreement is terminated in the following circumstances:

•	In the event that:

•	prior to the effective time and after the date of the merger agreement, any person shall have made an acquisition proposal, which proposal has been publicly disclosed or made known to management of the Company or its stockholders generally, or any person shall have publicly announced or made known to management of the Company an intention (whether or not conditional) to make an acquisition proposal;

•	thereafter the merger agreement is terminated:

•	by either party either because the merger has not been completed prior to the outside date without the merger proposal having been approved or because the merger proposal shall not have been approved at the special meeting; or

•	by TIAA as a result of a breach of a representation, warranty, covenant or agreement that would constitute a failure of a closing condition that has not been cured during the permitted time period or which, by its nature, cannot be cured during such period; and

•	within 12 months after the termination of the merger agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided that, for purposes of the foregoing, all references in the definition of acquisition proposal to “20%” will instead refer to “50%”).

•	In the event that TIAA terminates the agreement prior to the Company obtaining the approval of its stockholders because:

•	the Company board (i) fails to recommend in the proxy statement that the stockholders of the Company adopt the merger agreement; (ii) effects a change in Company recommendation; (iii) fails to issue a press release announcing its opposition to an acquisition proposal within 10 business days after such acquisition proposal is publicly announced or (iv) submits the merger agreement to Company common stockholders for approval without a recommendation for approval; or

•	the Company or its board of directors has breached its obligations with respect to (i) obtaining stockholder approval or (ii) not soliciting other offers in any material respect.

If the termination fee is payable under circumstances triggered by the Company entering into an agreement for or consummating a third-party acquisition proposal, the termination fee must be paid upon the earlier of the date the Company enters into the applicable definitive agreement and the date of the consummation of such transaction. In other circumstances, the termination fee must be paid within two business days after such termination.

In the event that the termination fee becomes payable and is paid by the Company pursuant to the merger agreement, the termination fee will be the TIAA Entities’ and Merger Sub’s sole and exclusive remedy for monetary damages under the merger agreement, except in the case of fraud or willful and knowing breach.

Miscellaneous Provisions

Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the respective boards of directors of the TIAA Entities, Merger Sub and the Company at any time before or after approval of the matters presented in connection with the merger by the Company stockholders, except that after adoption of the merger agreement by the Company stockholders, there may not be, without further approval of such stockholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the completion of the merger, the TIAA Entities, Merger Sub and the Company may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that, after adoption of the merger agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (including the obligation to consummate the merger) in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties also waives, in the merger agreement, (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Governing Law

The merger agreement is governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles that would cause the application of the law of any other jurisdiction.

No Third-Party Beneficiaries

The merger agreement is not intended to and does not confer upon any person, other than the parties to the merger agreement, any rights, remedies, obligations or liabilities under or by reason of the merger agreement, other than as described under “—Director and Officer Indemnification and Insurance.”

VOTING AGREEMENTS

This section describes the material terms of the voting agreements. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreements, a form of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. This section is not intended to provide you with any factual information about the Company or TIAA. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in “Where You Can Find More Information.”

As a condition and inducement to the willingness of TIAA to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, TIAA entered into voting agreements with certain stockholders, directors and executive officers of the Company, who collectively owned approximately 22% of the outstanding Company common stock as of the record date, in their capacity as stockholders of the Company. The voting agreements require each such stockholder to vote all of the Company common stock that such stockholder is entitled to vote at the special meeting or any other meeting of the Company’s stockholders, and at any adjournment thereof. Each such stockholder has agreed to vote (or cause to be voted), in person or by proxy, in favor of (i) the adoption and approval of the merger agreement and approval of the merger and other transactions contemplated by the merger agreement and (ii) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters. Each such stockholder also agreed to vote all of its, his or her Company common stock against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement, or of such stockholder contained in the relevant voting agreement, if requested by TIAA in writing at least two business days prior to the applicable vote. Each such stockholder has also agreed to vote all of its, his or her Company common stock against any acquisition proposal or superior proposal and any other corporate action that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the merger agreement or the relevant voting agreement, the performance by the Company of its obligations under the merger agreement or the performance by such stockholder of its, his or her obligations under the relevant voting agreement, including any (i) extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or EverBank (other than the merger, the holdco merger or the bank merger); (ii) a sale, lease or transfer of any material amount of assets of the Company or EverBank or a reorganization, recapitalization, liquidation or dissolution or other similar transaction involving the Company or EverBank or (iii) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.

Each stockholder who executed a voting agreement (i) waived, and agreed not to exercise or assert, any appraisal or similar rights (including under Section 262 of the DGCL) in connection with the merger and (ii) agreed (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against TIAA, TCT Holdings, Merger Sub, the Company or any of their respective affiliates relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the transactions contemplated by either agreement, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement or (2) alleging a breach of any fiduciary duty of the Company board in connection with the voting agreement, the merger agreement or the transactions contemplated by either agreement.

Each stockholder who executed a voting agreement agreed that it, he or she (i) has not entered into, and will not enter into at any time while the merger agreement is in effect, any voting agreement or voting trust with respect to its, his or her Company common stock; (ii) has not granted, and will not grant at any time while the merger agreement is in effect, any proxy, consent or power of attorney with respect to the voting of its, his or her Company common stock (except as provided by the relevant voting agreement) and (iii) has not taken and will not knowingly take any action that would make any representation or warranty of such stockholder contained in the relevant voting agreement untrue or incorrect or have the effect of preventing or disabling such stockholder from performing any of its, his or her obligations under the relevant voting agreement, in each case except pursuant to certain permitted transfers.

In addition, each stockholder who executed a voting agreement agreed, in its, his or her capacity as a Company stockholder and not in his or her capacity as a director or officer of the Company, not to, and to cause each of his, her or its subsidiaries, affiliates and representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any acquisition proposal; (ii) engage or participate in any negotiations with any person concerning any acquisition proposal; (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal; (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person, with respect to the voting of any shares of Company common stock or Company preferred stock in connection with any vote or other action on any matter, other than to recommend that Company stockholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby; (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any acquisition proposal or (vi) agree or propose to do any of the foregoing.

The voting agreements will terminate upon the earlier to occur of (i) the consummation of the merger and (ii) the termination of the merger agreement in accordance with its terms. Each stockholder who executed a voting agreement will also have the right to terminate its, his or her voting agreement by written notice to TIAA if the terms of the merger agreement are amended, modified or waived without the written consent of such stockholder to change the form or amount of the consideration payable with respect to such stockholder’s shares of Company common stock pursuant to the merger agreement in a manner adverse to such stockholder.

The foregoing description of the voting agreements is only a summary, and stockholders are urged to read the form of voting agreement attached as Annex B to this document, which is incorporated herein by reference.

APPRAISAL RIGHTS

If the merger agreement is adopted by Company common stockholders, Company common stockholders who do not vote in favor of the merger proposal, as well as Company preferred stockholders, who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

It is not entirely clear under Delaware law that dissenters’ rights under Section 262 of the DGCL independently apply to Company depositary shares. However, the Company has agreed, subject to the terms described in this section, to treat each holder of currently outstanding Company depositary shares as a beneficial owner of the interest in the Company preferred stock represented thereby. Except to the extent shares of Company preferred stock are withdrawn from the depositary, the depositary, which is currently Wells Fargo Bank, N.A., will be the holder of record of the shares of Company preferred stock and the Company depositary shares will represent interests in those shares of preferred stock. All outstanding depositary shares are held through banks, brokers or other holders. Accordingly, if you hold an interest in Company depositary shares and you wish to exercise dissenters’ rights with respect to those Company depositary shares, you will be required to contact the bank, broker or other holder through which you hold your Company depositary shares and follow the procedures described below that are applicable to a holder having a beneficial interest in shares held by another person such as a bank or broker. In addition, to the extent permitted by law, the Company may require holders or beneficial owners of Company depositary shares wishing to exercise appraisal rights to enter into an agreement with the Company and the depositary setting forth procedures relating to the exercise of appraisal rights, including an acknowledgement that the beneficial owner or holder will not be entitled to recover both an appraisal award and the preferred stock consideration. Where appropriate, references below to Company preferred stock will also be considered to be references to Company depositary shares, references to Company preferred stockholders will also be considered to be reference to holders of Company depositary shares and references to preferred stock consideration will also be considered to be references to the appropriate portion thereof represented by a Company depositary share.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Company stockholders exercise their appraisal rights under Section 262 of the DGCL. Only a holder of record of shares of Company stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Company stock held of record in the name of another person, such as a bank, broker or other holder of record, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Company stock through a bank, broker or other holder of record and you wish to exercise appraisal rights, you should consult with the record holder of your shares.

Under Section 262 of the DGCL, Company stockholders who (i) do not vote in favor of the merger proposal; (ii) are the record holders of such shares on the date on which they make a demand for appraisal and continue to hold such shares through the effective time and (iii) otherwise follow exactly the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any (subject to proportionate reduction for any consideration paid to such stockholders prior to such determination), as determined by the Delaware Court of Chancery. For further information, see “Appraisal Rights—Determination of Fair Value.”

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the Company’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex D. In connection with the merger, any Company stockholder who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully.

Failure to strictly comply with the requirements of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses its, his or her appraisal rights will be entitled to receive the merger consideration or preferred stock consideration, as applicable, described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company stock, the Company believes that, if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Company stock must do ALL of the following:

•	the stockholder must not vote in favor of the merger proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a Company common stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares. Holders of Company preferred stock and holders of Company depositary shares are not entitled to vote at the special meeting;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the merger proposal at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

•	the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. If no party files such petition for appraisal within 120 days after the effective time, then the stockholder will lose its right to an appraisal of its shares of Company stock. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any Company stockholder wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the merger agreement at the special meeting at which the merger proposal will be submitted to the Company common stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the merger proposal. A Company stockholder wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the Company common stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company common stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal nor abstaining from voting on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A proxy or vote against the merger proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Company stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company stock should be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the holder intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

Stockholders who hold their shares in bank or brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their banks, brokers and other holders of record, as applicable, to determine the appropriate procedures for such record holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a bank, broker or other holder of record, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights. Shares held through banks, brokerage firms and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company’s nominee. Any beneficial holder of shares desiring to exercise appraisal rights with respect to such shares that are held through a bank, brokerage firm or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The stockholder should instruct such bank, brokerage firm or other financial institution that the demand for appraisal must be made by the record holder of the shares, which might be the name of a central security depositary if the shares have been so deposited.

A record owner, such as a bank or broker, who holds shares of Company stock as a nominee for others, may exercise its, his or her right of appraisal with respect to the shares of Company stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company stock as to which appraisal is sought. Where no number of shares of Company stock is expressly mentioned, the demand will be presumed to cover all shares of Company stock held in the name of the record owner.

All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, FL 32202

Attn: Corporate Secretary

Any Company stockholder who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party may withdraw its, his or her or demand for appraisal and accept the merger consideration or preferred stock consideration, as applicable, by delivering to the surviving corporation a written withdrawal of the demand for appraisal within 60 days after the effective time. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; however, such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding, or joined that proceeding as a named party, to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.

Section 262 of the DGCL provides that if immediately before a transaction such as the merger the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Delaware Chancery Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million. The Company common stock and the Company depositary shares are each listed on the NYSE and therefore this provision will be applicable in respect thereof.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each Company stockholder who has made a written demand for appraisal pursuant to Section 262 of the DGCL, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation or any Company stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company stock. Accordingly, any Company stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company stock within the time and in the manner prescribed by Section 262 of the DGCL. The failure of a Company stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time, any Company stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a Company stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated, within 20 days after such service, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court of Chancery, the court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

After determining the Company stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Company stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each Company stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such Company stockholder), in which case interest shall accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although the Company believes that the merger consideration and preferred stock consideration are fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration or preferred stock consideration, as applicable. Neither the Company nor TIAA anticipates offering more than the merger consideration or preferred stock consideration, as applicable, to any Company stockholder exercising appraisal rights, and each of the Company and TIAA reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Company stock is less than the merger consideration or preferred stock consideration, as applicable. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

The costs of the appraisal proceedings may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro-rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of Company stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Company stock will be deemed to have been converted at the effective time into the right to receive the merger consideration or preferred stock consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration or preferred stock consideration, as applicable, in accordance with Section 262 of the DGCL.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Company stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company stock, if any, payable to Company stockholders of record as of a time prior to the effective time; however, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any Company stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE

COMPANY’S NAMED EXECUTIVE OFFICERS

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding, advisory vote of the Company’s stockholders, as described below in this section.

•	The estimated value of the payments and benefits that the Company’s named executive officers will receive in connection with the merger is quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the completion of the merger occurs on September 28, 2016 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K); (ii) a per share merger consideration of $19.50; (iii) salary and target bonus levels as of the date of this proxy statement; (iv) the number of unvested Company equity awards held by the named executive officers as of September 28, 2016, and (v) termination of each named executive officer’s employment without “cause” or by the executive for “good reason” immediately after the completion of the merger. See “The Merger Agreement—Treatment of Company Equity Awards” for the definitions of “cause” and “good reason.”

Depending on when the merger occurs, certain Company equity awards that are now unvested and included in the table below may vest independent of the merger pursuant to their terms based on continued service with the Company or the achievement of applicable performance goals. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation

	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Robert M. Clements	4,747,788	3,372,365	$0	8,120,153
W. Blake Wilson	4,138,937	3,102,323	$0	7,241,260
Steven J. Fischer	1,008,875	997,322	—	2,006,197
John S. Surface	1,008,891	997,783	—	2,006,674
Francis X. Ervin, Jr.	763,177	586,991	—	1,350,168

(1)	Amounts reflect the following payments, all of which are “double trigger” payments that are contingent upon the termination of the named executive officers’ employment without cause or the executive’s resignation for good reason (as each term is defined above under “The Merger—Interests of Certain Persons in the Merger—Employment Agreements with Executive Officers”: (a) cash severance payment; (b) pro-rata bonus and (c) payment in respect of healthcare continuation that would become payable upon a qualifying termination of employment, as follows:

	Cash Severance ($)(a)	Pro-Rata Bonus ($)(b)	Healthcare Continuation Payment ($)(c)
Robert M. Clements	3,852,553	866,301	28,934
W. Blake Wilson	3,355,449	754,521	28,967
Steven J. Fischer	747,000	247,408	14,467
John S. Surface	747,000	247,408	14,483
Francis X. Ervin, Jr.	572,900	175,794	14,483

(a)

Pursuant to the terms of the executives’ employment agreements, the cash severance amount reflects (i) for Messrs. Clements and Wilson, an amount equal to two times the average of the executive officer’s annual base salary in effect for the year in which termination occurs and his annual base salary during the immediately preceding year, plus two times the average of his target bonus in effect for the year in which termination occurs and his actual bonus for the immediately preceding year and (ii) for Messrs. Fischer, Surface and Ervin an amount equal to the executive officer’s annual base salary in effect immediately preceding the executive officer’s termination plus his target bonus in effect immediately preceding the executive officer’s termination. The cash severance is paid in equal installments over a two-year period, in the case of Messrs. Clements and Wilson, or a one-year period, in the case of Messrs. Fischer, Surface and Ervin. Note, the amounts payable under the transaction award letter agreements with each of Messrs. Wilson, Fischer, Surface and Ervin are not reflected in this table because these awards are compensation for post-closing services and because the executives would not receive any payments pursuant to these agreements if they were involuntarily terminated immediately after the closing of the merger. For further information regarding the transaction award letter agreements, see “The Merger—Interests of Certain Persons in the Merger—Transaction Award Letter Agreements.”
(b)	Reflects a “single-trigger” pro-rated portion of the executive’s annual bonus for the year in which the termination occurs (assuming, for purposes of this calculation, target performance), which is payable at closing pursuant to the EverBank Financial Corp. Executive Incentive Plan.
(c)	For Messrs. Clements and Wilson, reflects a cash payment equal to 18 times the portion of the monthly cost of the executive’s group health benefits paid by the Company, based on the level of coverage in effect on the date of termination which is payable in installments over 18 months following the executive’s termination and at the conclusion of such 18-month period, a lump sum cash payment in an amount equal to six times such monthly cost. For Messrs. Fischer, Surface and Ervin, reflects a cash payment equal to 12 times the portion of the monthly cost of the executive’s group health benefits paid by the Company, based on the level of coverage in effect on the date of termination, which is payable in installments over 12 months following the executive’s termination.

In order to receive the cash severance and the healthcare continuation payments, the executive must execute a release of claims in favor of the Company and comply with the terms of the applicable restrictive covenants described above under “The Merger—Interests of Certain Persons in the Merger—Employment Agreements with Executive Officers.”

(2)	Amounts reflect the “single-trigger” payments that will be made in respect of unvested Company equity awards held by the named executive officers based as reflected in the table above under “The Merger—Interests of Certain Persons in the Merger—Treatment of the Company’s Equity Awards.”
(3)	Based on preliminary calculations, the Company does not expect that either Mr. Clements or Mr. Wilson will incur a 280G excise tax in connection with the merger. Consequently, it is not expected that either executive receive a tax reimbursement payment pursuant to the terms of his employment agreement. Messrs. Fischer, Surface and Ervin are not entitled to a gross-up payment under their respective employment agreements but, rather, their agreements provide for a “cutback” such that the amount of the payments and benefits that each of these executive officers otherwise would receive in connection with the merger would be reduced to the extent necessary to avoid imposition of the “golden parachute” excise tax.

Merger-Related Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the Company’s stockholders the opportunity to express their views on the merger-related compensation of Company’s named executive officers.

Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation,’ are hereby APPROVED.”

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or TIAA. If the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Company common stockholders fail to approve the advisory vote regarding merger-related compensation.

The Company board recommends that Company common stockholders vote “FOR” the compensation proposal.

MARKET PRICE AND DIVIDENDS

Company common stock is listed for trading on the NYSE under the symbol “EVER.” On September 28, 2016, there were 128 registered Company common stockholders. The table below shows the high and low sales prices of Company common stock, as reported on the NYSE, and the cash dividends declared per share, for the periods indicated.

	EverBank Financial Corp Common Stock
	High	Low	Dividend Declared
Fiscal Year 2014
First quarter	$20.00	$16.40	$0.03
Second quarter	20.61	18.08	0.03
Third quarter	20.50	17.66	0.04
Fourth quarter	19.56	17.33	0.04

Fiscal Year 2015
First quarter	19.16	17.24	0.04
Second quarter	20.21	17.82	0.04
Third quarter	20.69	19.06	0.06
Fourth quarter	21.18	15.87	0.06

Fiscal Year 2016
First quarter	15.98	12.32	0.06
Second quarter	15.92	13.37	0.06
Third quarter (through September 28, 2016)	19.38	13.95	—

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for excluded shares and dissenting shares, shall be converted into the right to receive $19.50 in cash without interest. The merger consideration represents a premium of approximately 4.6% over $18.64, the closing price of Company common stock on the NYSE on August 5, 2016, the last trading day prior to the public announcement of the merger agreement, a premium of approximately 25.8% over $15.50, the closing price of Company common stock on the NYSE on July 22, 2016, the last trading day prior to the date on which a news organization reported publicly that the Company was exploring a sale, and a premium of approximately 30.1% over $14.99, the Company’s one-month volume-weighted average trading price for the trading period beginning June 23, 2016 and ended July 22, 2016.

On September 28, 2016, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $19.36 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 28, 2016, there were 125,432,771 shares of Company common stock issued and outstanding. Only Company common stockholders of record at the close of business on the record date will be entitled to vote at the special meeting or any adjournment or postponement thereof. Company preferred stockholders are not entitled to vote at the special meeting in such capacity.

Security Ownership of Certain Beneficial Owners

The following table sets forth the common stock beneficially owned as of September 28, 2016 by each stockholder known to the Company, based on public filings made with the SEC, to beneficially own 5% or more of the Company’s outstanding common stock. The following table does not include shares for which TIAA may be deemed to have beneficial ownership as a result of the voting agreements.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	No. of Shares of Common Stock	% of Class
Sageview Partners L.P.(1)	10,312,230	8.22%
TPG Funds(2)	8,737,103	6.97%
Wellington Management Group, LLP(3)	6,870,227	5.48%
The Vanguard Group(4)	6,455,220	5.15%

(1)	Sageview Capital Master, L.P. (“Sageview Master”), Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”), Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Partners L.P. Sageview A, Sageview B and Sageview C are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart, one of our directors, are managing and controlling persons of Sageview MGP. Each of Messrs. Gilhuly and Stuart disclaim beneficial ownership over the shares held by Sageview MGP except to the extent of their pecuniary interest therein. The address for Mr. Gilhuly is c/o Sageview Capital L.P., 245 Lytton Ave., Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital L.P., 55 Railroad Ave., Greenwich, CT 06830.
(2)	Includes: (i) 6,963,236.42 shares of Company common stock held by TPG Partners VI, L.P. (“TPG Partners VI”), a Delaware limited partnership, whose general partner is TPG GenPar VI, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VI Advisors, LLC, a Delaware limited liability company; (ii) 1,747,421.43 shares of Company common stock held by TPG Tortoise AIV, L.P. (“TPG Tortoise”), a Delaware limited partnership, whose general partner is TPG Tortoise GenPar, L.P., a Delaware limited partnership, whose general partner is TPG Tortoise GenPar Advisors, LLC, a Delaware limited liability company, and (iii) 26,445.18 shares of Company common stock held by TPG FOF VI SPV, L.P. (“TPG FOF VI SPV” and, together with TPG Partners VI and TPG Tortoise, the “TPG Funds”), a Delaware limited partnership, whose general partner is TPG Advisors VI, Inc. The sole member of each of TPG GenPar VI Advisors, LLC and TPG Tortoise GenPar Advisors, LLC is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are directors, officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and TPG Advisors VI, Inc. and may therefore be deemed to be the beneficial owners of the common stock held by TPG Partners VI, TPG Tortoise and TPG FOF VI SPV. The address of TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors VI, Inc. and Messrs. Bonderman and Coulter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(3)	Based solely upon information contained in the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 11, 2016. Wellington beneficially owned 6,870,227 shares of Company common stock as of December 31, 2015, with sole voting power over no shares, sole dispositive power over no shares, shared voting power over 6,522,878 shares and shared dispositive power over 6,870,227 shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.
(4)	Based solely upon information contained in the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2016. Vanguard beneficially owned 6,455,220 shares of Company common stock as of December 31, 2015, with sole voting power over 124,664 shares, sole dispositive power over 6,343,308 shares, shared voting power over 2,800 shares and shares dispositive power over 11,972 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Security Ownership of Management and Directors

The following table sets forth information about the beneficial ownership of Company common stock for each named executive officer, each director and all executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o EverBank Financial Corp, 501 Riverside Ave., Jacksonville, FL 32202.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below and disregarding the voting agreements, the Company believes, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Company common stock that they beneficially own, subject to applicable community property laws. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the date of determination. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of September 28, 2016. The Company has based the calculation of the percentage of beneficial ownership on 125,432,771 shares of Company common stock outstanding as of September 28, 2016.

In computing the number of shares of Company common stock beneficially owned by a person identified in the table below and the percentage ownership of such person, the Company deemed outstanding Company common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of September 28, 2016. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any person not identified in the chart below.

Name and Address of Beneficial Owner	Shares Beneficially Owned as of September 28, 2016
	Number	Percentage
Named Executive Officers and Directors:
Robert M. Clements(1)	3,656,356	2.88%
W. Blake Wilson(2)	2,281,019	1.79%
Steven J. Fischer(3)	100,369	*
Francis X. Ervin, Jr.	16,677	*
John S. Surface(4)	961,038	*
Joseph D. Hinkel(5)	22,030	*
Merrick R. Kleeman(6)	277,399	*
W. Radford Lovett, II(7)	1,449,108	1.16%
Arrington H. Mixon(8)	11,280	*
Robert J. Mylod, Jr.(9)	506,915	*
Russell B. Newton, III(10)	4,018,163	3.20%
William Sanford(11)	12,030	*
Richard P. Schifter(12)	—	—
Scott M. Stuart(13)	10,312,230	8.22%
All directors and executive officers as a group (14 persons)	23,624,614	18.21%

*	Less than 1%.
(1)	Consists of: (i) 1,956,856 shares of Company common stock, of which 70,404 are shares for which Mr. Clements acts as custodian on behalf of his three children, and (ii) options to purchase 1,699,500 shares of Company common stock that are currently exercisable or are exercisable within 60 days of September 28, 2016. Ann H. Clements, Mr. Clements’ wife, owns 996,675 additional shares of Company common stock in her own name, of which 199,980 are shares for which Mrs. Clements acts as custodian on behalf of their three children. Ann T. Clements, Mr. Clements’ daughter, owns 40,296 additional shares of Company common stock in her own name. Mr. Clements does not have any voting or dispositive power over the Company common stock held by his wife or daughter and accordingly disclaims any beneficial ownership thereof.

(2)	Consists of: (i) 492,887 shares of Company common stock and (ii) options to purchase 1,788,132 shares of Company common stock that are currently exercisable or are exercisable within 60 days of September 28, 2016. Of the 492,887 shares of Company common stock: Mr. Wilson (w) owns 437,943 with his spouse, Stephanie K. Wilson, as tenants by the entirety; (x) beneficially owns 10,977 as trustee of the Wilson Family Irrevocable Trust; (y) beneficially owns 16,156 as trustee of the W. Blake Wilson Five-Year Grantor Retained Annuity Trust and (z) beneficially owns 27,811 as trustee of the W. Blake Wilson 2012 Two-Year Grantor Retained Annuity Trust.
(3)	Consists of: (i) 8,769 shares of Company common stock and (ii) options to purchase 91,600 shares of Company common stock that are currently exercisable or are exercisable within 60 days of September 28, 2016.
(4)	Consists of: (i) 248,616 shares of Company common stock, of which 19,257 shares are owned by Surface Investment Partnership, Ltd. and (ii) options to purchase 712,422 shares of Company common stock that are currently exercisable or are exercisable within 60 days of September 28, 2016. Includes 55,000 shares of Company common stock pledged as security by Mr. Surface.
(5)	The address for Mr. Hinkel is 919 Chestnut Ave., Wilmette, IL 60091.
(6)	Mr. Kleeman also holds 37,000 Company depositary shares. The address for Mr. Kleeman is c/o Wheelock Street Capital, 660 Steamboat Rd. 3rd floor, Greenwich, CT 06830.
(7)	Consists of: (i) 12,030 shares of Company common stock; (ii) 594,532 shares of Company common stock held by the W. Radford Lovett II GST Exempt Trust, of which Mr. Lovett is the general partner; (iii) 810,450 shares of Company common stock held by Lovett Miller Venture Fund III, Limited Partnership, of which Mr. Lovett and Scott Miller are managing directors of Lovett Miller Venture Partners III, LLC, the general partner of Lovett Miller Venture Fund III, Limited Partnership; (iv) 32,096 shares of Company common stock held by Lovett Miller & Co. Incorporated Profit Sharing Plan, FBO William Radford Lovett II. Includes 360,959 shares of Company common stock pledged as security by the W. Radford Lovett II GST Exempt Trust. A family member of Mr. Lovett sharing his household holds 22,475 additional shares of Company common stock over which Mr. Lovett does not have any voting or dispositive power and accordingly disclaims any beneficial ownership thereof. The address for Mr. Lovett is c/o Lovett Miller & Co., One Independent Dr., Suite 1600, Jacksonville, FL 32202.
(8)	The address for Ms. Mixon is 6000 Fairview Road, Suite 1525, Charlotte, NC 28210.
(9)	Includes 506,915 shares of Company common stock owned jointly with his wife, Heather Mylod. The address for Mr. Mylod is c/o Annox Capital Management, Suite 101, 40701 Woodward Ave., Bloomfield Hills, MI 48304.
(10)	The 1995 Newton Family Limited Partnership, LLP owns 2,794,235 shares of Company common stock. Mr. Newton is the sole manager of Newton O5, LLC, the general partner of the Newton Family Limited Partnership, LLP. Timucuan Fund, L.P. owns 641,928 shares of Company common stock. Mr. Newton is the controlling partner of Timucuan Fund Management, L.P., the general partner of Timucuan Fund, L.P. R2 Partners owns 387,430 shares of Company common stock. Mr. Newton is one of two general partners of R2 Partners and owns 50% of the partnership units of R2 Partners. DV Properties, Inc. owns 186,155 shares of Company common stock. Mr. Newton is director and President of DV Properties, Inc. The address for Mr. Newton is c/o Timucuan Asset Management Inc., 200 West Forsyth St., Suite 1600, Jacksonville, FL 32202.
(11)	The address for Mr. Sanford is c/o Fairway Market, 2284 12th Ave., New York, NY 10024.
(12)	Mr. Schifter is a senior advisor to TPG Capital, L.P., which is an affiliate of the TPG Funds. Mr. Schifter does not have voting or dispositive power over the shares held by the TPG Funds. The address for Mr. Schifter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(13)	Consists of Company common stock held by Sageview Partners L.P. Mr. Stuart is a Co-President of Sageview Capital MGP, LLC, which ultimately controls the general partner of Sageview Partners L.P. Mr. Stuart shares voting and dispositive power over the securities held by Sageview Partners L.P., however, he disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Ave., Greenwich, CT 06830.

DELISTING AND DEREGISTRATION OF COMPANY STOCK

Company common stock is currently listed on the NYSE under the symbol “EVER” and Company depositary shares are currently listed on the NYSE under the symbol “EVER.PRA.” If the merger is completed, Company common stock and Company depositary shares will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock or Company depositary shares.

OTHER MATTERS

The Company does not know of any business to be presented for action at the special meeting other than those items referred to herein. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirement for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to all stockholders at that address, unless the affected stockholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible.

Certain brokerage firms, banks or similar entities holding Company common stock for their customers may household notices or proxy materials. Stockholders sharing an address whose shares of our common stock are held in “street name” should contact their broker if they wish to receive separate copies of these materials in the future or if they are receiving multiple copies and wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials if you contact us at the following address or telephone number: EverBank Financial Corp, Investor Relations, 501 Riverside Ave., Jacksonville, FL 32202, telephone (904) 281-6000.

STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed prior to our 2017 annual meeting of stockholders (which we refer to as an “annual meeting”), we expect to hold a 2017 annual meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If we have public stockholders at the time of our 2017 annual meeting, the following deadlines apply to the submission of stockholder proposals.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Company board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2017 annual meeting. To be considered for inclusion in the proxy statement for the 2017 annual meeting, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Company’s Corporate Secretary, at the Company’s principal office at 501 Riverside Ave., Jacksonville, FL 32202, no later than December 7, 2016.

The Company bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to the Company board. The stockholder must give advance written notice to the Company’s Corporate Secretary no later than February 18, 2017 nor earlier than January 19, 2017, that is, a date that is not less than 90 nor more than 120 days prior to the anniversary of the date of the 2016 annual meeting, provided, however, that in the event the Company’s 2017 annual meeting is called for a date that is not within 25 days before or after the anniversary date of the 2016 annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information regarding its public facilities. The Company’s SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at https://www.sec.gov. You may also retrieve the Company’s SEC filings at its Internet website at http://www.everbank.com under the heading “Investors,” and then under the heading “Investor Relations” and then under the heading “SEC Filings.” The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 19, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on April 27, 2016 and July 26, 2016, respectively; and

•	Current Reports on Form 8-K, filed with the SEC on January 5, 2016, January 27, 2016, February 11, 2016, March 10, 2016, March 14, 2016, April 6, 2016, April 27, 2016, May 5, 2016, May 23, 2016, July 26, 2016, August 8, 2016 and September 7, 2016.

All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this proxy statement from the date of filing of those documents.

You may obtain any of the documents incorporated by reference from the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

EverBank Financial Corp

501 Riverside Ave.

Jacksonville, FL 32202

Telephone: (904) 281-6000

Attn: Corporate Secretary

If you would like to request documents, please do so by November 2, 2016 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated September 29, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

TCT HOLDINGS, INC.,

DOLPHIN SUB CORPORATION

and

EVERBANK FINANCIAL CORP

Dated as of August 7, 2016

ARTICLE I

THE MERGER		A-2

1.1	The Merger	A-2
1.2	Closing	A-2
1.3	Effective Time	A-2
1.4	Effects of the Merger	A-2
1.5	Conversion of Company Stock	A-2
1.6	Parent Common Stock	A-4
1.7	Owner Common Stock	A-4
1.8	Merger Sub Common Stock	A-4
1.9	Treatment of Company Equity Awards	A-4
1.10	Certificate of Incorporation of Surviving Corporation	A-5
1.11	Bylaws of Surviving Corporation	A-5
1.12	Holdco Merger	A-6
1.13	Bank Merger	A-6

ARTICLE II

EXCHANGE OF CERTIFICATES AND PAYMENT OF COMPANY EQUITY AWARDS		A-6

2.1	Parent to Make Merger Consideration and Preferred Stock Consideration Available	A-6
2.2	Delivery of Merger Consideration and Preferred Stock Consideration	A-6
2.3	Payment of Company Equity Awards	A-8
2.4	Dissenting Shares	A-8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY		A-9

3.1	Corporate Organization	A-9
3.2	Capitalization	A-11
3.3	Authority; No Violation	A-12
3.4	Consents and Approvals	A-13
3.5	Reports	A-14
3.6	Financial Statements	A-15
3.7	Broker’s Fees	A-17
3.8	Absence of Certain Changes or Events	A-17
3.9	Legal Proceedings	A-17
3.10	Taxes and Tax Returns	A-17
3.11	Employees and Employee Benefit Plans	A-19
3.12	Compliance with Applicable Law	A-22
3.13	Certain Contracts	A-24

A-i

3.14	Agreements with Regulatory Agencies	A-25
3.15	Risk Management Instruments	A-25
3.16	Environmental Matters	A-26
3.17	Investment Securities and Commodities.	A-27
3.18	Real Property	A-27
3.19	Intellectual Property	A-27
3.20	Related Party Transactions	A-28
3.21	State Takeover Laws	A-28
3.22	Opinion	A-29
3.23	Company Information	A-29
3.24	Loan Portfolio	A-29
3.25	Insurance	A-31
3.26	Information Security	A-31
3.27	No Other Representations or Warranties	A-31

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES		A-32

4.1	Corporate Organization	A-32
4.2	Authority; No Violation	A-33
4.3	Consents and Approvals	A-34
4.4	Reports	A-35
4.5	Financial Statements	A-35
4.6	Absence of Certain Changes or Events	A-35
4.7	Legal Proceedings	A-35
4.8	Compliance with Applicable Law	A-36
4.9	Agreements with Regulatory Agencies	A-36
4.10	Parent Information	A-37
4.11	Availability of Funds	A-37
4.12	Ownership and Operations of Merger Sub	A-37
4.13	Ownership of Shares	A-37
4.14	No Interested Stockholder	A-37
4.15	No Other Representations or Warranties	A-37

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS		A-38

5.1	Conduct of Business of the Company Prior to the Effective Time	A-38
5.2	Company Forbearances	A-39
5.3	Parent Entity Forbearances	A-42
5.4	Representatives	A-43

A-ii

ARTICLE VI

ADDITIONAL AGREEMENTS		A-43

6.1	Regulatory Matters	A-43
6.2	Access to Information	A-45
6.3	Stockholders’ Approval	A-46
6.4	Legal Conditions to Merger	A-48
6.5	Employee Benefit Plans	A-48
6.6	Indemnification; Directors’ and Officers’ Insurance	A-51
6.7	Additional Agreements	A-53
6.8	Advice of Changes	A-53
6.9	Acquisition Proposals	A-54
6.10	Public Announcements	A-55
6.11	Change of Method	A-55
6.12	Restructuring Efforts	A-56
6.13	Takeover Statutes	A-56
6.14	Rule 16b-3	A-56
6.15	Stock Exchange Delisting	A-56
6.16	Stockholder Litigation	A-57
6.17	Transition	A-57
6.18	Employee Cooperation	A-57
6.19	Certain Indebtedness	A-58

ARTICLE VII

CONDITIONS PRECEDENT		A-58

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-58
7.2	Conditions to Obligations of the Parent Entities and Merger Sub	A-59
7.3	Conditions to Obligations of the Company	A-60

ARTICLE VIII

TERMINATION		A-60

8.1	Termination	A-60
8.2	Effect of Termination	A-62

ARTICLE IX

GENERAL PROVISIONS		A-63

9.1	Nonsurvival of Representations, Warranties and Agreements	A-63
9.2	Amendment	A-64
9.3	Extension; Waiver	A-64
9.4	Expenses	A-64

A-iii

9.5	Notices	A-64
9.6	Interpretation	A-65
9.7	Counterparts	A-66
9.8	Entire Agreement	A-66
9.9	Governing Law; Jurisdiction	A-66
9.10	Waiver of Jury Trial	A-67
9.11	Assignment; Third Party Beneficiaries	A-67
9.12	Specific Performance	A-67
9.13	Severability	A-68
9.14	Delivery by Facsimile or Electronic Transmission	A-68

Exhibit A	Form of Bank Merger Agreement

A-iv

INDEX OF DEFINED TERMS

Page
2016 Bonus Payment Date	A-50
2016 Bonuses	A-50
Acquisition Proposal	A-54
affiliate	A-66
Agreement	A-1
Anti-Money Laundering Laws	A-22
Bank Merger	A-1
Bank Merger Agreement	A-6
Bank Merger Certificates	A-6
BD Compliance Policies	A-24
Bonus Plans	A-41
business day	A-66
Certificate	A-3
Certificate of Merger	A-2
CFPB	A-14
Change in Company Recommendation	A-48
Chosen Courts	A-67
Closing	A-2
Closing Date	A-2
Code	A-5
Company	A-1
Company 401(k) Plan	A-50
Company Bank	A-1
Company Benefit Plans	A-19
Company Broker-Dealer	A-13
Company Bylaws	A-10
Company Certificate	A-10
Company Common Stock	A-2
Company Compensation Committee	A-5
Company Contract	A-25
Company Disclosure Schedule	A-9
Company Equity Awards	A-5
Company Indemnified Parties	A-52
Company Meeting	A-46
Company Owned Properties	A-27
Company PBRSU	A-5
Company Preferred Stock	A-3
Company Qualified Plans	A-19
Company Real Property	A-27
Company Recommendation	A-47
Company Regulatory Agreement	A-25
Company Reports	A-14
Company Representative	A-43

A-v

Page
Company RSU	A-4
Company Stock	A-3
Company Stock Option	A-4
Company Stock Plans	A-4
Company Subsidiary	A-10
Confidentiality Agreement	A-46
Continuing Employees	A-48
Debt Tender Offer	A-58
Delaware Secretary	A-2
DGCL	A-2
Dissenting Shares	A-8
dollars	A-66
Effective Time	A-2
Employee Personal Data	A-50
Enforceability Exceptions	A-13
Environmental Laws	A-26
ERISA	A-19
ERISA Affiliate	A-20
Exchange Act	A-16
Exchange Agent	A-6
Exchange Fund	A-6
FDIC	A-11
Federal Reserve Board	A-9
FINRA	A-13
GAAP	A-10
General Account Share	A-2
Governmental Entity	A-13
HOLA	A-9
Holdco Merger	A-1
Holdco Merger Certificates	A-6
Indenture	A-58
Intellectual Property	A-28
Intervening Event	A-48
IRS	A-18
Key Employees	A-57
knowledge	A-66
Laws	A-22
Liens	A-12
Loan Interests	A-30
Loans	A-29
made available	A-66
Maintenance Period	A-48
Material Adverse Effect	A-9
Materially Burdensome Regulatory Condition	A-45
Merger	A-1
Merger Consideration	A-2

A-vi

Page
Merger Sub	A-1
Merger Sub Bylaws	A-5
Merger Sub Certificate	A-5
Merger Sub Common Stock	A-4
Multiemployer Plan	A-19
New Plans	A-49
Notes	A-58
Notifying Party	A-53
NYDFS	A-34
OCC	A-14
ordinary course of business	A-66
Owner	A-1
Owner Bylaws	A-32
Owner Certificate	A-32
Parent	A-1
Parent 401(k) Plan	A-51
Parent Bank	A-1
Parent Bylaws	A-32
Parent Certificate	A-32
Parent Disclosure Schedule	A-32
Parent Entities	A-1
Parent Entity	A-1
Parent Insurance Subsidiaries	A-37
Parent Regulatory Agreement	A-36
Parent Representative	A-43
Permitted Encumbrances	A-27
person	A-66
Preferred Stock Consideration	A-3
Preliminary 280G Calculations	A-21
Premium Cap	A-52
Proxy Statement	A-13
Regulatory Agencies	A-14
Related Party Contract	A-28
Representatives	A-54
Requisite Company Vote	A-12
Requisite Regulatory Approvals	A-45
Sarbanes-Oxley Act	A-15
SEC	A-13
Securities Act	A-14
SRO	A-14
Subsidiary	A-10
Superior Proposal	A-55
Surviving Corporation	A-1
Takeover Statutes	A-29
Tax	A-18
Tax Return	A-19

A-vii

Page
Taxes	A-18
Termination Date	A-61
Termination Fee	A-63
Transaction Bonus Agreements	A-1
Ultimate Parent	A-32
Volcker Rule	A-23
Voting and Support Agreement	A-1

A-viii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 7, 2016 (this “Agreement”), by and among Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“Parent”), TCT Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Owner” and, together with Parent, the “Parent Entities” and, each, a “Parent Entity”), Dolphin Sub Corporation, a Delaware corporation and wholly owned subsidiary of Owner (“Merger Sub”), and EverBank Financial Corp, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of each of the Parent Entities, Merger Sub and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transactions provided for herein, pursuant to which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into the Company (the “Merger”), so that the Company is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger, and, immediately following the Merger, Owner will, subject to the terms and conditions set forth herein (including Section 6.11(b)), merge with and into the Surviving Corporation (the “Holdco Merger”), so that the Surviving Corporation is the surviving corporation in the Holdco Merger (hereinafter sometimes referred to in such capacity also as the Surviving Corporation);

WHEREAS, immediately following the Holdco Merger (or, if Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b), immediately following the Merger), TIAA-CREF Trust Company, FSB (“Parent Bank”) will, subject to the terms and conditions set forth herein and in the Bank Merger Agreement (as defined below), merge with and into EverBank (“Company Bank”) (the “Bank Merger”), so that Company Bank is the surviving company in the Bank Merger;

WHEREAS, concurrently with the execution of this Agreement, Parent is entering into Voting and Support Agreements (each, a “Voting and Support Agreement” and, collectively, the “Voting and Support Agreements”) with certain directors, executive officers and stockholders of the Company, in each case in the form agreed to by the parties;

WHEREAS, prior to, or contemporaneously with, the execution of this Agreement, Owner has entered into transaction bonus agreements with certain senior officers of the Company (the “Transaction Bonus Agreements”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall merge with and into the Company. The Company shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Davis Polk & Wardwell LLP, on a date which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless extended by mutual agreement of the parties (the “Closing Date”).

1.3 Effective Time. The Merger shall become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on the Closing Date (the “Certificate of Merger”). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL.

1.5 Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parent Entities, Merger Sub, the Company or the holder of any of the following securities:

(a) Subject to Section 2.4, each share of the common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by the Company as treasury stock, owned by any Subsidiary of the Company or owned by Parent or any Subsidiary of Parent as a General Account Share (as defined below) (in each case other than shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) and Dissenting Shares (as defined, and to the extent provided in Section 2.4), shall be converted into the right to receive $19.50 in cash without interest (the “Merger Consideration”). As used herein, the term “General Account Share” means any share of stock that is owned by Parent or any Subsidiary of Parent and is treated as part of Parent’s general account, but shall not include, for the avoidance of doubt, any shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted.

(b) Subject to Section 2.4, each share of Series A 6.75% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Preferred Stock”), except for shares of Company Preferred Stock owned by the Company as treasury stock, owned by any Subsidiary of the Company or owned by Parent or any Subsidiary of Parent as a General Account Share (in each case other than shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) and Dissenting Shares (as defined, and to the extent provided in Section 2.4), shall be converted into the right to receive $25,000 plus accrued and unpaid dividends on a share of Company Preferred Stock since the last dividend payment date for the Company Preferred Stock to but excluding the Closing Date less any dividends declared but unpaid, if any, through the Effective Time, in cash without interest (the “Preferred Stock Consideration”) (for the avoidance of doubt, the intention of this provision is that the holders of the Company Preferred Stock will receive dividends and a payment pursuant to this Section 1.5(b) that will make them whole with respect to dividends through the day before the Closing without duplication).

(c) All of the shares of Company Common Stock and Company Preferred Stock (together, the “Company Stock”) converted into the right to receive the Merger Consideration or the Preferred Stock Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate”, it being understood that any reference herein to “Certificate” shall be deemed to include as applicable (and as reasonably interpreted by Parent) reference to book-entry account arrangements for the ownership of shares of Company Stock) previously representing any such shares of Company Stock shall thereafter represent only the right to receive the Merger Consideration or the Preferred Stock Consideration, as applicable. Certificates previously representing shares of Company Stock shall be exchanged for the Merger Consideration or the Preferred Stock Consideration, as applicable, upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Company Common Stock or Company Preferred Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar change in capitalization (not including, for the avoidance of doubt, for any such change in the number of outstanding shares of Company Common Stock as a result of exercises of Company Stock Options or the settlement of Company Equity Awards, in each case, in accordance with their terms), the Merger Consideration and the Preferred Stock Consideration shall be equitably adjusted to reflect such change; provided that nothing in this Section 1.5(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. No interest shall be paid on the Merger Consideration or the Preferred Stock Consideration.

(d) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Stock that are owned by the Company as treasury stock, owned by any Subsidiary of the Company or owned by Parent or any Subsidiary of

Parent as a General Account Share (in each case other than shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

1.6 Parent Common Stock. At and after the Effective Time, each share of Parent, $1,000 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

1.7 Owner Common Stock. At and after the Effective Time, each share of common stock of Owner, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

1.8 Merger Sub Common Stock. At and after the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (“Merger Sub Common Stock”) shall be converted into one issued and outstanding share of common stock of the Surviving Corporation.

1.9 Treatment of Company Equity Awards.

(a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under the Amended and Restated Company 2011 Omnibus Equity Incentive Plan, the Company 2011 Omnibus Equity Incentive Plan and the First Amended and Restated 2005 Equity Incentive Plan (collectively, the “Company Stock Plans”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder of such Company Stock Option to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than five (5) business days after the Effective Time), an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock of such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Stock Option which has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) At the Effective Time, (A) any vesting conditions applicable to each outstanding restricted stock unit subject only to service-based vesting conditions (a “Company RSU”) under the Company Stock Plans, shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and (B) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than five (5) business days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective

Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to section 409A of the Internal Revenue Code of 1986 (the “Code”) and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under section 409A of the Code.

(c) At the Effective Time, (A) any vesting conditions applicable to each outstanding restricted stock unit subject to performance-based vesting conditions (a “Company PBRSU”) under the Company Stock Plans, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, accelerate as provided herein, and (B) each Company PBRSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder of such Company PBRSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than five (5) business days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company PBRSU immediately prior to the Effective Time based on target performance as of the Effective Time as reasonably determined by the compensation committee of the Board of Directors of the Company (the “Company Compensation Committee”) pursuant to the terms of such award multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company PBRSUs that constitute nonqualified deferred compensation subject to section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under section 409A of the Code.

(d) At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Stock Options, Company RSUs and Company PBRSUs (collectively, the “Company Equity Awards”) pursuant to this Section 1.9. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any person pursuant to or in settlement of Company Equity Awards.

1.10 Certificate of Incorporation of Surviving Corporation. At the Effective Time, the certificate of incorporation of Merger Sub (“Merger Sub Certificate”), as in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law, except that references to the name of Merger Sub shall be replaced by “TIAA FSB Holdings, Inc”.

1.11 Bylaws of Surviving Corporation. At the Effective Time, the bylaws of Merger Sub (“Merger Sub Bylaws”), as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, except that references to the name of Merger Sub shall be replaced by “TIAA

FSB Holdings, Inc”.

1.12 Holdco Merger. Subject to Section 6.11(b), immediately following the Effective Time, Owner and the Surviving Corporation will enter into an agreement and plan of merger pursuant to which, immediately following the execution and approval thereof, Owner will merge with and into the Surviving Corporation. Subject to Section 6.11(b), the Surviving Corporation shall be the surviving entity in the Holdco Merger and, following the Holdco Merger, the separate corporate existence of Owner shall cease. The Surviving Corporation and Owner shall execute or cause the execution of such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Holdco Merger effective (“Holdco Merger Certificates”) immediately following the Effective Time.

1.13 Bank Merger. Immediately following the Holdco Merger (or, if Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b), immediately following the Merger), Parent Bank will merge with and into Company Bank. Subject to Section 6.11(b), Company Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Parent Bank shall cease. The parties agree that the Bank Merger shall become effective immediately following the Holdco Merger (or, if Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b), immediately following the Merger). Within thirty (30) days after the date of this Agreement, Parent Bank and Company Bank shall enter into the agreement and plan of merger in the form attached hereto as Exhibit A (the “Bank Merger Agreement”) and (i) the Company shall cause the Bank Merger Agreement to be duly authorized, executed and delivered by Company Bank and (ii) Parent shall cause the Bank Merger Agreement to be duly authorized, executed and delivered by Parent Bank. The Company shall cause Company Bank, and Parent shall cause Parent Bank, to execute such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Holdco Merger (or, if Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b), immediately following the Merger). Within thirty (30) days after the date hereof, (i) the Company, in its capacity as sole stockholder of Company Bank, shall approve the Bank Merger Agreement and the Bank Merger and (ii) Owner, in its capacity as sole stockholder of Parent Bank, shall approve the Bank Merger Agreement and the Bank Merger.

ARTICLE II

EXCHANGE OF CERTIFICATES AND PAYMENT OF COMPANY EQUITY AWARDS

2.1 Parent to Make Merger Consideration and Preferred Stock Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, an amount in cash sufficient to pay the aggregate Merger Consideration and the aggregate Preferred Stock Consideration (the “Exchange Fund”), to be paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Stock.

2.2 Delivery of Merger Consideration and Preferred Stock Consideration.

(a) As promptly as practicable after the Effective Time, but in no event later than five (5) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of Company Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration or the Preferred Stock Consideration, as applicable, pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration or the Preferred Stock Consideration, as applicable. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check representing the amount of the Merger Consideration or the Preferred Stock Consideration, as applicable, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2, and subject to Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration or the Preferred Stock Consideration, as applicable.

(b) In the event of a transfer of ownership of a Certificate representing Company Stock that is not registered in the stock transfer records of the Company, the proper amount of cash shall be paid to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration or the Preferred Stock Consideration, as applicable, to be paid in consideration therefor in accordance with the procedures in this Article II.

(d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration or the Preferred Stock Consideration, as applicable, without any interest thereon, upon due surrender of their Certificate or Certificates. Notwithstanding the foregoing, none of the Parent Entities, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration, the Preferred Stock Consideration or any other consideration otherwise payable pursuant to this Agreement to any holder of Company Stock, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Stock in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or the Preferred Stock Consideration, as applicable, pursuant to this Agreement.

2.3 Payment of Company Equity Awards. Parent shall take all actions necessary so that, no later than five (5) business days after the Effective Time, the Surviving Corporation shall pay or cause to be paid to each holder of a Company Equity Award the amounts to which such holder is entitled as determined in accordance with Sections 1.9(a), 1.9(b) and 1.9(c) through the Surviving Corporation’s or applicable Company Subsidiary’s payroll system, to the extent permitted thereby. In the event that the Surviving Corporation has insufficient cash to make such payment to each holder of Company Equity Awards, Parent shall pay such amounts or provide to the Surviving Corporation sufficient cash to pay such amounts.

2.4 Dissenting Shares.

(a) Notwithstanding anything to the contrary set forth in this Agreement, shares of Company Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised appraisal rights in respect of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under applicable Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration or the Preferred Stock Consideration, as applicable, but instead shall be entitled to payment of such consideration as may be determined to be due in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration or the Preferred Stock Consideration, as applicable, in accordance with Section 1.5 upon surrender of such shares of Company Stock.

(b) The Company shall give prompt notice to Parent of any demands received by the Company for appraisal, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL, and Parent shall direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to any such appraisal demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except (a) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced therein and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from reading only the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Company Reports filed by the Company after January 1, 2015 and prior to the date hereof (but disregarding any exhibits to any filed Company Reports or risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to each of the Parent Entities as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a savings and loan holding company within the meaning of the Home Owners’ Loan Act of 1933 (the “HOLA”) and is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole (provided, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in Laws of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement (excluding the obligations with respect to the Company and its Subsidiaries operating in the ordinary course of business) in contemplation of the transactions contemplated hereby (it being understood that, for purposes of Section 3.3(b) and Section 7.2(a) (to the extent relating to Section 3.3(b)), the exceptions set forth in this clause (D) shall not apply in determining whether a Material Adverse Effect has occurred), (E) a decline, in and of itself, in the trading price of the Company’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred) or (F) the reasonable and customary expenses incurred by the Company or the Parent Entities in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclause (A), (B), or (C), to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate), or (ii) the ability of such party or any Subsidiary of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” shall have the meaning ascribed to it in Section 10(a)(1)(G) of HOLA. True and complete copies of the amended and restated certificate of incorporation of the Company (the “Company Certificate”) and the amended and restated bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent, and the Company is not in violation of its organizational or governing documents, including the Company Certificate and Company Bylaws.

(b) Each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Company Subsidiary to pay dividends or distributions except, in the case of a Company Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of (x) all Subsidiaries of the Company as of the date hereof and (y) all persons (not including the Company Subsidiaries) in which the Company, together with any Company Subsidiaries, owns (directly or indirectly) 5% or more of a class of voting securities.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock, par value $0.01 per share, and 10,000,000 shares of Company Preferred Stock. As of the date hereof, there are (i) 125,325,210 shares of Company Common Stock issued and outstanding (which, for the avoidance of doubt, do not include shares held in treasury), (ii) 6,000 shares of Company Preferred Stock issued and outstanding, (iii) zero shares of Company Common Stock held in treasury, (iv) 8,045,914 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, (v) 931,264 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company RSUs, (vi) 271,701 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company PBRSUs (assuming achievement of any applicable performance goals at the target level) and (vii) no other shares of capital stock or other voting securities of the Company issued, reserved for issuance or outstanding. All the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, no trust preferred or subordinated debt securities of the Company or any Company Subsidiary are issued or outstanding. Other than the Company Equity Awards, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company. Each grant of a Company Equity Award was duly authorized no later than the grant date of such award by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes. Each such grant was made under a Company Stock Plan and in all material respects in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of the New York Stock Exchange. Each grant of a Company Equity Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company Reports in accordance with the Exchange Act and all other applicable Laws. No Company Subsidiary owns any shares of Company Common Stock (other than shares held in managed accounts, separate accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted).

(b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither the Company nor any Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any Company Subsidiary.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all Company Stock Options, Company RSUs and Company PBRSUs outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Equity Award (assuming achievement of any applicable performance goals at the target and maximum levels, respectively), (iii) the grant date of each such Company Equity Award, (iv) the vesting schedule for each such Company Equity Award and (v) the exercise price for each such Company Stock Option.

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the stockholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of the Company. The Board of Directors of the Company has unanimously (i) determined that the Merger, on the terms and conditions set forth in this Agreement, is fair to and in the best interests of the Company and its stockholders and (ii) directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s stockholders for adoption at a meeting of such stockholders and (iii) subject to the provisions hereof, resolved to recommend that this Agreement be adopted by the Company’s stockholders at such meeting and has adopted a resolution to the foregoing effect. Except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), (ii) the approval of the Bank Merger Agreement by the Board of Directors of Company Bank and the adoption and approval of the Bank Merger Agreement by the Company as its sole stockholder and (iii) approvals by the Board of Directors of the Company and its stockholders with respect to the Holdco Merger, no other corporate proceedings (including approval of stockholders) on the part of the Company or any Company Subsidiary are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Parent Entities and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company or any of its Subsidiaries of the transactions contemplated hereby, including the Bank Merger and the Holdco Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Certificate or the Company Bylaws or any of the organizational or governing documents of any Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.4 Consents and Approvals. Except for (a) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in preliminary and definitive form relating to the meeting of the Company’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), (b) if Company Bank is to be the surviving bank in the Bank Merger, the filing of an application by Company Bank under the Bank Merger Act and approval of such application, (c) the filing of an amendment to EverBank Wealth Management, Inc.’s Form ADV and an amendment to EverTrade Direct Brokerage, Inc.’s (“Company Broker-Dealer”) Form BD filed with the SEC, (d) the filing with the Financial Industry Regulatory Authority (“FINRA”) of an application by Company Broker-Dealer under NASD Rule 1017 and approval of such application, (e) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and the filing of the Bank Merger Certificates and Holdco Merger Certificates, and (f) the filing of any required applications, filings or notices with any Governmental Entities set forth in Section 3.4 of the Company Disclosure Schedule and the receipt of the necessary approvals and consents referenced therein, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company and its Subsidiaries of the Merger and the other transactions contemplated hereby (including the Bank Merger and the Holdco Merger). As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger, the Bank Merger and the Holdco Merger on a timely basis and without the imposition of a Materially Burdensome Regulatory Condition. Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the Company’s representations and warranties set forth in this Section 3.4 are based on the accuracy of information provided by the Parent Entities, the representations and warranties in this Section 3.4 shall be limited to the extent affected by any inaccuracy in such information.

3.5 Reports.

(a) The Company and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2013 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the Office of the Comptroller of the Currency (the “OCC”), (vi) the Consumer Financial Protection Bureau (the “CFPB”), if any, (vii) any foreign regulatory authority and (viii) any self-regulatory organization (an “SRO”) ((i) – (viii), collectively “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the Laws of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Agency with which they were filed. Except as set forth in Section 3.5 of the Company Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company or any of its Subsidiaries, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2013, (ii) there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (iii) there has been no formal or informal inquiry by, or disagreement or dispute with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2013, in each case of clauses (i) through (iii), which would reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company since January 1, 2013 pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act (the “Company Reports”) is publicly available. No such Company Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2013. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

3.6 Financial Statements.

(a) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and immaterial in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Deloitte & Touche LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities (i) that are reflected or reserved against on the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2016 and March 31, 2016 (including any notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since June 30, 2016, (iii) incurred in connection with this Agreement and the transactions contemplated hereby, (iv) arising under any contract or agreement set forth in Section 3.13(a) of the Company Disclosure Schedule except to the extent arising from the Company’s or its applicable Subsidiary’s breach of any such contract or agreement or

(v) disclosed pursuant to clause (a) or (b) of the first paragraph of this Article III. None of the Company or any of its Subsidiaries is a party to any material “off-balance sheet arrangements” as defined in Item 303(a)(4) of Regulation S-K.

(c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to the Company’s auditor and audit committee and a copy of any such disclosure has been made available to Parent. There is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since January 1, 2013, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the knowledge of the Company, to any director or officer of the Company.

3.7 Broker’s Fees. With the exception of the engagement of UBS Securities LLC, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. The Company has made available to Parent true and complete copies of all contracts, agreements and arrangements with respect to the engagement by the Company of UBS Securities LLC related to the Merger and the other transactions contemplated hereby.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2015, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Except as set forth in Sections 3.8, 5.1 and 5.2 of the Company Disclosure Schedule (in the case of Sections 5.1 and 5.2 of the Company Disclosure Schedule, solely to the extent the applicable action occurs following the date hereof) and in connection with matters related to this Agreement and the Company’s review of its strategic alternatives (which, for the avoidance of doubt, shall not include entering into an agreement or transaction for an Acquisition Proposal), since December 31, 2015, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and from such date until the date hereof, there has not been any action taken or committed to be taken by the Company or any of its Subsidiaries which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 5.2(b), 5.2(g)(i), 5.2(g)(ii), 5.2(g)(iii), 5.2(k), 5.2(m), 5.2(p), 5.2(q) or 5.2(r).

3.9 Legal Proceedings.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.10 Taxes and Tax Returns.

(a) Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the federal income Tax Returns of the Company and its Subsidiaries for all years to and including 2015 have been examined by the Internal Revenue Service (the “IRS”) and are closed or are federal income Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. The Company has made available to Parent true and complete copies of any material private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (other than a group the common parent of which was the Company) filing a joint, combined, unitary or consolidated Tax Return or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury regulations section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury regulations section 1.6011-4(b)(1). At no time during the past five (5) years has the Company been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

(b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11 Employees and Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock or other equity or equity-based incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries and with respect to which any ongoing obligation exists or any potential liability is borne by the Company or any of its Subsidiaries, excluding, in each case, any “multiemployer plans” within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”).

(b) The Company has heretofore made available to Parent true and complete copies of (i) each material Company Benefit Plan, including any amendments thereto, and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the IRS, (C) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (D) the most recently prepared actuarial report for each Company Benefit Plan (if applicable), and (E) all material correspondence to or from any Governmental Entity received in the last three years with respect to such Company Benefit Plan.

(c) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code.

(d) Section 3.11(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Company Qualified Plan and the related trust, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.

(e) None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has contributed (or had any obligation to contribute) in the last six (6) years to an employee benefit plan that is subject to sections 412 or 302 of the Code or Title IV of ERISA. None of the Company, any of its Subsidiaries or any of their respective ERISA

Affiliates has ever maintained, established, participated in or contributed to, or is or has ever been obligated to contribute to, or has ever otherwise incurred any obligation or liability (including any contingent liability) under, Multiemployer Plan. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of section 414 of the Code.

(f) Neither the Company nor any of its Subsidiaries sponsors, or has any current or projected liability for, any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by section 4980B of the Code or similar state Law.

(g) All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.

(h) There are no, and since January 1, 2013 there have not been any, pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits, investigations, audits (other than routine audits by a Governmental Entity), proceedings or arbitrations that have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim, lawsuit, investigation, audit (other than a routine audit by a Governmental Entity), proceeding or arbitration against the Company Benefit Plans, or the Company or any of its Subsidiaries with respect to any Company Benefit Plan, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, or increase in the amount or value of, any payment, right or other benefit to any employee, officer or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under section 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax). The Company has made available to Parent preliminary Section 280G calculations (the “Preliminary 280G Calculations”) which, based on the assumptions set forth therein, are true and correct as of the date hereof.

(j) Each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code in all material respects.

(k) The Company maintains a policy that restricts the grant of Company Equity Awards immediately prior to, or otherwise in coordination with, the release or other public announcement of material information regarding the Company or any of the Company Subsidiaries or any of their financial results or prospects and, to the knowledge of the Company, the Company has complied in practice and operation with such policy in all material respects.

(l) There are no and since January 1, 2013, there have not been any pending or, to the knowledge of the Company, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by or since January 1, 2013 has been a party to or bound by, any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company and its Subsidiaries.

(m) The Company and each of its Subsidiaries are, and have been since January 1, 2013, in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, works compensation, continuation coverage under group health plans, wage payment and the payment of withholding of taxes, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No employee of the Company or any of its Subsidiaries is employed by the Company or any of its Subsidiaries outside of the United States.

(n) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or making a change in employee participation or coverage under, any Company Benefit Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 2015, except as required in order to comply with applicable Law.

3.12 Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries hold, and have at all times since January 1, 2013, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and, to the knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.

(b) The Company and each of its Subsidiaries have since January 1, 2013 (i) complied with and are not in default or violation under any applicable federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity (collectively, “Laws”), or policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, including all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Foreign Corrupt Practices Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Investment Advisers Act of 1940, any regulations promulgated by the CFPB, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, (ii) been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all money laundering laws administered or enforced by any Governmental Entity in jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”), and (iii) established and maintained a system of internal controls designed to ensure compliance by the Company and its Subsidiaries with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, except where, in the case of clauses (i), (ii) and (iii), the failure to comply would not reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, none of the Company, or its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (a) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar Law, (d) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(d) Each of the Company and its Subsidiaries has complied in all material respects with, and is not in material default or violation under, 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board, the OCC and the SEC in connection therewith (collectively, the “Volcker Rule”) since April 1, 2014. Section 3.12(d) of the Company Disclosure Schedule sets forth (i) all Company Subsidiaries engaged in activities that require the use of an exemption in 12 C.F.R. §§ 44.4-44.6, 248.4-248.6, or 17 C.F.R. §§ 255.4-255.6, and (ii) all covered funds that the Company or any of its Subsidiaries sponsors, or in which the Company or any of its Subsidiaries holds an ownership interest (as defined in the Volcker Rule), as well as all the applicable exemptions or exclusions in 12 C.F.R. §§ 44.11-44.13, 248.11-248.13, or 17 C.F.R. § 255.11-255.13 that the Company and its Subsidiaries rely upon with respect to such covered funds.

(e) Company and Company Bank are each “well-capitalized” (as that term is defined in the relevant regulation of the institution’s primary federal bank regulator).

(f) Company Bank is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and has had a rating of “satisfactory” or better since January 1, 2013.

(g) The Company and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Law since January 1, 2013. None of the Company, any of its Subsidiaries, or any of the respective directors, officers or employees has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account since January 1, 2013.

(h) Neither Company Broker-Dealer nor any person associated with it, is subject to a “statutory disqualification” (as that term is used for purposes of the Exchange

Act) that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Company Broker-Dealer has in effect, and at all times required by legal or regulatory requirements since January 1, 2013 has had in effect, such written supervisory policies and procedures as may be required by the SEC, FINRA, the Exchange Act and any SRO of which Company Broker-Dealer is or has been a member (“BD Compliance Policies”), except where the failure to maintain any relevant component(s) of the BD Compliance Policies would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. All BD Compliance Policies have been provided or made available to Parent. Company Broker-Dealer has provided Parent with a copy of all inspection or examination letters issued to Company Broker-Dealer and Company Broker-Dealer’s response to each such letter.

3.13 Certain Contracts.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) which contains a non-compete or client, customer or employee non-solicit requirement or any other provision that restricts the conduct of any line of business by the Company or any of its Subsidiaries or upon consummation of the Merger will so restrict the ability of Surviving Corporation or any of its affiliates to engage in such activities, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) other than (x) extensions of credit, (y) other banking products offered by the Company and its Subsidiaries or (z) derivatives (in the case of each of sub-clauses (x) through (z), entered into in the ordinary course of business), that creates future aggregate payment obligations in excess of $1,000,000 and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less, (v) that relates to the incurrence of indebtedness by the Company or any of its Subsidiaries or the guaranty of indebtedness of third parties (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business) with a principal amount in excess of $10,000,000, (vi) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries, (vii) that is material and obligates the Company or any of its Subsidiaries, or following the Closing, will obligate the Surviving Corporation or any of its affiliates, to conduct business with any third party on a preferential or exclusive basis or that contains “most favored nation” or similar covenants, (viii) other than that entered into in the ordinary course of business consistent with past practice (including acquisition or disposition of blocks or pools of loans in the ordinary course of business), that relates to the acquisition or disposition of any assets or any business for a purchase price in excess of $20,000,000 (whether by merger, sale of stock, sale of assets or otherwise) and with any outstanding obligations as of the date of this Agreement that are material to the Company and its Subsidiaries, taken as a whole, (ix) that limits the payment of dividends by the Company or any of its Subsidiaries, (x) that is material to the Company and its Subsidiaries, taken as a whole, or (xi) that would require any affiliate of Parent, other than the Surviving Corporation and its Subsidiaries, to purchase or acquire any goods or services. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a) in existence as of the date hereof (excluding any Company Benefit Plan), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract” (provided that, for purposes of the first sentence of Section 3.13(b) and the first reference to that term in Section 5.2(e), the term “Company Contract” will include any of the above entered into after the date hereof that would have been a Company Contract if it had been in existence as of the date hereof) and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b) In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) to the Company’s knowledge each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract. The Company has made available to Parent prior to the date hereof true, correct and complete copies of each Company Contract in existence as of the date hereof.

3.14 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

3.15 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practices and applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.16 Environmental Matters.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and have complied since January 1, 2013, with all Laws, policies or guidelines of any Governmental Entity, permits, authorizations and requirements of any Governmental Entity relating to: (i) the environment, health and safety as it relates to hazardous substance exposure, or natural resource damages, (ii) the handling, storage, labeling, notification, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Company any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action, private environmental investigation or remediation activity or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

(b) As of the date hereof, there has been no material written environmental investigation, study, audit, test, review or other analysis conducted in the possession of the Company or any of its Subsidiaries in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been made available to Parent prior to the date hereof.

(c) The consummation of this transaction will not require any filings or other action be taken pursuant to the New Jersey Industrial Site Recovery Act or Connecticut Property Transfer Program.

3.17 Investment Securities and Commodities.

(a) Each of the Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the financial statements included in the Company Reports or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

(b) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, the Company has made available to Parent the material terms of such policies, practices and procedures.

3.18 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company or a Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since such date in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (clauses (i) through (iv), collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof (except for leases that have expired by their terms since such date) (collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company’s knowledge, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the properties and assets of the Company and its Subsidiaries are in good condition and are sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets that are necessary to conduct the business of the Company and its Subsidiaries as currently conducted.

3.19 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for, or used in, the conduct of its business as currently conducted. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (a) (i) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate (and has not infringed, misappropriated or otherwise violated) the rights of any person and is (and has been) in accordance with any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Intellectual Property, and (ii) no person has asserted to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) no person is challenging or, to the knowledge of the Company, infringing on or otherwise violating, any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, (c) neither the Company nor any Company Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by the Company or any Company Subsidiary, and the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries and (d) to the knowledge of the Company, no third party has breached or gained unauthorized access to any information technology networks or systems controlled by or used in the operation of the business of the Company or any of its Subsidiaries (or any data or information stored therein or transmitted thereby). For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and know-how, including inventions, processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; copyrights registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.20 Related Party Transactions. There are no transactions (or series of related transactions), agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) or beneficially owned 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company), on the other hand, except those of a type available to employees of the Company or its Subsidiaries generally (each such agreement, arrangement or understanding, a “Related Party Contract”).

3.21 State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby Section 203 of the DGCL and any other takeover Laws of any state, including any “moratorium,” “control share,”

“fair price,” “takeover” or “interested stockholder” Law (any such Laws, “Takeover Statutes”).

3.22 Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of UBS Securities LLC to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to this Agreement was fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.23 Company Information. The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to information supplied by any of the Parent Entities or any affiliate or representative of the Parent Entities specifically for use or incorporation by reference in the Proxy Statement. None of the information supplied or to be supplied by the Company or its representatives specifically for inclusion or incorporation by reference in any other document to be filed with any other Regulatory Agency in connection with the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.24 Loan Portfolio.

(a) As of the date hereof, except as set forth in Section 3.24(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including (A) leases, credit enhancements, commitments, guarantees and interest-bearing assets and (B) any participation in any of the foregoing) (collectively, “Loans”) in which the Company or any Subsidiary of the Company is a creditor which, as of June 30, 2016, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of June 30, 2016, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loan to any director, executive officer or 5% or greater stockholder of the Company or any of its Subsidiaries or any such person’s immediate family members or affiliates. Set forth in Section 3.24(a) of the Company Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of the Company and its Subsidiaries (1) that, as of June 30, 2016, were (x) on non-accrual status or (y) classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount, principal write-off amount and net principal of each such Loan and the identity of the borrower thereunder, other than Loans with a principal amount of $100,000 or less individually or (2) with respect to which, since January 1, 2013, the interest rate has been reduced and/or the maturity date has been extended subsequent to the agreement under which such Loan or Loan participation was originally created due to concerns regarding the borrower’s ability to pay in accordance with the initial terms, excluding, in the case of this clause (2), (x) those loans the Company classifies as government insured pool buyout loans or residential mortgage loans and (y) Loans with a principal amount of $100,000 or less individually, and (B) each asset of the Company or any of its Subsidiaries that, as of June 30, 2016, is classified by the Company as “Other Real Estate Owned” and the book value thereof, other than such assets with a book value of $100,000 or less individually. Notwithstanding anything to the contrary herein, Section 3.24(a) of the Company Disclosure Schedule shall not be considered disclosed for any other purposes of this Agreement.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable Laws.

(d) Except as set forth in Section 3.24(d)(i) of the Company Disclosure Schedule, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold a material amount of Loans, pools of Loans, participations in Loans or mortgage servicing rights contains any obligation to repurchase or take back any such Loans or interests therein or rights (collectively, “Loan Interests”) that is not in all material respects consistent with industry standard (or would be triggered solely be a failure to pay) and, to the knowledge of the Company, other than in the ordinary course of business, there are no claims for any such repurchase or put back. Section 3.24(d)(ii) of the Company Disclosure Schedule sets forth summary information that is accurate and complete in all material respects regarding the Company’s and its Subsidiaries’ history with respect to such repurchases and put backs of Loan Interests and claims with respect thereto for each of the years ended December 31, 2013, December 31, 2014 and December 31, 2015 and the quarters ended June 30, 2016 and March 31, 2016.

(e) Except as set forth in Section 3.24(e) of the Company Disclosure Schedule, there are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f) Neither the Company nor any of its Subsidiaries is (i) now nor has it ever been since January 1, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans, or (ii) aware of any claim, proceeding or investigation with respect thereto by any person.

3.25 Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.26 Information Security. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, to the knowledge of Company, since January 1, 2013, no third party has gained unauthorized access to any information technology networks used in the operation of the business of the Company and its Subsidiaries.

3.27 No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to any of the Parent Entities or any of their affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to any of the Parent Entities or any of their affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) The Company acknowledges and agrees that none of the Parent Entities or any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES

Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by any of the Parent Entities that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have a Material Adverse Effect on Parent or prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, and (c) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (i) any other section of Article IV specifically referenced or cross-referenced therein and (ii) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from reading only the disclosure that such disclosure applies to such other sections, each of the Parent Entities hereby represents and warrants to the Company as follows:

4.1 Corporate Organization.

(a) Each of the Parent Entities and Merger Sub is a state life insurance company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of TIAA Board of Overseers (“Ultimate Parent”), Parent and Owner is a savings and loan holding company within the meaning of the HOLA, is duly registered as such with the Federal Reserve Board and is a savings and loan holding company entitled to the exemptions set forth in Section 10(c)(9)(C) of the HOLA. Each of the Parent Entities and Merger Sub has the company or corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis. True and complete copies of the articles of incorporation of Parent (“Parent Certificate”), bylaws of Parent (“Parent Bylaws”), certificate of incorporation of Owner (“Owner Certificate”), bylaws of Owner (“Owner Bylaws”), Merger Sub Certificate and Merger Sub Bylaws, each as in effect as of the date of this Agreement, have previously been made available by Parent to the Company and none of the Parent Entities or Merger Sub is in violation of its organizational or governing documents, except for any such violation that would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.

(b) The Parent Bank is duly organized and validly existing under the laws of the United States, is duly qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

(c) All of the outstanding shares of capital stock of Parent are owned by the Ultimate Parent, which is a New York not-for-profit corporation. Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of Owner. Owner owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of Merger Sub and Parent Bank.

4.2 Authority; No Violation.

(a) Each of the Parent Entities and Merger Sub has full company or corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved and authorized by the Board of Directors of each of the Parent Entities and Merger Sub and no other company or corporate proceedings (including approval of stockholders) on the part of any of the Parent Entities or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, except (i) the approval of the Bank Merger Agreement by the Board of Directors of Parent Bank and approval and adoption of the Bank Merger Agreement by Owner as sole stockholder of Parent Bank and (ii) approvals relating to the Holdco Merger. This Agreement has been duly and validly executed and delivered by each of the Parent Entities and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of each of the Parent Entities and Merger Sub, enforceable against each in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b) The execution and delivery of this Agreement by each of the Parent Entities and Merger Sub, and the consummation by each of the Parent Entities, Merger Sub and Parent Bank of the transactions contemplated hereby, including the Bank Merger and the Holdco Merger, and compliance by each of the Parent Entities, Merger Sub and Parent Bank with any of the terms or provisions hereof, will not (i) violate any provision of the Parent Certificate, the Parent Bylaws, the Owner Certificate, the Owner Bylaws, Merger Sub Certificate, Merger Sub Bylaws, the articles of incorporation of Parent Bank or the bylaws of Parent Bank, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Law applicable to any of the Parent Entities, Merger Sub or any of their Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of any of the Parent Entities, Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Parent Entities, Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.

4.3 Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board, the OCC and, if required, the FDIC, in connection with the Bank Merger, including under the Bank Merger Act and HOLA, and approval of such applications, filings and notices, (b) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the HOLA and approval of such applications, filings and notices, (c) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and the filing of the Bank Merger Certificates and Holdco Merger Certificates, (d) the filing with FINRA of an application by Company Broker-Dealer under NASD Rule 1017 and approval of such application, (e) compliance with the Exchange Act, (f) the filing of a Preliminary Information Report with the Superintendent of State of New York Department of Financial Services (the “NYDFS”) within 30 days following the Merger and (g) the filing of any required applications, filings or notices with any Governmental Entities set forth in Section 4.3 of the Company Disclosure Schedule and the receipt of the necessary approvals and consents referenced therein, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by the Parent Entities and Merger Sub of this Agreement or (ii) the consummation by the Parent Entities, Merger Sub and Parent Bank of the Merger and the other transactions contemplated hereby (including the Bank Merger and the Holdco Merger). Furthermore, no pre-Closing consents or approvals of or filings or registrations with the NYDFS are necessary in connection with (i) the execution and delivery by the Parent Entities and Merger Sub of this Agreement or (ii) the consummation by the Parent Entities, Merger Sub and Parent Bank of the Merger and the other transactions contemplated hereby (including the Bank Merger and the Holdco Merger). As of the date hereof, Parent is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger, the Bank Merger and the Holdco Merger on a timely basis and without the imposition of a Materially Burdensome Regulatory Condition. Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the Parent Entities’ representations and warranties set forth in this Section 4.3 are based on the accuracy of information provided by the Company, the representations and warranties in this Section 4.3 shall be limited to the extent affected by any inaccuracy in such information.

4.4 Reports. Except as would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis: (a) each of the Parent Entities and its Subsidiaries has timely filed all reports, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2013 with any Regulatory Agencies, including any report, registration or statement required to be filed pursuant to the Laws of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith; (b) as of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of the reports and documents referenced in clause (a) above, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Agency with which they were filed; and (c) except as set forth in Section 4.4 of the Parent Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of any Parent Entity, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2013, (ii) there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Parent Entities or any of their Subsidiaries and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2013.

4.5 Financial Statements. The financial statements of Parent that have previously been made available by Parent to the Company (including the related notes, where applicable) (a) have been prepared from, and are in accordance with, the books and records of Parent, (b) fairly present in all material respects the statutory-basis statements of admitted assets, liabilities, and capital and contingency reserves as of December 31, 2015 and 2014 and the related statutory-basis statements of operations, of changes in capital and contingency reserves and of cash flows for the years ended December 31, 2015, 2014 and 2013, (c) complied, as of their respective dates, in all material respects with applicable accounting requirements, and (d) have been prepared on the basis of the accounting practices prescribed or permitted by the NYDFS.

4.6 Absence of Certain Changes or Events. Since December 31, 2015 through the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.7 Legal Proceedings.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, none of the Parent Entities nor any of their Subsidiaries is a party to any, and there are no pending or, to any Parent Entity’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against any Parent Entity or any of their Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon any Parent Entity, any of their Subsidiaries or any of their assets (or that, upon consummation of the Merger, would apply to any of the Parent Entities or any of the affiliates) that would, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.

4.8 Compliance with Applicable Law. Each of the Parent Entities and their Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable Law or policy and/or guideline of any Governmental Entity relating to any of the Parent Entities or their Subsidiaries, except where neither such failure to comply with nor such default or violation under any applicable Law or policy and/or guideline of any Governmental Entity relating to the Parent Entities or any of their Subsidiaries would, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis. As of the date hereof, Parent Bank has a Community Reinvestment Act rating of “satisfactory” or better.

4.9 Agreements with Regulatory Agencies. Except as would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent Entities and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis:

(a) none of the Parent Entities or any of their Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2013, a recipient of any supervisory letter from, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has any of the Parent Entities or any of their Subsidiaries been advised in writing since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement; and

(b) to the knowledge of any Parent Entity, no Insurance Regulator that noted any deficiencies or violations in any reports of examination since January 1, 2013 has advised Parent or the applicable Subsidiaries of Parent through which the Parent Entities conduct their insurance operations (collectively, the “Parent Insurance Subsidiaries”) of any intention to commence any material regulatory proceeding or to otherwise take any material disciplinary action against such Parent Insurance Subsidiary based upon such deficiencies or violations.

4.10 Parent Information. None of the information supplied or to be supplied by any of the Parent Entities, Merger Sub or their respective representatives in writing for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by any of the Parent Entities or Merger Sub with respect to information supplied by the Company or any affiliate or representative of the Company specifically for use or incorporation by reference therein.

4.11 Availability of Funds. As of the Closing Date, Parent shall have or have immediately available to it sufficient funds (which funds, as well as the obligations of the Parent Entities and Merger Sub hereunder, shall not be subject to any financing condition or contingencies) to consummate the Merger and the other transactions contemplated hereby and required for the satisfaction of all obligations of each of the Parent Entities and Merger Sub under this Agreement, including the payment of the Merger Consideration, the Preferred Stock Consideration, and the consideration in respect of the Company Equity Awards under Section 1.9.

4.12 Ownership and Operations of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, 100 shares of which are validly issued and outstanding. All the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Owner or a direct or indirect wholly owned Subsidiary of Owner. Merger Sub has not conducted any business other than (x) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement or (y) in relation to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

4.13 Ownership of Shares. None of the Parent Entities or any of their Subsidiaries owns as General Account Shares any Company Stock, beneficially, of record or otherwise, as of the date hereof or at any from the date hereof to the time that is immediately prior to the Effective Time.

4.14 No Interested Stockholder. Prior to the Board of Directors of the Company approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the DGCL, none of the Parent Entities or Merger Sub, alone or together with any other person, was at any time, or became, an “interested stockholder” thereunder, except as would not be material for purposes hereof.

4.15 No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Parent Entities in this Article IV, none of the Parent Entities or any other person makes any express or implied representation or warranty with respect to any of the Parent Entities, their Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each of the Parent Entities hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of the Parent Entities or any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to any of the Parent Entities, their Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by any of the Parent Entities in this Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of the Parent Entities, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Each of the Parent Entities acknowledges and agrees that neither Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or expressly permitted by this Agreement (including as expressly set forth in Section 5.1 or 5.2 of the Company Disclosure Schedule), required by applicable Law or as consented to in writing by Parent (or, in the case of clause (b) in relation to the Parent Entities, the Company) (such consent not to be unreasonably withheld), (a) the Company shall, and shall cause its Subsidiaries to, (i) conduct its business (x) in the ordinary course of business in all material respects and (y) in compliance with applicable Laws (except, in the case of this clause (y), as would not reasonably be expected to be, either individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole) and (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and (b) each of the Company and the Parent Entities shall, and shall cause their respective Subsidiaries to, take no action that would reasonably be expected to adversely and materially affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Sections 5.1 and 5.2 of the Company Disclosure Schedule, as expressly contemplated or expressly permitted by this Agreement or as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld):

(a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)

(i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by the Company in the ordinary course of business (including being declared and paid consistent with past practice from a timing perspective) at a rate not in excess of $0.06 per share of Company Common Stock, (B) dividends payable on the Company Preferred Stock, (C) dividends payable on trust preferred securities, (D) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries, or (E) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards, in each case, in accordance with past practice and the terms of the applicable award agreements);

(iii) grant any Company Equity Awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise of Company Stock Options or the settlement of Company Equity Awards in accordance with their terms;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice, or pursuant to contracts or agreements in force at the date of this Agreement;

(d) except for transactions in the ordinary course of business consistent with past practice (which shall include purchases of blocks or pools of loans in the ordinary course of business consistent with past practice), acquire any material assets or make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of the Company;

(e) (i) terminate, materially amend or waive any material provision of any Company Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or any material lease or contract, other than (x) any normal renewal of a contract or a lease that after the renewal (1) has aggregate future payment obligations of $500,000 or less, (2) has a term of 36 months or less, and (3) does not have a termination fee in excess of the value of such contract or lease; and (y) any amendment(s) of a contract or a lease (1) that individually or in the aggregate result in an increase in aggregate future payment obligations of no more than the lesser of 20% of the value of such contract or lease as of the date of this Agreement and $200,000, in each case, for all amendments of such contract or lease since the date of this Agreement and (2) that does not extend the term of such contract or lease (provided, in the case of clauses (x) and (y), that no such contract or lease shall be both renewed and amended), in each case with respect to (x) and (y), without material adverse changes of terms with respect to the Company or, following the closing, to the Surviving Corporation or any of its affiliates, or (ii) enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;

(f) terminate, amend or waive any provision of any Related Party Contract or enter into any agreement, arrangement or understanding that would constitute a Related Party Contract;

(g) except as required under applicable Law or the terms of any Company Benefit Plan, (i) enter into, adopt, terminate or amend any Company Benefit Plan, other than amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to the Company of maintaining such Company Benefit Plan, (ii) increase the compensation or benefits payable to any current or former employee, officer or director, except for (w) the grant of cash bonus “spot awards” to employees below the level of Senior Vice President in the ordinary course of business consistent with past practice, (x) annual merit-based increases in base salary or wage rate for employees below the level of Senior Vice President, in the ordinary course of business consistent with past practice, (y) increases in base salary or wage rate for employees below the level of Senior Vice President in connection with and corresponding to any promotions or job transfers implemented in the ordinary course of business consistent with past practice; provided that the increased base salary or wage rate is consistent with the Company’s ordinary course practices for the new role of the promoted or transferred employee or (z) increases in base salary, wage rate or bonus target for employees below the level of Senior Vice President in connection with and corresponding to any market adjustments implemented in the ordinary course of business consistent with past practice; provided that the increased base salary, wage rate or bonus target, as applicable, is supported by objective industry and job function survey data routinely consulted by the Company for the purposes of making such market adjustments; provided, however, that any increases pursuant to clauses (w), (x), (y) and/or (z) hereof shall not, in the aggregate, increase by more than four percent (4%) the aggregate cost of base salaries and wage rates for all employees as in effect as of the date hereof, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for the payment of bonuses and incentive compensation in the ordinary course of business pursuant to the plans and programs listed in Section 5.2(g) of the Company Disclosure Schedule as in effect as of the date hereof (the “Bonus Plans”) for completed periods; provided that with respect to any bonuses paid under any Bonus Plan that is designated in Section 5.2(g) of the Company Disclosure Schedule as a “material Bonus Plan,” the Company shall consult with Parent prior to payment of bonuses under such Bonus Plan, (iv) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement or arrangement, (v) fund any rabbi trust or similar arrangement, or (vi) terminate the employment of any Key Employee, other than for cause, or hire any employee at or above the level of Senior Vice President;

(h) commence (except in the ordinary course of business in connection with the collection of debt) or settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $500,000 individually or $1,000,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation or any of its affiliates;

(i) amend the Company Certificate or Company Bylaws or comparable governing documents of its Subsidiaries;

(j) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(k) materially restructure or materially change its investment securities or derivatives portfolio or materially change the interest rate exposure of either such portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

(l) take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 7.1 or 7.2 not being satisfied in a timely manner;

(m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(n) (i) enter into any new line of business, (ii) other than in the ordinary course of business consistent with past practice and so long as it does not result in a material change in the risk profile, change in any material respect any of its lending, investment, underwriting, risk, asset liability management or other banking or operating, securitization or servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable Law or policies imposed by any Governmental Entity, or (iii) (1) make any unsecured loans or extensions of credit that are in excess of $100,000 in a single transaction or $10,000,000 in the aggregate, except pursuant to existing commitments as of the date hereof or (2) make any secured loan or extension of credit that is in excess of $30,000,000 in a single transaction, except pursuant to existing commitments as of the date hereof (notwithstanding the foregoing, if such secured loan or extension of credit is a mortgage warehouse finance facility, “$75,000,000” shall substitute for “$30,000,000” in clause (2) hereof and, if such secured loan or extension of credit is a lender finance facility, “$60,000,000” shall substitute for “$30,000,000” in clause (2) hereof);

(o) make any material changes in any of its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by applicable Laws or guidelines or policies imposed by any Governmental Entity;

(p) make, or commit to make, any capital expenditures in excess of $3,000,000 individually or $15,000,000 in the aggregate;

(q) other than in the ordinary course of business, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to Taxes that results in a material assessment or material restriction on the business of the Company or any of its Subsidiaries, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;

(r) make an application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries or acquire or sell or agree to acquire or sell, any branch office or any deposit liabilities; or

(s) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3 Parent Entity Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 of the Parent Disclosure Schedule, as expressly contemplated or expressly permitted by this Agreement or as required by applicable Law, each of the Parent Entities shall not, and shall not permit any of its Subsidiaries (to the extent applicable below) to, without the prior written consent of Company (such consent not to be unreasonably withheld):

(a) take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 7.1 or 7.3 not being satisfied in a timely manner; or

(b) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

5.4 Representatives. Each of the Company and Parent agrees to make one or more of its authorized representatives (in the case of the Company, each, a “Company Representative” and in the case of Parent, each, a “Parent Representative”) reasonably available to consider requests from the other party for consents under Section 5.2 and/or Section 5.3, as applicable, and to use commercially reasonable efforts to cause a Company Representative or Parent Representative, as applicable, to respond to such requests promptly (in any event within five (5) business days of such requests); provided that in the event that a Company Representative or Parent Representative, as applicable, does not respond to any such request within five (5) business days, the Company or Parent, as applicable, shall be deemed to have consented to such request. Each request by the Company under Section 5.2 shall be made to the Parent Representatives and shall specifically state that it is a request for consent under Section 5.2 of this Agreement and that if a response is not received within five (5) business days such consent will be deemed to have been granted. Each request by Parent under Section 5.3 shall be made to the Company Representatives and shall specifically state that it is a request for consent under Section 5.3 of this Agreement and that if a response is not received within five (5) business days such consent will be deemed to have been granted. The initial Company Representatives shall be Mark Baum and Jean-Marc Corredor or any of their designees, and the initial Parent Representatives shall be Michael Kahn and BJ Haughey or any of their designees.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) The Company shall promptly prepare and file with the SEC, no later than thirty-five (35) days after the date of this Agreement, the Proxy Statement, and each of the Parent Entities shall cooperate with the Company in connection with the preparation of the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing and shall thereafter as promptly as practicable (but in any event no later than ten (10) days thereafter) mail or deliver the Proxy Statement to its stockholders. The Company shall as promptly as reasonably practicable notify Parent of the receipt of any oral or written comments from the staff of the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with the opportunity to review and comment on (i) the draft of the Proxy Statement (including each amendment or supplement thereto) and (ii) all written responses to requests for additional information by and replies to written comments of the staff of the SEC, prior to the filing of the Proxy Statement with or sending such to the SEC, and the Company will (x) consider Parent’s comments in good faith, (y) not make any statement therein regarding Parent or any of its affiliates without Parent’s consent (not to be unreasonably withheld), except as may be required by applicable Law and (z) provide to Parent copies of all such filings made and correspondence with the SEC or its staff with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to its stockholders.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger, the Bank Merger and the Holdco Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) days after the date of this Agreement, each of the Parent Entities and the Company shall, and shall cause their respective Subsidiaries to, prepare and file any applications, notices and filings required to be filed with any regulatory agency in order to obtain the Requisite Regulatory Approvals; provided, that, notwithstanding that Company Bank is required to file an application under the Bank Merger Act, each of the Parent Entities shall, and shall cause their respective Subsidiaries to, prepare such application and be responsible for the approval process relating thereto. In connection with the foregoing, any filing party shall request confidential treatment for any information another party shall request be kept confidential, to the extent permitted by applicable Law, and shall use reasonable best efforts to cause such request to be granted. Subject to Section 6.1(c), each of the Parent Entities and the Company shall use, and shall cause its applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. Each of the Parent Entities and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other parties apprised promptly of the status of filings and applications, including communications with Governmental Entities, and all other matters relating to completion of the transactions contemplated hereby. Each party shall consult with the other parties in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c) In furtherance and not in limitation of the foregoing, each of the Parent

Entities and the Company shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing; provided that none of the Parent Entities shall have any obligation to litigate or participate in the litigation of any action, suit or proceeding, whether judicial or administrative, in order to oppose or defend any action, suit or proceeding by the Federal Reserve Board, the OCC, the FDIC, the NYDFS, the SEC or FINRA. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require any of the Parent Entities or permit the Company to take any action, or commit to take any action, or agree to any condition or restriction that would (i) reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole after giving effect to the transactions contemplated hereby (but measured on a scale relative to the Company and its Subsidiaries, taken as a whole as of the date hereof), (ii) cause Parent to lose, suffer any diminution in or have otherwise adversely modified or impaired any of its legislative or regulatory rights, statuses or privileges or have an adverse effect on the regulatory exemptions available to Parent due to any of the foregoing or (iii) cause Parent or any of its Subsidiaries (other than Parent Bank, Company Bank and their respective Subsidiaries) to either (x) divest, restrict or be subject to any limit on any lawful business or activity (other than, in the case of this clause (iii), either (A) the closure of offices, or similar requirements, resulting from competition issues or (B) regulatory conditions that would be de minimis) or (y) be subject to any prior notice or approval rights with respect to the ability to engage in any lawful business or activity (each of clauses (i), (ii) and (iii), a “Materially Burdensome Regulatory Condition”).

(d) Each of the Parent Entities and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger, the Holdco Merger and the other transactions contemplated by this Agreement.

(e) To the extent permitted by applicable Law, each of the Parent Entities and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. As used in this Agreement, “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders or approvals from the OCC, the Federal Reserve Board and, if required, the FDIC.

6.2 Access to Information.

(a) Upon reasonable notice and subject to applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the Parent Entities, for the purposes of verifying the representations and warranties of the Company, preparing for the Merger and the other matters contemplated by this Agreement, or otherwise relating to the transactions contemplated herein, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems and records, and the Company shall cooperate with the Parent Entities in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Parent Entities (i) a copy of each report, schedule, registration statement and other document filed or received by the Company or any of its Subsidiaries during such period pursuant to the requirements of federal securities Laws or federal or state banking Laws (other than reports or documents that the Company is not permitted to disclose under applicable Law), and (ii) all other information concerning the Company’s and its Subsidiaries’ business, properties and personnel as the Parent Entities may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Company will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Parent shall hold all information furnished by or on behalf of the Company or any of the Company’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 7, 2016, between Parent and the Company (the “Confidentiality Agreement”), and Owner shall hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement as if it were a party thereto.

(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein.

(d) Nothing contained in this Agreement shall give either the Company or any of the Parent Entities, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3 Stockholders’ Approval.

(a) The Company shall call, give notice of, convene and hold a meeting of its stockholders (the “Company Meeting”) as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for the purpose of obtaining the Requisite Company Vote required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of stockholders to adopt a merger agreement. The Board of Directors of the Company shall use its reasonable best efforts to obtain from the stockholders of the Company the Requisite Company Vote, including by communicating to its stockholders its recommendation (and including such recommendation in the Proxy Statement) that they adopt and approve this Agreement and the transactions contemplated hereby (the “Company Recommendation”). The Company shall if requested by Parent engage a proxy solicitor reasonably acceptable to Parent to assist in the solicitation of proxies from stockholders relating to the Requisite Company Vote. However, subject to Sections 8.1 and 8.2, if the Board of Directors of the Company, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable Law to continue to recommend this Agreement, then in submitting this Agreement to the stockholders of the Company, the Board of Directors of the Company may submit this Agreement to the stockholders of the Company without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation to its stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law; provided, that the Board of Directors of the Company may not take any actions under this sentence unless (A) (1) the Company has received an Acquisition Proposal that did not result from a breach of Section 6.9 (and such proposal is not withdrawn) and the Board of Directors of the Company determines in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that such Acquisition Proposal constitutes a Superior Proposal (as defined below) or (2) an Intervening Event shall have occurred and the Board of Directors of the Company determines in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that continuing to recommend this Agreement would be more likely than not to result in a violation of its fiduciary duties under applicable Law, (B) the Company gives Parent at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including (1) in the case of an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal and any amendment or modification thereof or (2) in the case of an Intervening Event, the nature of the Intervening Event in reasonable detail) and (C) at the end of such notice period, the Board of Directors of the Company takes into account any amendment or modification to this Agreement proposed by Parent (which shall be negotiated in good faith by the Company) and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would nevertheless be more likely than not to result in a violation of its fiduciary duties under applicable Law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3(a) and will require a new notice period as referred to in this Section 6.3(a). The Company shall adjourn or postpone the Company Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote. For the avoidance of doubt, but subject to the immediately preceding sentence, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby as provided for in this Agreement and nothing herein shall be deemed to relieve the Company of such obligation. Except as set forth in this Section 6.3(a), the Board of Directors of the Company shall not (i) withdraw, change, qualify or modify or publicly and affirmatively propose to withdraw, change, qualify or modify the Company Recommendation, (ii) fail to recommend against acceptance of any tender offer or exchange offer for Company Common Stock within ten (10) business days after the commencement of such offer or (iii) approve, resolve, adopt or recommend, or propose publicly to approve, resolve, adopt or recommend, any Acquisition Proposal (any action described in clauses (i) through (iii) being referred to as a “Change in Company Recommendation”).

(b) For purposes of this Agreement, an “Intervening Event” means any event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (i) was not known, or reasonably foreseeable, to the Board of Directors of the Company as of or prior to the date of this Agreement and did not result from a breach of this Agreement by the Company and (ii) does not relate to or involve an Acquisition Proposal.

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of the Parent Entities and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger, the Bank Merger and the Holdco Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or any of the Parent Entities or any of their respective Subsidiaries in connection with the Merger, the Bank Merger, the Holdco Merger and the other transactions contemplated by this Agreement.

6.5 Employee Benefit Plans.

(a) During the period commencing at the Effective Time and ending on (i) if the Closing Date occurs on or prior to March 31 of any calendar year, December 31 of such calendar year or (ii) if the Closing Date occurs after March 31 of any calendar year, the first anniversary of the Closing Date (such period, the “Maintenance Period”), Parent shall cause the Surviving Corporation to provide each employee of the Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time for so long as such employee is employed following the Effective Time (collectively, the “Continuing Employees”) with (i) a base salary, base wage rate or commission schedule, as applicable, that is no less favorable than the base salary, base wage rate or commission schedule, as applicable, provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time, (ii) short-term cash incentive opportunities that are substantially comparable to the short-term cash incentive opportunities provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time, (iii) a target long-term incentive opportunity that is substantially comparable to the target long-term incentive opportunity provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time; provided that such long-term incentive opportunity may be provided in the form of unrestricted or deferred cash, or a phantom or notional equity-based incentive program, in the sole discretion of Parent, (iv) vacation, personal and sick day entitlements that are no less favorable than the vacation, personal and sick day entitlements provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time and (v) retirement and other employee benefits (excluding equity and other long term incentive benefits) that are substantially comparable in the aggregate to those retirement and other employee benefits provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time. Without limiting the immediately preceding sentence, Parent shall, or shall cause the Surviving Corporation or one of its Subsidiaries to, provide to each Continuing Employee whose employment terminates during the Maintenance Period with severance benefits pursuant to and in accordance with the terms of the applicable Company Benefit Plan set forth in Section 6.5(a) of the Company Disclosure Schedule.

(b) With respect to any employee benefit plans of Parent or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall or shall cause the Surviving Corporation to: (i) waive all pre-existing conditions, exclusions, evidence of insurability (other than with respect to life insurance, provided that Parent will cause the applicable New Plan to provide Continuing Employees with guaranteed issue amounts thereunder), and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the most closely analogous Company Benefit Plan, (ii) use commercially reasonable efforts to provide each such employee and their eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the most closely analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plans, (iii) assume all obligations to provide continued health coverage in accordance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA to the qualified beneficiaries of Continuing Employees and (iv) use commercially reasonable efforts to recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the most closely analogous Company Benefit Plan prior to the Effective Time; provided, that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of benefit accrual under any defined benefit pension or the employer premium subsidy under any retiree medical plan, or (z) to any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population.

(c) Parent shall, or shall cause the Surviving Corporation to, assume and honor all Company Benefit Plans in accordance with their terms; provided that nothing in this Section 6.5(c) is intended to prevent Parent from amending or terminating Company Benefit Plans in accordance with their terms. Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at the Effective Time.

(d) The Company shall be permitted to finally and conclusively determine, in good faith, the amounts earned under the Bonus Plans in respect of the 2016 fiscal year (such amounts, the “2016 Bonuses”) based on funding at actual performance with respect to applicable financial and non-financial performance metrics; provided, however, that solely with respect to those Bonus Plans listed on Section 6.5(d) of the Company Disclosure Schedule, any component of the financial performance metrics that is measured based on return on equity shall be deemed to have been achieved at the greater of actual or target performance. 2016 Bonuses shall be paid in the ordinary course of business at such time when annual bonuses have historically been paid out by the Company (the “2016 Bonus Payment Date”). To the extent that the Closing Date occurs on or before the 2016 Bonus Payment Date, (i) Parent shall, or shall cause the Surviving Corporation to pay out 2016 Bonuses on (or promptly following) the 2016 Bonus Payment Date and (ii) without limiting any other provision of any Company Plan, if (x) the Closing Date occurs after December 31, 2016 and (y) an employee’s employment is terminated by the Surviving Corporation without cause after the Closing Date but prior to the 2016 Bonus Payment Date, then (z) notwithstanding any provision to the contrary in any such Company Plan, such employee shall be entitled to receive payment of his or her 2016 Bonus upon the 2016 Bonus Payment Date (provided that any such payment shall not be duplicative of any other similar right to payment of the 2016 Bonus or a pro-rata portion thereof under any other Company Plan). If the Closing Date occurs on or after January 1, 2017, upon notice to and in consultation with Parent, the Company shall be permitted to establish annual bonus targets, maximums and performance award levels, performance measures and eligibility and participation requirements for the 2017 fiscal year under the Bonus Plans, in the ordinary course of business consistent with business strategy objectives.

(e) Parent and the Company shall each, and shall cause each of their respective affiliates to, comply with all Laws regarding the maintenance, use, sharing and processing of Employee Personal Data, including (i) compliance with any applicable legal requirements to provide notice to, or obtain consent from, the employee for processing of the data and (ii) taking any other steps necessary to ensure compliance with applicable data protection Laws. “Employee Personal Data” means any information relating to the employees of the Company or any of its Subsidiaries that (i) is obtained by Parent or its affiliates from the Company or any of its Subsidiaries or Representatives or (ii) is created by Parent or its affiliates based on such information.

(f) Unless otherwise requested by Parent not later than ten (10) business days prior to the Closing Date, the Company shall take all actions, including through resolutions of the Company’s Board of Directors (or a duly constituted and authorized committee thereof or other appropriate governing body) that may be necessary or appropriate to cause the EverBank Profit Sharing and Savings Plan, as amended and restated effective January 1, 2014 (the “Company 401(k) Plan”), to terminate effective on the business day immediately preceding the Closing Date, with such termination being contingent on the Closing. Such resolutions shall be subject to Parent’s reasonable prior review and approval.

(g) If Parent or any of its affiliates maintains a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Parent 401(k) Plan”) and Parent elects to terminate the Company 401(k) Plan pursuant to Section 6.5(f), Parent shall permit each Continuing Employee participating in the Company 401(k) Plan to elect, and Parent agrees to cause the Parent 401(k) Plan to accept, in accordance with applicable Law and the terms of the Parent 401(k) Plan a “direct rollover” (within the meaning of Section 401(a)(31) of the Code) of his or her account balances (including earnings thereon through the date of transfer and promissory notes evidencing all outstanding loans) under the Company 401(k) Plan. Each Continuing Employee shall become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 6.5(b)); it being agreed that no Continuing Employee shall experience a gap in eligibility to participate in a tax-qualified defined contribution plan as a result of the transactions contemplated by this Agreement.

(h) Prior to making any written broad-based communications to the employees of the Company of its Subsidiaries with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement (excluding any communications relating to ordinary course employment, compensation or benefits matters unrelated thereto), the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication and the Company shall consider Parent’s comments in good faith.

(i) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever (including the creation of any third-party beneficiary rights) under or by reason of this Agreement.

6.6 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable Law, each present and former director or officer of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; and the Surviving Corporation shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent permitted by applicable Law; provided, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party, and the Company Indemnified Party shall reasonably cooperate with the Parent and the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation.

(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of this Agreement and the transactions contemplated by this Agreement); provided, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Company, with the prior consent of Parent (not to be unreasonably withheld), may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under the Company’s existing directors and officers insurance policy providing coverage equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company as of the date hereof if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If the Company purchases such a “tail policy,” Surviving Corporation shall maintain such “tail policy” in full force and effect and continue to honor its obligations thereunder.

(c) Any Company Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify the Surviving Corporation; provided, that failure to so notify will not affect the obligations of the Surviving Corporation under this Section 6.6 unless and to the extent that the Surviving Corporation is actually prejudiced as a consequence.

(d) The obligations of the Surviving Corporation, Parent and the Company under this Section 6.6 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.6 without the prior written consent of the affected Company Indemnified Party or affected person.

(e) The provisions of this Section 6.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or liabilities to any other entity or engage in any similar transaction, then in each case to the extent the obligations set forth in this Section 6.6 are not otherwise transferred and assumed by such successors and assigns by operation of law or otherwise, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.6.

6.7 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of a Parent Entity, on the one hand, and a Subsidiary of the Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by Parent.

6.8 Advice of Changes. Each of the Parent Entities, on the one hand, and the Company, on the other hand (in such capacity, the “Notifying Party”), shall promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition set forth in, if a Parent Entity is the Notifying Party, Section 7.1 or 7.3, or if the Company is the Notifying Party, Section 7.1 or 7.2; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.8 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.

6.9 Acquisition Proposals.

(a) The Company agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, except to notify a person that makes any inquiry with respect to an Acquisition Proposal, of the existence of the provisions of this Section 6.9(a); provided, that, prior to the adoption of this Agreement by the stockholders of the Company by the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal after the date of this Agreement (which Acquisition Proposal did not result from a breach of this Section 6.9) and its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal, the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, (x) the Company shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company and (y) any non-public information to be provided to such third party shall have been previously provided to Parent. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than any of the Parent Entities with respect to any Acquisition Proposal and the Company shall promptly request the prompt return or destruction of all confidential information previously furnished to any such other person. The Company will promptly (and in any event within twenty-four (24) hours) advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), and will keep Parent reasonably apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. The Company shall use its reasonable best efforts to enforce any existing confidentiality, standstill or similar agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. The Company shall not, and shall cause its representatives not to on its behalf, enter into any binding acquisition agreement, merger agreement or other definitive transaction agreement (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.9(a)) relating to any Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer or proposal relating to any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

(b) As used in this Agreement, “Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (substituting “50%” for “20%” in the definition thereof) which the Board of Directors has determined in good faith, after consultation with outside counsel and financial advisors, taking into account all relevant legal, financial, regulatory and other aspects of such offer or proposal and the person making the proposal, that, (i) if consummated, would be more favorable to the holders of Company Common Stock, from a financial point of view, than the transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of this Agreement) and (ii) is more likely than not to be completed on the terms proposed on a timely basis.

(c) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the Company’s stockholders; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.10 Public Announcements. The Company and Parent shall each use their reasonable best efforts to develop a joint communications plan to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and, except as required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

6.11 Change of Method.

(a) The Company and Parent shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the Merger (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that no such change that requires any approval of the holders of the Company Common Stock shall be made without (or without being subject to) such approval. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2.

(b) Parent shall be empowered, at any time prior to the Effective Time, to (i) change the structure of effecting the Bank Merger so that Parent Bank would be the surviving entity and/or the Holdco Merger so that Owner would be the surviving entity or (ii) elect not to consummate the Holdco Merger, in each case so long as no such change would reasonably be expected to (x) materially impede or materially delay the consummation of the transactions contemplated by this Agreement or (y) adversely affect the Tax treatment of the Company’s stockholders pursuant to this Agreement. If Parent elects not to consummate the Holdco Merger, references in this Agreement to the Holdco Merger shall be disregarded. For purposes of the representations and warranties in Article III, it shall be assumed that Owner is the surviving entity in the Holdco Merger and Parent Bank is the surviving entity in the Bank Merger. For purposes of the representations and warranties in Article IV, it shall be assumed that the Surviving Corporation is the surviving entity in the Holdco Merger and Company Bank is the surviving entity in the Bank Merger.

6.12 Restructuring Efforts. Without limiting Section 8.1(e), if the Company shall have failed to obtain the Requisite Company Vote at the duly convened Company Meeting, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions contemplated by this Agreement (it being understood that none of the parties shall have any obligation to alter or change any material terms, including the Merger Consideration, the amount or kind of the consideration to be issued to holders of the capital stock or equity rights of the Company as provided for in this Agreement, in a manner adverse to such party or the Company’s stockholders) and/or resubmit this Agreement and/or the transactions contemplated hereby (or as restructured pursuant to this Section 6.12) for adoption or approval, as applicable, by its stockholders.

6.13 Takeover Statutes. None of the Company, the Parent Entities or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.14 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.15 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions,

and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Company Stock from the New York Stock Exchange and the deregistration of the Company Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.16 Stockholder Litigation. The Company shall cooperate and consult with the Parent Entities in the defense or settlement of any stockholder litigation against the Company and/or its directors or affiliates relating to the transactions contemplated by this Agreement and shall afford the Parent Entities the opportunity to participate at their own expense in the defense or settlement of any such litigation, and no such settlement shall be offered or agreed to without Parent’s prior written consent, which consent shall not be unreasonably withheld. In furtherance of and without in any way limiting the foregoing, the Company shall use reasonable best efforts (without unreasonable expense) to prevail or settle on terms reasonably satisfactory to Parent in any such litigation so as to permit the consummation of the Merger in the manner contemplated by this Agreement.

6.17 Transition. Commencing following the date hereof, and in all cases subject to applicable Law, the Company shall, and shall cause its Subsidiaries to, cooperate with Parent and its Subsidiaries to facilitate the integration of the parties and their respective businesses effective as of the Closing Date or such later date as may be determined by Parent. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Company and its Subsidiaries in the ordinary course of business, the Company shall cause the employees, officers and representatives of the Company and its Subsidiaries to use their commercially reasonable efforts to provide support, including support from its outside contractors and vendors, as well as data and records access, and take actions and assist Parent in performing all tasks, including conversion planning, assisting in any post-closing divestiture, post-closing equipment installation, training, the provision of customer communications and notices (including joint communications and notices relating to anticipated account changes, branch closures, divestiture and/or systems conversion), and other matters reasonably required to result in a successful transition and integration at the Closing or such later date as may be determined by Parent. Nothing contained in this Section 6.17 shall give Parent, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries prior to the Closing.

6.18 Employee Cooperation. Between the date of this Agreement and the Closing Date, the Company shall use commercially reasonable efforts to (a) assist Parent in identifying key employees of the Company and its Subsidiaries (such employees as are so identified by Parent, “Key Employees”), including providing any information as reasonably requested by Parent about individual employees and groups of employees with respect to their roles, job descriptions, performance, compensation levels, retention risk factors and other similar information and (b) to the extent requested by Parent, cooperate in good faith with Parent to help establish and implement, on behalf of Parent, any employee retention and transition incentive programs designed to encourage the retention and performance of Key Employees and (c) ensure that no executive officer of, or written communication by, the Company or its Subsidiaries disparages Parent or any of its affiliates in any way or interferes with Parent’s retention efforts with respect to employees of the Company and its Subsidiaries.

6.19 Certain Indebtedness. As soon as reasonably practicable after the receipt of any written request by Parent to do so, the Company shall use its reasonable best efforts to commence an offer to purchase related to any or all of the outstanding aggregate principal amount and all other amounts due in respect of any notes (the “Notes”) of the Company issued pursuant to the Indenture, dated as of June 30, 2015, by and between the Company and Wells Fargo, N.A., as Trustee (as amended, modified or supplemented, the “Indenture”), on such terms and conditions, including pricing terms, that are specified and requested, from time to time, by Parent (the “Debt Tender Offer”), and Parent shall assist the Company in connection therewith; provided that (x) Parent shall only request the Company to conduct a Debt Tender Offer in compliance with the Indenture and the rules and regulations of the SEC, including Rule 14e-1 under the Exchange Act, and (y) the Company shall not be required to take any action in connection with a Debt Tender Offer if such action would violate applicable Law. Notwithstanding the foregoing, the closing of any Debt Tender Offer shall be conditioned on the occurrence of the Closing and obtaining any required regulatory approvals with respect to such Debt Tender Offer, and the parties shall use their respective reasonable best efforts to cause any such Debt Tender Offer to close on the Closing Date or as soon as reasonably possible thereafter. Subject to the preceding sentence, the Company shall provide, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with any Debt Tender Offer, including preparing the offer to purchase and letter of transmittal and engaging a dealer manager and information agent selected by Parent in connection with any such Debt Tender Offer. The Company (i) shall waive any of the conditions to any Debt Tender Offer (other than the occurrence of the Closing) and make any change to any Debt Tender Offer, in each case, as may be reasonably requested by Parent and (ii) shall not, without the written consent of Parent, waive any condition to any Debt Tender Offer or make any changes to any Debt Tender Offer. Parent shall ensure that at the Effective Time the Surviving Corporation has all funds necessary to pay for such notes that have been properly tendered and not withdrawn pursuant to any Debt Tender Offer commenced pursuant to this Section 6.19. Parent shall reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with its compliance with this Section 6.19. For the avoidance of doubt, the failure of any Debt Tender Offer shall not affect the obligations of the Parent Entities and Merger Sub to consummate the transactions contemplated hereby.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted by the stockholders of the Company by the Requisite Company Vote.

(b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger, the Holdco Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity or otherwise be in effect which prohibits or makes illegal consummation of the Merger, the Bank Merger or the Holdco Merger.

7.2 Conditions to Obligations of the Parent Entities and Merger Sub. The obligation of each of the Parent Entities and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 3.2(a), 3.2(b) (with respect to Company Bank) and 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Sections 3.2(a) and 3.2(b) (with respect to Company Bank), such failures to be true and correct as are de minimis) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in Sections 3.1, 3.2(b) (with respect to any material Subsidiary of the Company, other than Company Bank), 3.2(c), 3.3(a), 3.3(b)(i), 3.7, 3.21 and 3.22 (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects (or, if the representation and warranty is qualified by a materiality or Material Adverse Effect qualifier, in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effects.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(c) Regulatory Approvals; Materially Burdensome Regulatory Condition.

All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such Requisite Regulatory Approval shall impose any term or condition that would constitute, either individually or in the aggregate, a Materially Burdensome Regulatory Condition.

(d) Dissenting Stockholders. Holders of not more than 15% of the outstanding Company Common Stock shall have duly exercised their dissenters’ rights under Section 262 of the DGCL.

(e) Bank Merger. All conditions to the consummation of the Bank Merger (other than the consummation of the Merger and the Holdco Merger) shall have been and remain satisfied, or then be capable of satisfaction, and Parent shall be reasonably satisfied that the Bank Merger can occur immediately after the Merger or, if the Holdco Merger is taking place immediately after the Merger, immediately after the Holdco Merger, or at such other time thereafter as Parent may choose.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of the Parent Entities set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

(b) Performance of Obligations of the Parent Entities and Merger Sub. Each of the Parent Entities and Merger Sub shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

(c) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

(a) by the mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b) by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger, the Bank Merger or the Holdco Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, the Bank Merger or the Holdco Merger; provided that if the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, such party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b);

(c) by either Parent or the Company if the Merger shall not have been consummated on or before the fifteenth (15th) month anniversary of the date of this Agreement (the “Termination Date”); provided that if the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein such party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c);

(d) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or any Parent Entity or Merger Sub, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or Section 7.3, in the case of a termination by the Company, and which is not cured within thirty (30) days (or such fewer days as remain prior to the Termination Date) following written notice to the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period;

(e) by either Parent or the Company if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Company Vote shall not have been obtained;

(f) by Parent prior to such time as the Requisite Company Vote is obtained, if (i) the Board of Directors of the Company shall have (A) failed to recommend in the Proxy Statement that the stockholders of the Company adopt this Agreement, (B) effected a Change in Company Recommendation, (C) failed to issue a press release announcing its opposition to an Acquisition Proposal within ten (10) business days after such Acquisition Proposal is publicly announced or (D) submitted this Agreement to the holders of Company Common Stock for approval without a recommendation for approval or (ii) the Company or its Board of Directors has breached its obligations under Section 6.3 or 6.9 in any material respect;

(g) by Parent, if the Federal Reserve Board or the OCC has granted a

Requisite Regulatory Approval but such Requisite Regulatory Approval contains or would result in the imposition of a Materially Burdensome Regulatory Condition and there is no meaningful possibility that such Requisite Regulatory Approval could be revised prior to the Termination Date so as not to contain or result in a Materially Burdensome Regulatory Condition; provided that if (i) Parent does not elect to terminate this Agreement within 60 days following any such termination right arising under this Section 8.1(g) and (ii) Parent has not by the end of such 60 day period waived the Materially Burdensome Regulatory Condition with respect to which such termination right arose, then the Company may terminate this Agreement pursuant to this Section 8.1(g); provided, further, that, if during the 60 day period referred to in the preceding proviso any new material condition or restriction is imposed by a Governmental Entity (regardless of whether such new condition or restriction would itself constitute a Materially Burdensome Regulatory Condition) such 60 day period shall be extended until 60 days after such new condition or restriction was imposed with there being no meaningful possibility that such new condition or restriction would be revised prior to the Termination Date so as not to be a material condition or restriction; or

(h) by either Parent or the Company if the Federal Reserve Board or the OCC shall have requested in writing that the Company, Parent or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f), (g) or (h) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Parent Entities, the Company, any of their respective affiliates or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), this Section 8.2 and Article IX (provided that in such event Section 9.12 shall, for the avoidance of doubt, survive only with respect to the other surviving provisions) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of the Parent Entities, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of this Agreement (which, in the case of the Company, shall include the loss to the holders of Company Stock of the economic benefits of the Merger, including the loss of the premium offered to the holders of Company Common Stock, it being understood that the Company shall be entitled to pursue damages for such losses and to enforce the right to recover such losses on behalf of its stockholders in its sole and absolute discretion, and any amounts received by the Company in connection therewith may be retained by the Company).

(b) In the event that:

(i) (x) prior to the Effective Time and after the date hereof, any person shall have made an Acquisition Proposal, which proposal has been publicly disclosed or made known to management of Company or its stockholders generally, or any person shall have publicly announced or made known to management of Company an intention (whether or not conditional) to make an Acquisition Proposal, (y) thereafter this Agreement is terminated by either party pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained or Section 8.1(e) or by Parent pursuant to Section 8.1(d) and (z) within twelve (12) months after the termination of this Agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above); provided that, for purposes of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”; or

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(f);

then the Company shall pay Parent a fee, in immediately available funds, in the amount of $93,200,000 (the “Termination Fee”) upon, in the case of Section 8.2(b)(i), the earlier of the date it enters into the applicable definitive agreement and the date of the consummation of such transaction, and in the case of Section 8.2(b)(ii), as promptly as practicable after (and in any event within two (2) business days of) the termination of this Agreement. In no event shall the Company be obligated to pay Parent the Termination Fee on more than one occasion.

(c) The Company and Parent acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent Entities would not enter into this Agreement. The amounts payable by the Company pursuant to Section 8.2(b) constitute liquidated damages and not a penalty and, except in the case of fraud or a willful and knowing breach, shall be the sole monetary remedy in a circumstance where the Termination Fee is payable and is paid in full. In the event that the Company fails to pay when due any amounts payable under Section 8.2(b), then the Company shall (i) reimburse Parent for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount and (ii) pay Parent interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.6 and for those other covenants and agreements contained herein and therein which by their terms are to be performed in whole or in part after the Effective Time.

9.2 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, that after adoption of this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable Law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.

9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after adoption of this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4 Expenses. Except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 9.5 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 9.5, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to the Company, to:

EverBank Financial Corp

501 Riverside Avenue

Jacksonville, FL 32202

Attention:	James Hubbard, Executive Vice President, General Counsel and Secretary
Facsimile:	(904) 623-8100
E-mail:	James.Hubbard@EverBank.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	H. Rodgin Cohen
Mark J. Menting
Facsimile:	(212) 291-9028
(212) 291-9099
E-mail:	cohenhr@sullcrom.com
mentingm@sullcrom.com

and

(b) if to any of the Parent Entities or Merger Sub, to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, NY 10017

Attention:	J. Keith Morgan
Facsimile:	(212) 916-4840
E-mail:	Keith.Morgan@tiaa.org

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:	John L. Douglas
William L. Taylor
Facsimile:	(212) 701-5800
E-mail:	john.douglas@davispolk.com
william.taylor@davispolk.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this

Agreement, the “knowledge” of the Company means the knowledge of any of the officers of the Company listed in Section 9.6 of the Company Disclosure Schedule after due inquiry, and the “knowledge” of any Parent Entity means the knowledge of any of the officers of the Parent Entities listed in Section 9.6 of the Parent Disclosure Schedule after due inquiry. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed, (ii) “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (iv) “made available” (and similar expressions) means any document or other information that was (A) delivered by one party or its representatives to the other party or its representatives prior to the date hereof, (B) included in the virtual data room of a party at least two (2) business days prior to the date hereof or (C) in the case of the Company only, filed by the Company with the SEC and publicly available on EDGAR prior to the date hereof, (v) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger, the Bank Merger and the Holdco Merger and (vi) “ordinary course of business” means ordinary course of business consistent with past practice, whether or not the words “consistent with past practice” appear therein. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

9.7 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen

Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Except as otherwise specifically provided in Section 6.6, which is intended to benefit each Company Indemnified Party and his or her heir and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of the risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent, Owner, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto, duly authorized as of the date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Roger Ferguson
Name: Roger Ferguson
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

TCT HOLDINGS, INC.

By:	/s/ Andrew Svarre
Name: Andrew Svarre
Title: Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

DOLPHIN SUB CORPORATION

By:	/s/ A. Roger Marinzoli
Name: A. Roger Marinzoli
Title: President

[Signature Page to Agreement and Plan of Merger]

EVERBANK FINANCIAL CORP

By:	/s/ Robert M. Clements
Name: Robert M. Clements
Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of [●], 2016, is made by and between TIAA-CREF Trust Company, FSB, a federal savings association (“Parent Bank”), and EverBank, a federal savings association (“Company Bank”).

WITNESSETH:

WHEREAS, Parent Bank, a wholly owned subsidiary of TCT Holdings, Inc., a Delaware corporation (“Owner”), is a chartered federal savings association;

WHEREAS, Company Bank, a wholly owned subsidiary of EverBank Financial Corp, a Delaware corporation (the “Company”), is a chartered federal savings association;

WHEREAS, Owner, the Company, Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“Parent”), and Dolphin Sub Corporation, a Delaware corporation and wholly owned subsidiary of Owner (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of August 7, 2016 (as amended from time to time, the “Parent Merger Agreement”), which, subject to the terms and conditions thereof, provides for the merger of Merger Sub with and into the Company (the “Parent Merger”), with the Company as the surviving company in the Parent Merger;

WHEREAS, contingent upon the Parent Merger and, subject to the terms and conditions set forth in the Parent Merger Agreement (including Section 6.11(b) thereof), immediately following the time at which the Parent Merger becomes effective, Owner will merge with and into the Company (the “Holdco Merger”), with the Company as the surviving company in the Holdco Merger;

WHEREAS, contingent upon the Parent Merger and immediately following the time at which the Holdco Merger becomes effective (or, in the event that Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b) of the Parent Merger Agreement, immediately following the time at which the Parent Merger becomes effective), on the terms and subject to the conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of Parent Bank with and into Company Bank, with Company Bank surviving the merger (the “Bank Merger”); and

WHEREAS, the Boards of Directors of Parent Bank and Company Bank have each determined that the Bank Merger is desirable and in the best interests of their respective banks, and have unanimously authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I

BANK MERGER

Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Parent Bank shall be merged with and into Company Bank in accordance with the provisions of

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12 U.S.C. §§ 1828(c) and 1467a(s), and the regulations of the Office of the Comptroller of the Currency (“OCC”). At the Effective Time, the separate existence of Parent Bank shall cease, and Company Bank, as the surviving entity (the “Surviving Bank”), shall continue unaffected and unimpaired by the Bank Merger. All rights, franchises, and interests of Parent Bank in and to every type of property (real, personal, and mixed) and choses in action shall be vested in the Surviving Bank by virtue of such merger without any deed or other transfer. The Surviving Bank, upon the consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Parent Bank or Company Bank at the time of Bank Merger. The Surviving Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of any trust department, of each of the merging banks existing as of the Effective Time. Immediately following the Effective Time, the main office and any branches of the Parent Bank existing as of the Effective Time shall become branches of the Surviving Bank, although the main office of the Parent Bank shall be operated by the Surviving Bank as a non-depository trust office.

Section 1.02 Effective Time. Subject to applicable law, the Bank Merger shall become effective at the date and time specified in the Certificate of Merger to be issued by the OCC. The date and time so specified shall be immediately following the effective time of the Holdco Merger (or, in the event that Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b) of the Parent Merger Agreement, immediately following the time at which the Parent Merger becomes effective) when all of the conditions precedent to the consummation of the Bank Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof (such date and time of the Bank Merger being herein referred to as the “Effective Time”).

Section 1.03 Charter and Bylaws. The charter and bylaws of Company Bank in effect immediately prior to the Effective Time shall be the charter and the bylaws of the Surviving Bank, in each case until amended in accordance with applicable law and the terms thereof, except that references to the name of Parent Bank shall be replaced by “TIAA, FSB”.

Section 1.04 Board of Directors. At the Effective Time, the board of directors of the Surviving Bank shall consist of those persons serving as directors of Parent Bank immediately prior to the Effective Time.

Section 1.05 Officers. At the Effective Time, the officers of the Surviving Bank shall consist of those persons serving as officers of Parent Bank immediately prior to the Effective Time.

Section 1.06 Name and Main Office. The name of the Surviving Bank shall be “TIAA, FSB” and the main office of the Surviving Bank shall be at Jacksonville, Florida.

Section 1.07 Tax Treatment. It is the intention of the parties that the Bank Merger be treated for U.S. federal income tax purposes as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE II

CONSIDERATION

Section 2.01 Effect on Parent Bank Capital Stock. By virtue of the Bank Merger and without any action on the part of the holder of any capital stock of Parent Bank, at the Effective Time, all shares of Parent Bank capital stock issued and outstanding shall be automatically cancelled and retired and shall cease to exist, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.

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Section 2.02 Effect on Company Bank Capital Stock. Each share of Company Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Bank Merger.

ARTICLE III

COVENANTS

Section 3.01 Further Action. During the period from the date of this Agreement and continuing until the Effective Time, subject to the provisions of the Parent Merger Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions to the Bank Merger. The Bank Merger and the respective obligations of each party hereto to consummate the Bank Merger are subject to the fulfillment or written waiver of each of the following conditions prior to the Effective Time:

a.	The approval of the OCC under 12 U.S.C. § 1828(c) and the rules and regulations of the OCC promulgated thereunder with respect to the Bank Merger shall have been obtained and shall be in full force and effect, and all related waiting periods shall have expired; and all other material approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation the Bank Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.

b.	The Parent Merger shall have been consummated in accordance with the terms of the Parent Merger Agreement.

c.	The Holdco Merger shall have been consummated, unless Parent elects not to consummate the Holdco Merger pursuant to Section 6.11(b) of the Parent Merger Agreement.

d.	No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity or otherwise be in effect which prohibits or makes illegal consummation of the Bank Merger.

e.	This Agreement shall have been adopted by the sole stockholder of each of Parent Bank and Company Bank.

ARTICLE V

TERMINATION AND AMENDMENT

Section 5.01 Termination. This Agreement may be terminated at any time prior to the Effective Time by an instrument executed by each of the parties hereto. This Agreement will terminate automatically and without any liability of either party hereto upon the termination of the Parent Merger Agreement.

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Section 5.02 Amendment. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Company Bank, to:

EverBank Financial Corp
501 Riverside Avenue
Jacksonville, FL 32202
Attention:	James Hubbard, Executive Vice President,
General Counsel and Secretary
Facsimile:	(904) 623-8100
E-mail:	James.Hubbard@EverBank.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:	H. Rodgin Cohen
Mark J. Menting
Facsimile:	(212) 291-9028
(212) 291-9099
E-mail:	cohenhr@sullcrom.com
mentingm@sullcrom.com

and

(b) if to any of Parent Bank, to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017
Attention:	Keith Morgan
Andrew Svarre
Facsimile:	(212) 916-4840
E-mail:	keith.morgan@tiaa.org
Asvarre@tiaa.org

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	John L. Douglas
William L. Taylor
Facsimile:	(212) 701-5800
E-mail:	john.douglas@davispolk.com
william.taylor@davispolk.com

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Section 6.02 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.03 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

Section 6.04 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, other than the Parent Merger Agreement.

Section 6.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law, except to the extent that the federal laws of the United States shall be applicable hereto.

Section 6.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto without the prior written consent of the other parties. and any attempted assignment in contravention of this Section 6.06 shall be null and void.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

TIAA-CREF TRUST COMPANY, FSB

By:
Title:

EVERBANK

By:
Title:

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Annex B

FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 7, 2016, by and between Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“Parent”), and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, EverBank Financial Corporation, a Delaware corporation (the “Company”), Parent, TCT Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Owner”), and Dolphin Sub Corporation, a Delaware corporation and a wholly owned Subsidiary of Owner (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration, and (ii) each outstanding share of Series A 6.75% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) will be converted into the right to receive the Preferred Stock Consideration, in each case as specified in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for purposes of this Agreement, in no event shall (a) the Company or any of its controlled Affiliates or (b) any of the portfolio companies in which the Stockholder or its Affiliates have an investment be deemed to be an Affiliate of such Stockholder so long as such portfolio company has not received confidential information regarding the Company, any of its Subsidiaries or the transactions contemplated by the Merger Agreement and is not acting at the direction of or in active coordination with such Stockholder with respect to the Company, any of its Subsidiaries or the transactions contemplated by the Merger Agreement. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means the Stockholder’s Existing Shares, (i) together with any shares of Company Common Stock, Company Preferred Stock or other capital stock of the Company and any shares of Company Common Stock, Company Preferred Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock, Company Preferred Stock or other capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power (ii) less any shares disposed of pursuant to a Permitted Transfer.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means the shares of Company Common Stock and Company Preferred Stock set forth opposite the Stockholder’s name on Schedule 1.A hereto.

“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms; provided, however, that in the event of a dispute as to whether the Merger Agreement has been terminated in accordance with its terms (and such dispute is not resolved by the parties to the Merger Agreement or one of the Chosen Courts prior to the termination hereunder), the Merger Agreement shall be deemed terminated in accordance with its terms on the later of (i) 30 days after any party to the Merger Agreement gives notice of termination to the other parties thereto and such notice is not withdrawn during such 30 day period and (ii) the Termination Date.

“Permitted Transfer” means (a) a Transfer of Covered Shares by the Stockholder to an Affiliate of such Stockholder or a Transfer of Covered Shares by the Stockholder to any other Person that is reasonably acceptable to Parent and, in each case, who complies with clause (y) below or (b) if the Stockholder is an individual, a Transfer of Covered Shares (i) to any member of such Stockholder’s immediate family or to a trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family, (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Laws of intestate succession, or (iii) to any Person as a bona fide gift or gifts, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and prior to the termination of this Agreement, and (y) in the case of both clauses (a) and (b), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.

“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.

“Stockholder Related Parties” means, collectively, the Stockholder’s Affiliates and, in the case of any such Stockholder that is not a natural person, such Stockholder’s and its Affiliates’ respective current, former or future directors, officers, employees, agents, partners, managers, members, stockholders, assignees and representatives.

“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (i) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of the Stockholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

Section 2.01. Agreement To Vote.

(a) The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least two (2) business days prior to the applicable vote; and (C) against any Acquisition Proposal or Superior Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (I) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or Company Bank (other than the Merger, the Bank Merger and the Holdco Merger); (II) a sale, lease or transfer of a material amount of assets of the Company or Company Bank or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or Company Bank; or (III) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.

(b) The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Owner, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(c) The obligations of the Stockholder specified in this Section 2.01 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

Section 2.02. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.03 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

Section 2.03. Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.01 during the term of this Agreement at the Company Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) business days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Stockholder hereby represents and warrants to Parent as follows:

Section 3.01. Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, subject to the Enforceability Exceptions.

Section 3.02. Ownership. Unless Transferred pursuant to a Permitted Transfer, (i) such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws, pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws, pursuant to agreements publicly filed by the Company with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2015, or as set forth on Schedule 1.B. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock and Company Preferred Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Common Stock and Company Preferred Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.

Section 3.03. No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) result in such Stockholder violating any Law applicable to such Stockholder or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any required reports with the SEC.

Section 3.05. Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Owner, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 3.07. Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE 4

OTHER COVENANTS

Section 4.01. Prohibition On Transfers; Other Actions. Until the earlier of (a) the stockholder approval of the Merger and (b) termination of this Agreement in accordance with Section 5.01, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any Certificate representing any of such Stockholder’s Covered Shares. Notwithstanding anything in this Agreement to the contrary, if the Stockholder is an individual or an Affiliate of a Covered Stockholder that is an individual, as applicable, such Stockholder may (w) Transfer any of the Covered Shares for bona fide charitable purposes (including any Transfer to donor advised funds); provided that the aggregate value of the Covered Shares Transferred by the Stockholder pursuant to this clause (w), together with the aggregate value of other shares of Company Common Stock and/or Company Preferred Stock that are Beneficially Owned by the Stockholder or by any Affiliate of the Stockholder and are transferred pursuant to the equivalent of this clause (w) in one or more other voting and support agreements entered into by one or more other Covered Stockholders, shall not in the aggregate exceed $500,000 in any twelve month period, (x) Transfer any of the Covered Shares in connection with the exercise of options and other equity equivalents that, in either such case, would otherwise expire on a “cashless exercise” basis, (y) sell or surrender any of the Covered Shares to pay Taxes in connection with the vesting of any equity-based compensation, and (z) Transfer any of the Covered Shares pursuant to a written trading plan of the Company in effect on the date hereof that is set forth on Schedule 1.C hereto and that is intended to satisfy the requirements of Rule 10b5-1 under the Exchange Act, in the case of each of (w), (x), (y) and (z), without any limitations or restrictions whatsoever, including this Article 4. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Stockholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1.B hereto to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, such Stockholder agrees that there are no terms of any such pledge or security interest that will prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein.

Section 4.02. Stock Dividends, Etc. In the event of any change in the Company Common Stock or Company Preferred Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03. No Solicitation; Support Of Acquisition Proposals.

(a) Subject to the provisions of Section 5.02 of this Agreement, prior to the Expiration Date the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock or Company Preferred Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing. The Stockholder and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.03. Any violation of this Section 4.03 by the Stockholder’s Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.03. The Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of an Acquisition Proposal or any indication to it that any Person is considering making an Acquisition Proposal or any request of such Stockholder for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that such Stockholder has knowledge or reasonably expects to be considering making, or has made, an Acquisition Proposal and to keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request.

(b) For the avoidance of doubt, for the purposes of this Section 4.03, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Stockholder.

Section 4.04. Notice Of Acquisitions. The Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock, Company Preferred Stock, or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

Section 4.05. Matters Regarding Company Preferred Stock. To the extent the Stockholder owns any shares of Company Preferred Stock, such Stockholder hereby (a) acknowledges that holders of Company Preferred Stock, in such capacity, have no right to vote or consent as a separate class in connection with the Merger or the Merger Agreement and (b) consents to the receipt with respect to its shares of Company Preferred Stock of Preferred Stock Consideration provided therefor in the Merger Agreement.

Section 4.06. Further Assurances; Disclosure. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement; provided that, for the avoidance of doubt, this Section 4.06 shall not be interpreted to transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.01(b), Section 4.05 or Article 5. The Stockholder shall also have the right to terminate this Agreement by written notice to Parent as specified below if the terms of the Merger Agreement are amended, modified or waived without the written consent of such Stockholder to change the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement in a manner adverse to such Stockholder; provided that such Stockholder sends notice to Parent of such Stockholder’s election to terminate within five business days after the public announcement of such amendment.

Section 5.02. No Agreement As Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual) in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and no such actions shall be deemed a breach of this Agreement. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement in such capacity. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

Section 5.03. No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 5.04 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 5.04, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, NY 10017

Attention:    J. Keith Morgan

Facsimile:    (212) 916-4840

E-mail:        Keith.Morgan@tiaa.org

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:    John L. Douglas

                    William L. Taylor

Facsimile:    (212) 701-5800

E-mail:        john.douglas@davispolk.com

                     william.taylor@davispolk.com

and

(ii) if to the Stockholder, to the applicable address set forth on Schedule 1.D.

Section 5.05. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed and (ii) the “transactions contemplated by the Merger Agreement” shall include the Merger, the Bank Merger and the Holdco Merger. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Section 5.06. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 5.08. Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.04.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(c).

Section 5.09. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10. Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 5.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.12. Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 5.13 Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, other than the Company which shall be, and hereby is, an express third party beneficiary of this Agreement.

Section 5.14. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.15. Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (i) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Stockholder may be made only against, such Stockholder, (ii) none of the Stockholder Related Parties shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith, and (iii) Parent shall have no rights of recovery in respect of this Agreement against any Stockholder Related Party, whether by or through attempted piercing of the corporate veil, by or through any claim (whether in tort, contract or otherwise) by or on behalf of the Stockholder against any Stockholder Related Party, by the enforcement of any judgment, fine or penalty or by virtue of any statute, regulation or other applicable requirements of Law, or otherwise.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

SCHEDULE 1

A.	OWNERSHIP OF EXISTING SHARES

Stockholder	Number of Existing Shares of Company Common Stock	Number of Existing Shares of Company Preferred Stock
[Stockholder Name]

B.	PLEDGE

[The Stockholder has pledged [●] shares of the Existing Shares of Company Common Stock as security.][None.]

C.	RULE 10B5-1 PLAN

[Rule 10b5-1 Trading Plan between [●] and [●], dated [●].][None.]

D.	NOTICES

[Stockholder Name]

[Address]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

Annex C

[LETTERHEAD OF UBS SECURITIES LLC]

August 7, 2016

EverBank Financial Corp

501 Riverside Avenue, 12th Floor

Jacksonville, FL 32202

Attention: Board of Directors

Dear Members of the Board:

We understand that EverBank Financial Corp, a Delaware corporation (the “Company”), is considering a transaction whereby Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“Parent”), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) by and among Parent, TCT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Owner”), Dolphin Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Owner (“Merger Sub”), and the Company, (i) Merger Sub will merge with the Company and the Company will become a wholly owned subsidiary of Owner (the “Merger”), (ii) immediately following the Merger, Owner will (subject to Parent’s right under Section 6.11(b) of the Agreement to elect not to do so) merge with the Company and the Company will become a wholly owned direct subsidiary of Parent (the “Holdco Merger”) and (iii) immediately following the Holdco Merger (or if Parent elects not consummate the Holdco Merger pursuant to Section 6.11(b) of the Agreement, immediately following the Merger) and subject to the terms and conditions of the Agreement and the bank merger agreement attached as Exhibit A to the Agreement, TIAA-CREF Trust Company, FSB will merge with EverBank (“Company Bank”) with Company Bank as the surviving company in the Bank Merger (the “Bank Merger” and, collectively with the Merger and the Holdco Merger, the “Transaction). Pursuant to the terms of the Agreement each issued and outstanding share of the common stock, par value of $0.01 per share, of the Company (“Company Common Stock”), will be converted into the right to receive $19.50 in cash (the “Consideration”) in the Merger. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Consideration to be received by such holders in the Merger pursuant to the Agreement.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Merger. In the past, UBS and its affiliates have provided investment banking services to the Company and Parent unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including, during the past two years, having provided financial advisory services to the Company in 2015 and having acted as joint bookrunning manager with respect to public offerings of debt securities by the Company in 2015 and having acted as passive joint bookrunning manager with respect to a public offering of debt securities by Parent in 2014. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Parent and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address any other aspect or implication of the Merger or the Agreement, including, without limitation, the relative merits of the Merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company, or the Company’s underlying business decision to effect the Merger or any related transaction. In addition, our opinion does not address any aspect or implication of the Holdco Merger or the Bank Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Merger or any related transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft, dated August 5, 2016, that we have reviewed, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a dividend discount model analysis of the Company in which we analyzed the future dividends of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed a draft, dated August 5, 2016, of the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

In addition, we have not reviewed any individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluations or appraisals. We are not experts in the evaluation of loan, lease, investment or trading portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that the Company’s allowances for losses are adequate to cover such losses. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which the Company is or may be a party or is or may be subject, and this opinion does not consider the potential effects of any such litigation, actions, claims, other contingent liabilities or settlements.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS Securities LLC

UBS SECURITIES LLC

Annex D

SECTION 262 OF THE DGCL

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 8, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:			For	Against	Abstain
1.

To adopt the Agreement and Plan of Merger, dated as of August 7, 2016, by and among the Company, Teachers Insurance and Annuity Association of America, TCT Holdings, Inc. and Dolphin Sub Corporation, as such agreement may be amended from time to time.

			☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to existing agreements or arrangements with the Company.		☐	☐	☐

3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.		☐	☐	☐
NOTE: The Proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting and any postponement or adjournment thereof.
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP #

		JOB #			SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com

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EVERBANK FINANCIAL CORP Special Meeting of Stockholders November 9, 2016 at 9:00 a.m. Local Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Hubbard, Jean-Marc Corredor and Mark Baum, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side  of  this  ballot,  all  of  the  shares  of  Common  Stock  of  EVERBANK  FINANCIAL  CORP  that  the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Local Time on November 9, 2016, at the EverBank Center Auditorium 301 W. Bay Street Jacksonville, FL 32202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side